Letter to Stockholders
Letter to Stockholders

Notice of Fiscal 2024 Annual Meeting of Stockholders and
Proxy Statement
Comtech Telecommunications Corp.
Virtual Webcast
January 13, 2025 at 10:00 a.m. Eastern Time
at www.cesonlineservices.com/comtech2024

To attend the Annual Meeting, you will need to register in advance no later than 10:00 a.m. on January 12, 2025.

See “Proxy Summary” for details on admission procedures to attend the Annual Meeting of Stockholders.

Letter to Stockholders
Letter to Stockholders

November 27, 2024

Dear Stockholders:

I am honored to be writing to you as the new Executive Chairman of Comtech Telecommunications Corp. (“Comtech” or the “Company”).

Comtech has recently made important changes to its governance and executive management which have significantly strengthened our leadership. John Ratigan was appointed as the President and CEO on October 28, 2024. I joined the Board of Directors (the "Board") on October 31st. We reached an amicable resolution with the Investor Group led by Michael Porcelain, Fred Kornberg and Oleg Timoshenko which resulted in our welcoming Michael Hildebrandt to the Board on November 18th and agreeing to add another mutually agreeable director in the future. We announced the appointment of Daniel Gizinski as the President of the Satellite and Space Communications segment on November 19th. And on November 26th, the Board elected me as Executive Chairman to lead both the Board and the executive management team, with Mark Quinlan stepping down as Chairman while remaining on the Board, and Lieutenant General (Retired) Bruce T. Crawford appointed as the Board’s Lead Independent Director.

In the short time I have been with the Company, I have gained an appreciation for the many complex issues and opportunities facing Comtech. I look forward to working closely with the Board, management team, employees throughout the Company as well as other stakeholders to help address the lingering challenges and better position us to capitalize on significant value enhancement opportunities going forward.

On behalf of the Board and management, we cordially invite you to attend Comtech’s Fiscal 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting” or the “Annual Meeting”), scheduled to be held on January 13, 2025, at 10:00 a.m. Eastern Time in a virtual meeting format only, via a live webcast. The Notice of Fiscal 2024 Annual Meeting of Stockholders, Proxy Statement and proxy card are enclosed.

Your Board recommends that you promptly vote “FOR” the election of each of the director nominees named in this proxy statement under Proposal 1 and “FOR” each of Proposals No. 2, 3 and 4 on the enclosed proxy card. It is important that your shares are voted at the Annual Meeting. Whether or not you are able to attend the virtual Annual Meeting, the prompt execution and return of the enclosed proxy card in the envelope provided or submission of your proxy and voting instructions over the Internet or by telephone will assure that your shares are represented at the Annual Meeting. Instructions for voting by mail, via the Internet or by telephone are set forth on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Fiscal 2024 Annual Meeting of Stockholders to be Held on January 13, 2025.
Our Proxy Statement and Fiscal 2024 Annual Report are available at: www.comtech.com.

Sincerely,

Kenneth Traub
Executive Chairman
November 27, 2024

Fiscal 2024 Proxy Statement

NOTICE OF FISCAL 2024 ANNUAL MEETING OF STOCKHOLDERS

Date	January 13, 2025
Time	10:00 a.m. Eastern Time

Virtual Meeting
The fiscal 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting” or the “Annual Meeting”) will be held in a virtual meeting format only. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/comtech2024 by 10:00 a.m. on January 12, 2025. You will be able to attend and participate in the virtual Annual Meeting by visiting www.cesonlineservices.com/comtech2024, where you will be able to listen to the meeting live, submit questions, and vote.

Record Date
Holders of the Company’s common stock, par value $0.10 per share (our “Common Stock”), and our Series B-2 Convertible Preferred Stock, par value $0.10 per share (our “Preferred Stock”) at the close of business on November 20, 2024 are entitled to receive notice of, and vote at the Annual Meeting.

Proxy Voting
It is important that your shares be represented at the Annual Meeting regardless of the number of shares you hold in order that we have a quorum. Whether or not you plan to participate in the Annual Meeting, we hope you will vote as soon as possible so that your voice is heard. We urge you to vote TODAY:

1. By Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card. You will be required to provide the unique control number printed on your proxy card.

2. By Telephone: Depending on how you hold your shares you may also be able to vote by telephone. Please call the phone number indicated on your proxy card at any time and follow the simple instructions provided. You will be required to provide the unique control number printed on your proxy card.

3. By Mail: You can vote your shares by mail by marking, signing, dating and returning the proxy card in the postage-paid return envelope provided.

Submitting a vote by proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. More information on voting by proxy and attending the Annual Meeting can be found in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT
If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor:
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

Fiscal 2024 Proxy Statement

NOTICE OF FISCAL 2024 ANNUAL MEETING OF STOCKHOLDERS

Items of Business
1.To elect the seven directors named in this proxy statement to serve until the fiscal 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
2.To approve, on an advisory basis, the compensation of our Named Executive Officers.
3.To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending July 31, 2025.
4.To approve an amendment to the Company’s 2023 Equity and Incentive Plan (the “2023 Plan”) to increase the number of shares of Common Stock available under the 2023 Plan.

Meeting Details	See “Questions and Answers” for details.

By Order of the Board of Directors, Donald E. Walther Chief Legal Officer and Corporate Secretary November 27, 2024

Fiscal 2024 Proxy Statement

Fiscal 2024 Proxy Statement

Fiscal 2024 Proxy Statement

TABLE OF CONTENTS

Proxy Summary
This summary highlights information contained within this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Stockholders’ Meeting		Meeting Agenda

Date	January 13, 2025.	Election of the seven directors named in this proxy statement to serve until the fiscal 2025 annual meeting of stockholders and until their successors are duly elected and qualified
Time	10:00 a.m. Eastern Time.	Approval, on an advisory basis, of the compensation of our Named Executive Officers
Place	www.cesonlineservices.com/comtech2024
Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025
Record Date	Stockholders holding the Company’s Common Stock or Preferred Stock as of the close of business on November 20, 2024 are entitled to vote.
Approval of an amendment to the Company’s 2023 Equity and Incentive Plan (the “2023 Plan”) to increase the number of shares of Common Stock available under the 2023 Plan.
When are the proxy materials first being sent or given to stockholders?	The Notice of the Annual Meeting, Proxy Statement and proxy card are being mailed starting on or about November 27, 2024.

Fiscal 2024 Proxy Statement

PROXY SUMMARY
Voting Matters and Vote Recommendation

Item	Board recommendation	Reasons for recommendation	More info

1.Election of the seven directors named in this proxy statement to serve until the fiscal 2025 annual meeting of stockholders and until their successors are duly elected and qualified	FOR all director nominees named in this proxy statement
The Board of Directors (or the “Board”) and Nominating and Governance Committee believe that each of the Company's seven (7) director nominees provide the appropriate mix of skills and experience, and diversity of backgrounds to effectively monitor performance, provide oversight, and advise management on the Company’s strategy and are best positioned to serve the interests of all of the Company's stockholders.
Page 89
2.Approval, on an advisory basis, of the compensation of our Named Executive Officers	FOR	Our executive compensation programs demonstrate the continuing evolution of our pay for performance philosophy and reflect the input of stockholders from our extensive outreach efforts.	Page 90
3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025	FOR	The Audit Committee of the Board of Directors believes that the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.	Page 91
4. Approval of an amendment to the 2023 Plan to increase the number of shares of Common Stock available under the 2023 Plan.	FOR	The approval of the amendment to the 2023 Plan will allow us to grant equity-based awards to eligible participants to attract, motivate and retain such participants.	Page 92

How to vote in advance of the Meeting

Internet	Telephone	Mail

Vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined at the website.	Call the toll-free number on your proxy card at any time and follow the recorded instructions.	Sign, date, and return the enclosed proxy card in the postage-paid envelope provided.

Fiscal 2024 Proxy Statement	7

ABOUT THE PROXY STATEMENT
About Us

Comtech Telecommunications Corp. (“Comtech” or the “Company”) is a provider of critical communications infrastructure technology and solutions to customers around the world. Comtech serves two core end-markets: secure satellite and wireless communications via its Satellite and Space Communications segment, and next-generation 911 and public safety via its Terrestrial and Wireless Networks segment. In both cases, Comtech is at the forefront of the technologies that solve extraordinarily complex communications problems – whether it’s a 911 call captured, routed, and data-enhanced to optimize the public safety result in situations where every second matters, or providing communications infrastructure that ensures people, businesses, and governments can connect anywhere on earth, under any conditions – including on the battlefield. The Company believes the demand for more, and better, connectivity is only growing as more devices become connected via the cloud, as growing constellations of communications satellites enable ubiquitous connectivity, and more data is created, shared and acted upon by increasingly powerful tools (including AI). This demand will come from government and commercials customers alike, as both private enterprises and government actors increasingly see the need for, and value of, next-generation communications capabilities.

Fiscal 2024 Proxy Statement	8

ABOUT THE PROXY STATEMENT
Questions and Answers

What is the purpose of the Fiscal 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting” or the “Annual Meeting”)?
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.Proposal No. 1 – Election of the seven (7) directors named in this proxy statement to serve until the fiscal 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and until their successors are duly elected and qualified;

2.Proposal No. 2 – Approval, on an advisory basis, of the compensation of our Named Executive Officers;

3.Proposal No. 3 – Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025; and

4.Proposal No. 4 – Approval of a Plan Amendment (the “Plan Amendment”) to the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “2023 Plan”) to increase the number of shares issuable under the 2023 Plan.
What does our Board of Directors recommend?
The Board of Directors unanimously recommends that you vote by proxy as follows, whether or not you plan to attend the Annual Meeting:

1.Proposal No. 1 – FOR the election of all the director nominees named in this proxy statement: Wendi B. Carpenter, Bruce T. Crawford, Michael J. Hildebrandt, Mark R. Quinlan, John Ratigan, Kenneth Traub and Lawrence J. Waldman to serve as members of the Company’s Board of Directors until the Company’s 2025 Annual Meeting and until their successors are duly elected and qualified;

2.Proposal No. 2 – FOR the proposal to approve, on an advisory basis, the compensation of our Named Executive Officers;

3.Proposal No. 3 – FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025; and

4.Proposal No. 4 – FOR the proposal to approve the Plan Amendment to the 2023 Plan to increase the number of shares issuable under the 2023 Plan.

Fiscal 2024 Proxy Statement	9

ABOUT THE PROXY STATEMENT
How can I attend the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet.

You are entitled to participate in the Annual Meeting only if you were a holder or joint holder of our common stock, par value $0.10 per share (“Common Stock”), or our Series B-2 Convertible Preferred Stock, par value $0.10 per share (“Preferred Stock”), as of the close of business on the record date, November 20, 2024 (the “Record Date”). Stockholders can listen to and participate in the Annual Meeting live via the Internet at www.cesonlineservices.com/comtech2024.

To participate in the virtual Annual Meeting, you must pre-register in advance at www.cesonlineservices.com/comtech2024 prior to the deadline of 10:00 a.m. on January 12, 2025. Please have your proxy card, voting instruction form or other communication containing your control number available and follow the instructions to register for the virtual Annual Meeting. If you do not have your proxy card, you may still pre-register to attend the Annual Meeting, but you will need proof of ownership of our Common Stock or Preferred Stock as of the Record Date during the registration process. Such proof of ownership may include a statement showing your ownership as of the Record Date.

Upon completing the registration process, stockholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting. We encourage you to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on January 13, 2025. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time, on January 13, 2025. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter any technical difficulties accessing the meeting, please refer to the meeting reminder email, which will include technical support contact information, including a telephone number and email address. Technical support will be available beginning at 9:30 a.m., Eastern Time, on January 13, 2025, and will remain available until the meeting has ended.

Registered shareholders (who hold shares issued in their own name and appear on the Comtech share register) who wish to vote at the Annual Meeting may complete and submit the online ballot (available at the Annual Meeting) before the polls close. If you have previously voted by proxy, you do not need to vote by ballot unless you wish to change your vote.

Beneficial owners (who hold their shares through a broker or bank) who wish to vote by ballot at the Annual Meeting must obtain a legal proxy, in PDF or image (gif, jpg, or png) file format, from the broker, bank or other nominee that holds their shares. The legal proxy authorizes the beneficial owner to vote the shares at the Annual Meeting and must be provided with the online ballot (available at the Annual Meeting) before the polls close. Beneficial owners with multiple legal proxies should combine them into one file for uploading purposes during the meeting.

Register at www.cesonlineservices.com/comtech2024	⇒	Enter the control number on your proxy card or voting instruction form and follow the instructions to pre-register	⇒	A confirmation email will be emailed to you followed by a reminder email with instructions for accessing the Annual Meeting

Who is entitled to vote at the Annual Meeting?
Only stockholders as of the close of business on the Record Date for the Annual Meeting, November 20, 2024, are entitled to receive notice of and vote at the Annual Meeting. The Company urges all stockholders to vote their shares in advance of the Annual Meeting, whether or not they plan to attend online.

Fiscal 2024 Proxy Statement	10

ABOUT THE PROXY STATEMENT
How many shares are outstanding? What constitutes a quorum?

At the close of business on November 20, 2024, the Record Date for the Annual Meeting, 29,124,704 shares of Common Stock were issued and outstanding and eligible to vote at the Annual Meeting and 175,264 shares of Preferred Stock were issued and outstanding and eligible to cast 23,617,369 votes at the Annual Meeting, which number is equal to the number of whole shares of Common Stock into which the holders’ shares of Preferred Stock could be converted on the Record Date, as if the shares of Preferred Stock were convertible on the Record Date. Holders of Preferred Stock are entitled to vote with the holders of our Common Stock as a single class on all of the proposals that will be submitted to stockholders at the Annual Meeting, subject to the limitations in the Voting Agreements (as defined herein) (please see below “What are the voting rights of stockholders? How many votes do I have?” for more information).

Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Third Amended and Restated By-Laws (the “By-Laws”), holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as “Abstain,” and broker non-votes, will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum is present.
What are the voting rights of stockholders? How many votes do I have?

Holders of our Common Stock are entitled to one vote per share owned on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. Holders of our Preferred Stock are entitled to vote with the holders of our Common Stock as a single class on all of the proposals that will be submitted to stockholders at the Annual Meeting. For the purpose of voting on the proposals at the Annual Meeting, holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the holder’s shares of Preferred Stock could be converted on the Record Date, as if the shares of Preferred Stock were convertible on the Record Date.

As previously reported, the Company entered into voting agreements (the “Voting Agreements”) with Magnetar Capital LLC (“Magnetar”) and White Hat Capital Partners LP (“White Hat”) and certain affiliated funds (defined below as the “Strategic Investors”), pursuant to which the Strategic Investors agreed, among other things, subject to certain qualifications and exceptions, to vote their shares of Preferred Stock (as defined herein) or shares issued upon conversion of the Preferred Stock that exceed, in the case of Magnetar, 16.5% of the Company’s outstanding voting power and, in the case of White Hat, 3.4999% of the Company’s outstanding voting power, in the same proportion as the vote of all holders (excluding the Strategic Investors) of the Preferred Stock or the Common Stock, as applicable.

In addition, pursuant to the Cooperation Agreement entered into with the Investor Group (as defined below) described above, each member of the Investor Group will vote all shares of Common Stock of the Company beneficially owned by such member in accordance with the Board’s recommendations with respect to all proposals submitted to stockholders at the 2024 Annual Meeting other than in the event that Institutional Shareholder Services, Inc. makes a voting recommendation that differs from the voting recommendation of the Board. For more information on the Cooperation Agreement, please see below under “Certain Relationships and Related Transactions.”

Cumulative voting is not permitted in the election of directors.
Why am I receiving this proxy statement?

We are sending this proxy statement to you because Comtech’s Board of Directors is soliciting your vote with respect to the Annual Meeting scheduled to be held virtually at 10:00 a.m., Eastern Time, on January 13, 2025. The proxy statement summarizes information you need to vote your shares. Even if you plan to attend the Annual Meeting webcast, your Board strongly recommends that you vote your shares by proxy in advance, to ensure that they are represented at the Annual Meeting.

Fiscal 2024 Proxy Statement	11

ABOUT THE PROXY STATEMENT
What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated John Ratigan, Chief Executive Officer (“CEO”) of Comtech, and Donald E. Walther, Chief Legal Officer (“CLO”) and Corporate Secretary of Comtech, as the Company’s proxies for the Annual Meeting. Even if you plan to attend the Annual Meeting webcast, your Board strongly recommends that you vote your shares in advance by proxy, to ensure that they are represented at the Annual Meeting.
What if I have shares registered in my name AND also have shares in a brokerage account? How do I vote my shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will provide you instructions on how to vote those shares on the enclosed voting instruction form. For more information, please see “How can I attend the Annual Meeting?”
How do stockholders vote?

If your shares are held directly in your name, you may vote your shares by proxy in advance of the Annual Meeting by mail or by using the control number included on your proxy card to vote via the Internet or by telephone, as detailed below. If you are the beneficial owner of shares held in “street name,” please follow the instructions on the voting instruction form or email provided by your broker, bank or other nominee in order to be able to vote your shares.

Whether or not you plan to participate in the Annual Meeting, we urge you to vote by doing one of the following:

Vote via the Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card. You will be required to provide the unique control number printed on your proxy card. If you received your proxy materials by email, you may vote by simply clicking the “VOTE NOW” button in the accompanying email.
Vote by Telephone: Depending on how you hold your shares, you may be able to vote your shares by telephone. Please call the phone number indicated on your proxy card at any time and follow the simple instructions. You will be required to provide the unique control number printed on your proxy card.
Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided

Stockholders may also vote by ballot while attending the virtual Annual Meeting. For more information on how to attend the Annual Meeting, please see “How can I attend the Annual Meeting?” However, we still encourage all stockholders to vote their shares in advance of the Annual Meeting, in case they are unable to attend the Annual Meeting for any reason.

Your vote is very important. If you have any questions about how to vote your Comtech shares, require any assistance voting your shares, or need additional copies of the proxy materials, please contact Comtech’s proxy solicitor, (please see below “Who can help answer any other questions I may have?”.)
Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

Fiscal 2024 Proxy Statement	12

ABOUT THE PROXY STATEMENT
If a stockholder submits a proxy, how are the shares voted?

Proxies received by us will be voted at the Annual Meeting in accordance with the instructions submitted by you using the proxy card.

If you sign and return your proxy card, but do not give voting instructions, your shares will be voted by the persons named as proxies on your proxy card on each matter in accordance with the recommendation of the Board of Directors or, if no recommendation is made by the Board of Directors, in the discretion of the proxies. You may mark instructions with respect to any or all of the nominees named in Proposal No. 1.

Under the rules that govern brokers, banks and other nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), such holders generally have discretionary authority to vote such shares on “routine” matters, but not on other matters (“non-routine”). Accordingly, brokers, banks and other nominees will not have discretionary authority to vote the shares held in such accounts on the following matters at the 2024 Annual Meeting:

a.Proposal No. 1 – The election of the seven director nominees named in this proxy statement to serve as members of the Company’s Board of Directors until the Company’s 2025 Annual Meeting and until their successors are duly elected and qualified;
b.Proposal No. 2 – The approval, on an advisory basis, of the compensation of our Named Executive Officers;
c.Proposal No. 4 – The approval of the Plan Amendment to the 2023 Plan to increase the number of shares issuable under the 2023 Plan.

Since the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year (Proposal No. 3) is a matter that is considered “routine,” your broker, bank or other nominee will have discretionary voting authority with respect to Proposal No. 3 pursuant to applicable rules governing brokers and nominees.

Our Board is not aware of any matters that are expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies on the enclosed proxy card.

Can I change or revoke my proxy?

Yes. You may change any vote by proxy or revoke a proxy before it is exercised by submitting a duly executed later-dated proxy by mail, telephone or via the Internet or by participating in the virtual Annual Meeting and voting by ballot. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions with respect to such shares. Participation in the Annual Meeting will not by itself constitute revocation of a proxy; you must vote your shares at the Annual Meeting to revoke a previously-given proxy.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on your proxy card “FOR” all of the director nominees named under Proposal No. 1, and “FOR” each of Proposals No. 2, 3 and 4.

Are stockholders entitled to dissenters’ rights of appraisal in connection with any proposals?

No. Under the Delaware General Corporation Law and our Restated Certificate of Incorporation, as amended, and our By-Laws, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Fiscal 2024 Proxy Statement	13

ABOUT THE PROXY STATEMENT
What vote is required to approve each item on the Annual Meeting agenda?

Proposal No. 1: Election of seven directors to serve until the 2025 Annual Meeting and until their successors are duly elected and qualified
Election of seven directors to serve until the 2025 Annual Meeting and until their successors are duly elected and qualified. Pursuant to our By-Laws, directors will be elected at the Annual Meeting using a majority of votes cast standard. You may vote “For,” “Against” or “Abstain” with respect to each nominee for election under this proposal. Abstentions and broker non-votes are not considered votes cast on this proposal and will have no effect on the outcome of the vote on the election of a director.

Proposal No. 2: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the effect of votes against the proposal, and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: Ratification of the Selection of Independent Registered Accounting Firm. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the effect of votes against the proposal. Since this proposal is a matter that is considered “routine,” your broker, bank or other nominee will have discretionary voting authority with respect to Proposal No. 3 pursuant to applicable rules governing brokers, banks and other nominees and we do not expect any broker non-votes with respect to this proposal.

Proposal No. 4: Approval of the Plan Amendment to the 2023 Plan to increase the number of shares issuable under the 2023 Plan. The approval of the Plan Amendment will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon. You may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions will have the effect of votes against the proposal, and broker non-votes will have no effect on the outcome of the vote on this proposal.

Other Matters. Approval of any other matter that comes before the Annual Meeting generally will require the affirmative vote of a majority of the shares of capital stock of the Company present in person or represented by proxy at the meeting and voting thereon, although a different number of affirmative votes may be required depending on the nature of such matter. However, the Board is not aware of any other matters to be properly brought before the Annual Meeting.

Pursuant to our Corporate Governance Guidelines, any of our director nominees who is not reelected is required to tender his or her resignation to the Board following certification of the stockholder vote. The Nominating and Governance Committee will consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board will act on the recommendation and publicly disclose its decision following the certification of the election results.

May I submit questions at the Annual Meeting?

Yes. We expect that members of the Board and management, as well as representatives of our independent registered public accounting firm, will attend the Annual Meeting and be available to answer stockholder questions. Questions submitted during the meeting pertinent to meeting matters will be answered during the meeting, subject to time constraints. This question-and-answer session will be conducted in accordance with certain rules of conduct that will be made available at the Annual Meeting.

Fiscal 2024 Proxy Statement	14

ABOUT THE PROXY STATEMENT
Only holders of our Common Stock and Preferred Stock at the close of business on the record date will be permitted to ask questions during the Annual Meeting. You may log into the virtual meeting platform at www.cesonlineservices.com/comtech2024 beginning at 9:30 a.m., Eastern Time, on January 13, 2025, and enter your questions 30 minutes before and during the Annual Meeting in the field provided.

Where can I find the voting results of the Annual Meeting?

We intend to file a Current Report on Form 8-K with the SEC to report voting results within four business days after the Annual Meeting.

What should I do if I receive more than one proxy card from the Company?

If you hold your shares in multiple accounts or in both registered and street name, you will receive a proxy card for each account. Please execute and return each proxy card for each such account or, if you choose to vote by telephone or by Internet, please vote using each such proxy card you receive. Only your latest dated proxy for each account will be voted.

For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian, or other representative, please print your full name and title on the proxy card.

If you have any questions or require any assistance with voting your shares, please contact Comtech’s proxy solicitor (see below, “Who can help answer any other questions I may have?”)

What is a broker non-vote?

A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner submits a proxy on behalf of a beneficial owner for a stockholder meeting but does not vote on a particular proposal because the broker, bank, or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The New York Stock Exchange (the “NYSE”) rules applicable to brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Global Market) determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you (known as “discretionary voting authority”). Under applicable rules that govern brokers, banks and other nominees who are voting with respect to shares held in street name, brokers, banks and other nominees ordinarily have discretionary voting authority to vote on “routine” matters, but not on “non-routine” matters.

The proposal to ratify the appointment of an independent registered public accounting firm is considered a discretionary matter and, therefore, your broker, bank, or other nominee will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. Brokers, banks and other nominees will have discretionary voting authority to vote the shares held in such accounts at the Annual Meeting on Proposal No. 3 to ratify the selection of Deloitte & Touche LLP.

What happens if I return a proxy card but give voting instructions for less than seven candidates?

If you vote “FOR” fewer than seven nominees on Proposal No. 1 on your proxy card, your shares will only be voted “FOR” those nominees you have so marked.

Who is the inspector of election?

First Coast Results, Inc., an independent third party, will act as the independent inspector of election and certify the votes.

Fiscal 2024 Proxy Statement	15

ABOUT THE PROXY STATEMENT
Will my shares be voted if I do nothing?

If you are a stockholder of record and do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a beneficial holder, applicable SEC and stock exchange regulations limit the matters your broker, bank or other nominee holder may vote on without having been instructed to do so by you, including the election of directors (Proposal No. 1) and compensation matters (Proposal Nos. 2 and 4). The ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm for fiscal 2024 (Proposal No. 3) is considered “routine” under applicable stock exchange rules and is the only proposal on this year’s annual meeting agenda with respect to which your broker can vote your shares absent your instructions. For more information, please see “What is a broker non-vote?”

Who can help answer any other question I may have?

Your vote is important. If you have any questions about how to vote your Comtech shares, require any assistance voting your shares, or need additional copies of the proxy materials, please contact Comtech’s proxy solicitor:

Innisfree M&A Incorporated
Stockholders in the U.S. and Canada May Call Toll-Free: (877) 800-5195
From Other Locations Please Call: +1 (412) 232-3651
Banks and Brokers May Call Collect: (212) 750-5833

Fiscal 2024 Proxy Statement	16

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Strategic Investment

On October 18, 2021, the Company entered into a Subscription Agreement with affiliates of White Hat Capital Partners LP, an investment firm focused on sustainable value creation in technology companies serving mission-critical applications, and Magnetar Capital LLC, a leading alternative investment manager with approximately $13.8 billion of assets under management at that time (collectively, the “Strategic Investors”), pursuant to which the Company sold 100,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) to the Strategic Investors for an aggregate purchase price of $100 million. During fiscal year 2024, the Strategic Investors provided additional funding to the Company in an aggregate amount of $45 million, agreed to changes to the rights and preferences of the preferred stock of the Company held by the Strategic Investors effected through certain exchanges, and, in fiscal 2025, entered into a subordinated unsecured term loan facility with the Company in the aggregate principal amount of $25 million. As a result of and in connection with these transactions and amendments to the rights and preferences of the preferred stock of the Company held by the Strategic Investors, as of the Record Date, the Strategic Investors hold 175,263.58 shares of Series B-2 Convertible Preferred Stock (the “Preferred Stock”).

Pursuant to the Certificate of Designations governing the Preferred Stock, as long as the Strategic Investors own beneficially and of record an amount of Preferred Stock with an aggregate liquidation preference equal to at least $25 million, including any shares of Preferred Stock previously held that were subsequently converted into shares of Common Stock, the Strategic Investors representing at least a majority of the outstanding shares of Preferred Stock will have the right to nominate one person for election to serve on the Board (the “Investor Nominee”). In addition, so long as such condition is met, the Investor Nominee may only be removed by written consent of the Strategic Investors, and any subsequent vacancy in the office of the Investor Nominee (other than vacancies before the initial election and designation of the Investor Nominee) shall only be filled by the written consent of the Strategic Investors and the Company shall cause such Investor Nominee to fill such resulting vacancy.

Comtech, White Hat and Magnetar jointly agreed to appoint Mark R. Quinlan as the Investor Nominee to the Company’s Board. Mr. Quinlan assumed his role as a director on January 3, 2022.
Table of Principal Stockholders

This table provides the number of shares beneficially owned by principal stockholders who the Company believes beneficially own more than five percent of our outstanding Common Stock or Preferred Stock, as of the date stated in the below footnotes.
The information in this table is based upon the latest filings of Form 13-F or Schedule 13G or 13G/A as filed by the respective stockholder with the SEC or upon information provided to us by the applicable stockholder.

We calculate the stockholder’s percentage of the outstanding class assuming the stockholder beneficially owned that number of shares on November 20, 2024.
Unless otherwise indicated below, the stockholder had sole voting and sole dispositive power over the shares.

Fiscal 2024 Proxy Statement	17

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Voting Power (1)
Common Stock
	Needham Asset Management LLC (2)	1,502,500	5.2%	2.8%
	250 Park Avenue 10th Floor
	New York, NY 10117-1099
Preferred Stock
	Magnetar Financial LLC (3) (4)	144,346	82.4%	36.9%
	1603 Orrington Avenue, 13th Floor
	Evanston, IL 60201

	Affiliates of White Hat Capital Partners LP (3) (5)	30,918	17.6%	7.9%
	520 Madison Avenue, 33rd Floor
	New York, NY 10022
(1)The percentage of beneficial ownership is based on 29,124,704 outstanding shares of Common Stock and 175,264 shares of Preferred Stock as of November 20, 2024. The number of shares of Preferred Stock, if convertible to Common Stock, would represent 23,617,369 shares of Common Stock as of November 20, 2024 and are entitled to that number of votes in the aggregate. The percentage of voting power reflects the number of votes held as of November 20, 2024 on all matters submitted to a vote of our stockholders at the Annual Meeting.
(2)The information is based upon a Form 13G filed by Needham Asset Management LLC with the SEC, reporting beneficial ownership as of September 30, 2024. Of the shares reported in the table as beneficially owned, Needham Asset Management LLC had sole voting power over all of the shares and sole dispositive power over all of the shares.
(3)Affiliates of Magnetar Financial LLC ("Magnetar Financial") and an affiliate of White Hat Capital Partners LP (i) hold 144,346 and 30,918 shares of Preferred Stock, respectively, which, on an as-converted basis, represents 19,451,124 and 4,166,245 shares of Common Stock, respectively, as of the Record Date subject to adjustments as provided in the Certificate of Designations for the shares of Preferred Stock.
(4)Magnetar Financial shares voting and dispositive power with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz with regard to the reported shares. These shares are held for Magnetar Structured Credit Fund, LP, Magnetar Longhorn Fund LP, Purpose Alternative Credit Fund - F LLC, Purpose Alternative Credit Fund - T LLC, Magnetar Lake Credit Fund LLC, Magnetar Alpha Star Fund LLC and Magnetar Capital Fund II LP (the “Magnetar Funds”). The 144,346 shares of Preferred Stock currently outstanding are held as follows: Magnetar Lake Credit Fund LLC, 51,221 shares; Magnetar Structured Credit Fund LP, 39,638 shares; Purpose Alternative Credit Fund - F LLC, 22,784 shares; Magnetar Longhorn Fund LP, 12,930 shares; Magnetar Alpha Star Fund LLC, 13,122; Purpose Alternative Credit Fund - T LLC, 3,607 shares and Magnetar Capital Fund II LP, 1,044. Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the Common Stock held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is David J. Snyderman. The address of the principal business office of each of Magnetar Financial, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. Magnetar disclaims beneficial ownership of any shares of Common Stock issuable upon conversion of the Preferred Stock to the extent that upon such conversion the number of shares beneficially owned by all reporting persons hereunder, in the aggregate, would exceed the Ownership Cap.
(5)The securities reported herein are held by White Hat Strategic Partners LP and White Hat Strategic Partners II LP. In addition to their shares of Preferred Stock, White Hat Strategic Partners LP and White Hat Strategic Partners II LP hold an aggregate amount of 347,639 shares of Common Stock, and the aggregate voting power of its shares of Preferred Stock and Common Stock held as of the Record Date is 8.6%, subject to the limitations in the Voting Agreements (please see “Questions and Answers - What are the voting rights of stockholders? How many votes do I have?”). White Hat Capital Partners LP serves as the Investment Manager of White Hat Strategic Partners LP and White Hat Strategic Partners II LP. White Hat Capital Partners GP LLC is the General Partner of White Hat Capital Partners LP. Mark R. Quinlan and David Chanley serve as Managing Members of White Hat Capital Partners GP LLC. White Hat Strategic Partners LP, White Hat Strategic Partners II LP, White Hat Capital Partners GP LLC, Mr. Quinlan and Mr. Chanley each disclaim any beneficial ownership of these securities.

Fiscal 2024 Proxy Statement	18

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Table of Shares Beneficially Owned by Directors and Named Executive Officers

The table below shows the beneficial ownership of our Common Stock of each of our directors, our Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer, the three highest paid executive officers, other than our Chief Executive Officer or our Chief Financial Officer, serving at the end of our fiscal year (collectively, the “Named Executive Officers” or “NEOs”) and all current and former directors and executive officers as a group, as of November 20, 2024. Kenneth Traub was serving as a director as of November 20,2024, and so he is presented as a non-employee director in the table below. Mr. Traub was appointed the Company’s Executive Chairman on November 26, 2024.
Unless otherwise indicated, our directors and executive officers had sole voting and sole dispositive power over their shares.

Name	Shares of Common Stock Beneficially Owned on November 20, 2024**	Percent of Class

Non-employee Directors (listed alphabetically):
Wendi B. Carpenter	30,931	*
Judy Chambers	27,322	*
Bruce T. Crawford	16,236	*
Michael J. Hildebrandt	—	*
Mark R. Quinlan	26,425	*
Yacov A. Shamash	72,993	*
Kenneth Traub	26,234	*
Lawrence J. Waldman	71,761	*

Named Executive Officers:
John Ratigan	18,030	*
Michael A. Bondi	139,792	*
Maria Hedden	51,638	*
Donald E. Walther	25,028	*
Jeffery P. Robertson	23,511	*
Ken A. Peterman	57,641	*

All current and former directors and executive officers as a group (15 persons)	608,596	2.1%
______________________
*Less than one percent
** Includes: (i) 25,824 restricted stock units held by Ms. Carpenter, 27,322 restricted stock units held by Ms. Chambers, 16,236 restricted stock units held by Bruce Crawford, 25,824 restricted stock units held by Mr. Quinlan, 40,058 restricted stock units held by Mr. Shamash, and 40,326 restricted stock units held by Mr. Waldman; (ii) the following shares of our Common Stock underlying stock options with respect to which such persons have the right to acquire beneficial ownership within 60 days from November 20, 2024: Mr. Shamash and Mr. Waldman each held 12,000 shares; and Mr. Bondi 14,870 shares, and 601 shares of restricted stock units vesting within 60 days from November 20, 2024 for each of Ms. Carpenter and Mr. Quinlan; and all current directors and executive officers as a group 61,126 shares. We calculated the percentage of the outstanding class beneficially owned by each person and by the group treating their shares subject to this right to acquire within 60 days as outstanding.

Fiscal 2024 Proxy Statement	19

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Delinquent Section 16(a) Reports

During fiscal 2024, we believe our directors, executive officers, and holders of more than 10% of our Common Stock and Preferred Stock complied with all applicable Section 16(a) filing requirements, except one Form 4 filed late (for Michael Bondi, who served as our CFO and an executive officer during fiscal 2024) due to an administrative matter with the filing.

Fiscal 2024 Proxy Statement	20

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers

Name	Principal Occupation	Age	Served As Director Since
Directors nominated by the Company/Board for election at 2024 Annual Meeting:
Wendi B. Carpenter	Founder and Principal of Gold Star Strategies LLC	68	2022
Bruce T. Crawford	Lieutenant General (Retired)	61	2023
Michael J. Hildebrandt	Senior Investment Professional, Freshford Capital	52	2024
Mark R. Quinlan	Co-Founder and Managing Partner of White Hat Capital Partners	52	2022
John Ratigan	President and CEO of Comtech	64	2024
Kenneth Traub	Executive Chairman of Comtech	63	2024
Lawrence J. Waldman	Non-Executive Chairman of the Board of CVD Equipment Corporation	78	2015
Directors not standing for re-election at the 2024 Annual Meeting:
Yacov Shamash	Professor of Electrical and Computer Engineering at Stony Brook University	74	2016
Judy Chambers	Managing Principal and a Member of the Board of Meketa Investment Group	53	2021

Executive Officers:
Michael A. Bondi	Chief Financial Officer	51	-
Daniel Gizinski	President, Satellite and Space Communications Segment	36	-
Donald E. Walther	Chief Legal Officer and Corporate Secretary	56	-
Jeffery P. Robertson	President, Terrestrial and Wireless Networks Segment	64	-

Fiscal 2024 Proxy Statement	21

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business. Comtech's Board Skills and Diversity Matrix for Continuing Directors is shown below as of November 20, 2024:

Continuing Directors	Wendi B. Carpenter	Bruce T. Crawford	Michael J. Hildebrandt	Mark R. Quinlan	John Ratigan	Kenneth Traub	Lawrence J. Waldman
Knowledge, Skills and Experience
Audit							✓
Capital Markets/M&A	✓		✓	✓		✓	✓
Corporate Governance and Public Company Board Experience	✓	✓		✓		✓	✓
Executive Experience	✓	✓		✓	✓	✓	✓
Financial and Accounting			✓	✓		✓	✓
Innovation/Technology/Cybersecurity	✓	✓		✓	✓	✓	✓
Legal/Regulatory					✓	✓	✓
Operational Execution and Efficiency	✓	✓			✓	✓	✓
Risk Management	✓	✓	✓	✓	✓	✓	✓
Strategic Planning/Oversight	✓	✓	✓	✓	✓	✓	✓
Talent Management/Compensation	✓			✓		✓	✓
Transformation Strategy					✓	✓
Wireless/Telecomm Industry
•Satellite and Space Communications	✓	✓		✓	✓		✓
•Terrestrial and Wireless Networks		✓		✓	✓	✓	✓

Race/Ethnicity
African American		✓
Asian/Pacific Islander
White/Caucasian	✓		✓	✓	✓	✓	✓
Hispanic/Latino
Gender
Male		✓	✓	✓	✓	✓	✓
Female	✓
Board Tenure
Years	2	1	–	2	–	–	9
Key metrics of our Continuing Directors are as follows:

Fiscal 2024 Proxy Statement	22

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Our Nominees’ Biographies and Director Qualifications

Kenneth (Ken) H. Traub Executive Chairman

Key Qualifications
Mr. Traub is a visionary and transformational corporate leader with a successful track record of building sustainable shareholder value. Mr. Traub has over 30 years of experience as a Chairman, CEO, director and active investor with a demonstrated record of accomplishment in driving strategic, financial, operational and governance improvements. Mr. Traub is adept at managing business challenges, executing turnarounds, optimizing capital allocation, driving operational improvements, implementing M&A and other strategic initiatives and capitalizing on strategic growth opportunities.

Committee Membership:
•None

Director Since: 2024

Age: 63

Current Public Company Boards:
•Tidewater, Inc. (NYSE: TDW) (since 2018)
•Nano Dimension Ltd. (Nasdaq: NNDM) (since 2024)
•Edgio, Inc. (OTC: EGIOQ) (since 2023)
Prior Notable Boards:
•DSP Group, Inc. (Chairman)
•MRV Communications (Chairman)
•Intermolecular (Chairman)
•Vitesse Semiconductor, Inc.
•Xyratex Ltd
•MIPS Technologies, Inc.
•Phoenix Technologies, Inc.
•Gulfmark, Inc.
•iPass, Inc.
•Immersion Corporation
•IDW Media Holdings
•Athersys, Inc.
•A.M. Castle & Co.
•American Rare Earths Limited
•Young Presidents Organization (YPO) - Chapter Chair
Education:
•B.A. in Psychology, Emory College
•MBA, Harvard Business School

Select Skills
•Transformation Leadership: Mr. Traub is a proven transformational leader. He drives strategic, financial, operational and governance improvements to help companies overcome business challenges and capitalize on value enhancing opportunities.

•Visionary Leadership: Mr. Traub inspires organizations to see the big picture which enables teams to address the day-to-day issues with a purpose and work collaboratively toward shared long-term goals.

•Operational Discipline: Mr. Traub leads with a focus on key priorities and attention to the details necessary to instill operational discipline throughout the organization.

Professional Highlights
Delta Value Advisors – a strategic consulting and investment advisory firm specializing in corporate governance and turnaround management
•Managing Partner (since 2019)

Raging Capital – a registered investment firm
•Managing Partner (2015-2019)

Ethos Management LLC – a private consulting firm specializing in turnaround management
•President and CEO (2009-2015)

JDS Uniphase Corp. – a manufacturer of optical communications network and broadband communications products which acquired American Bank Note Holographics ("ABNH")
•VP (2008-2009) (Managed the transition and integration of ABNH)

American Bank Note Holographics, Inc. – Leading global supplier of optical security devices
•President and CEO (1999-2008)
•Managed the extensive turnaround, rebuilding and acquisition resulting in over 1000% increase in shareholder value.

Voxware, Inc. – a pioneer in Voice over Internet Protocol communication technologies
•Co-Founder, Executive Vice President and CFO (1995-1998)

Trans-Resources, Inc. - Diversified multi-national holding company and acquisition vehicle
•Assistant to the Chairman and Vice President (1989-1995)

Fiscal 2024 Proxy Statement	23

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Rear Admiral (Ret.) Wendi B. Carpenter Independent Director

Key Qualifications
Ms. Carpenter is a forward-thinking senior executive with global experience who has led a broad range of complex, cross-functional organizations in the commercial, military, government and nonprofit sectors. With her distinguished career holding leadership positions in the U.S. Navy, she brings to the Board extensive experience working with federal agencies and a deep understanding of their technology procurement processes. She spearheaded the systems development and deployment of cutting-edge technology innovations (unmanned air, surface and sub-face vehicles, satellites, cloud cyber and simulation capabilities), which enhances the Board’s oversight of Comtech’s R&D capital allocation and strategic growth initiatives. Ms. Carpenter was appointed to the Board as part of the cooperation agreement with Outerbridge Capital Management, LLC in 2021.

Committee Membership:
•Compensation
•Nominating and Governance
•Technology, Innovation & Cyber

Director Since: 2022

Age: 68

Current Public Company Boards:
•None
Other Notable Boards / Affiliations:
•Navy Seapower for Education
•Affordable Housing Advisory Council, Federal Home Loan Bank of Atlanta
•World Maritime Organization
Education:
•A.A. in Liberal Arts and Sciences, Darton College
•B.S. in Psychology, University of Georgia
•National Security Policy Studies, U.S. Naval War College
•M.A. in International Relations, Salve Regina University

Select Skills
•Innovation / Technology / Cybersecurity: Ms. Carpenter’s technology expertise is exemplified by her role as the "Navy's Innovator" during her tenure as Commander of the Navy Warfare Development Command, where she directly managed a $75 M budget and oversaw the R&D program, building strong partnerships with NASA, the Navy Research Lab and major university labs to take transformative technology innovations from concept to manufacture.

•Operational Execution and Efficiency: Highlighted by her commanding roles in worldwide maritime and air operations, Ms. Carpenter’s assignments have included logistics management at the Navy Pentagon, facilities management and the training of joint forces. Ms. Carpenter was responsible for overseeing training and preparedness of 200,000 personnel and 180 Navy ships across world-wide operations. Recognized for her work with Women in Aviation International, Women in Sea Services Organization and the U.S. Institute of Peace, she served as the advisor to the Navy Chief and Vice Chief of Naval Operations on roadmaps and strategies for women and minority recruitment, retention and career opportunity.

•Risk Management: Ms. Carpenter acquired deep experience in cyber and associated risk mitigation strategies during her time overseeing and executing U.S. Navy planning and preparedness scenarios, including the development the Navy’s Strategic Plan focused on regional and global risk assessment and asset allocation

Professional Highlights
Gold Star Strategies LLC – a consulting firm specializing in governance, strategic planning and business development
•Founder and Principal (since 2012)

SUNY Maritime College – a maritime school, preparing students for careers in both the maritime industry and the military
•Special Envoy (Legislative and Regulatory policy) for Maritime Matters (2011–2013)
•President (CEO) and U.S. Maritime Service Appointment (2011–2013)

Navy Warfare Development Command
•Rear Admiral; Commander (CEO) NWDC (2000–2011)

U.S. Navy
•Deputy and Area Air Defense Commander, U.S. Second Fleet (COO) and U.S. Navy Rear Admiral (2006 -2008)
•Deputy Region Commander Southeast Region (COO) and U.S. Navy Rear Admiral (2004-2005)

U.S. Joint Forces Command
•Vice Commander and U.S. Navy Rear Admiral (2004–2006)

Fiscal 2024 Proxy Statement	24

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Lieutenant General (Ret.) Bruce T. Crawford Lead Independent Director

Key Qualifications
Mr. Crawford brings nearly forty years of leadership experience in national security, digital transformation and cybersecurity. Throughout his career, he has held strategic and operational leadership roles across multiple global regions, including Europe, the Pacific and Southwest Asia, developing a deep understanding of the rapidly changing global technology and cybersecurity landscape. Having overseen key information technology functions with the U.S. Army and commercial operations, he provides valuable insights related to the evolving priorities of both government and commercial customers as well as their procurement and budgeting processes, enhancing the Board’s oversight of Comtech’s growth, marketing and corporate development priorities. Mr. Crawford served on multiple boards, acquiring additional expertise in leading corporate governance practices.

Committee Membership:
•Nominating and Governance
•Technology, Innovation & Cyber (Chair)

Director Since: 2023

Age: 61

Current Public Company Boards:
•None
Other Notable Boards / Affiliations:
•Association of the U.S. Army and Armed Forces Communications Electronics Association (AFCEA)
•The George C. Marshall International Center
Education:
•B.S. in Electrical Engineering, South Carolina State University
•M.A. in Administration, Central Michigan University
•M.S. in National Resource Strategy, National Defense University

Select Skills
•Innovation / Technology / Cybersecurity: Mr. Crawford oversaw the U.S. Army’s cyber and information security across global operations. Following his retirement from military service, he joined global solutions provider Jacobs, where he served as Chief of Innovation and Chair of the Digital Advisory Group, gaining extensive insights into the cutting-edge technologies, including artificial intelligence. Mr. Crawford also serves on the advisory boards of several leading cybersecurity firms, where his experience continues to shape strategies for addressing the emerging challenges in digital security.

•Operational Execution and Efficiency: As the U.S. Army’s Chief Information Officer (CIO) and senior Information Technology accountable official for the global U.S. Army operations, Mr. Crawford played an instrumental role in setting strategic direction and objectives for the information technology function and its modernization, executing data and cloud integration and delivery of IT capabilities across 288 locations in 143 countries world-wide.

•Strategic Planning / Oversight: As the Senior Vice President for Strategic Development, Growth and Sales at Jacobs, Mr. Crawford managed the $5B government-focused Critical Mission Solutions division, overseeing key strategic growth initiatives, client relations and partnerships and new service offerings designed to meet customer needs.

Professional Highlights
Jacobs Solutions, Inc. – an international engineering services company
•Chief of Innovation, Chair of the Digital Advisory Group and Director, Global Digital Center of Excellence (2022-2023)
•SVP, Strategic Development, Growth and Sales, Jacobs Engineering (2020-2021)

U.S. Army
•Chief Information Officer (2017-2020)
•Commander, Communications Electronics Command / Senior Commander, Aberdeen Proving Ground (2014-2017)
•Director of Cyber & Command, U.S. Army Europe / Control, Communications & Computer Systems, U.S (2013-2014)
•Chief Information Officer, U.S. Army Europe / Commanding General 5th Theater Signal Command (2011-2013)
•Special Assistant to the Army Chief of Staff (2010-2011)

Fiscal 2024 Proxy Statement	25

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Michael J. Hildebrandt Independent Director

Key Qualifications
Mr. Hildebrandt has nearly three decades of experience investing in public and private entities. Throughout his career he has actively worked with companies to evaluate operational and strategic initiatives across industries with a particular focus on value investing and special situations. Mr. Hildebrandt was appointed to the Board as part of the cooperation agreement with Fred Kornberg, Michael Porcelain and Oleg Timoshenko.

Committee Membership:
•Audit
•Nominating and Governance

Director Since: 2024

Age: 52

Current Public Company Boards:
•None
Education:
•B.S. in Business Administration, Wake Forest University
•MBA in Finance and Accounting, The Wharton School, University of Pennsylvania

Select Skills
•Financial and Accounting: Mr. Hildebrandt contributes to the Board his deep financial expertise, honed through his extensive experience in conducting financial analysis, valuation and due diligence to assess investment opportunities. His background in developing investment strategies, managing risk, and assessing market trends during his tenure with private and public investment firms further enhances the Board’s oversight of the Company’s value creation opportunities.

•Capital Markets/M&A: Acquired through his experience advising CEOs, CFOs, and boards of portfolio companies on capital structure and capital allocation strategies, Mr. Hildebrandt brings to the Board valuable perspectives on identifying and executing value creation initiatives. Earlier in his career, he specialized within mergers and acquisitions having served as a Private Equity Associate at Aurora Capital, a middle-market private equity fund, and as an Investment Banking Analyst at Salomon Brothers.

•Wireless / Telecomm Industry: Gained in-depth knowledge of Comtech’s core end-markets through his roles at Freshford Capital, where he manages investment opportunities across numerous industry verticals, including government services, space and satellite, telecom, and media.

Professional Highlights
Freshford Capital Management, LLC – a public equity investment fund
•Senior Investment Professional (since 2011)

Silver Capital Management, LLC – a multi-strategy public equity fund
•Senior Investment Professional (2005-2011)

Gabelli Asset Management Company (GAMCO) – an investment management firm that specializes in managing assets for individual and institutional clients
•Associate, Public Market Research and Private Equity Platform (2002-2005)

Aurora Capital – a private equity investment fund
•Private Equity Associate (1998-2000)

Salomon Brothers – an American multinational investment bank
•Investment Banking Analyst: Industrials & M&A (1996-1998)

Merrill Lynch – an independent American investment bank (prior to its acquisition by Bank of America)
•Foreign Exchange Derivatives Analyst (1995-1996)

Fiscal 2024 Proxy Statement	26

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

John Ratigan President, Chief Executive Officer and Director

Key Qualifications
Mr. Ratigan is an accomplished senior executive with over three decades of experience in the global satellite technology sector and a proven ability to oversee corporate growth strategy and shareholder value creation. Under his leadership, Comtech has launched several initiatives designed to enhance operational efficiency, including an intensive review of Comtech’s Space & Satellite Communications product portfolio to identify the most strategic and high-margin revenue opportunities. Mr. Ratigan provides the Board with valuable insights into Comtech’s operational and strategic priorities, financial performance, its core strengths and growth opportunities.

Director Since: 2024 Age: 64 Current Public Company Boards: •None Other Notable Boards / Affiliations: •Mak Technologies •ST Engineering IDirect, Inc. Education: •B.S. in Marketing, University of Maryland
Select Skills
•Operational Execution and Efficiency: Mr. Ratigan led East Coast operations for Fairchild Data Corporation and EF Data Corp. During his time at EF Data, which is now a part of Comtech, he was instrumental in helping the company grow from $20 million to $120 million in revenue in under eight years. Through his role with EF Data, he developed deep expertise in Single Channel Per Carrier (SCPC) satellite technology and best practices for migrating this technology to Time Division Multiple Access (TDMA) SATCOM capabilities.

•Strategic Planning / Oversight: During his tenure with iDirect, Mr. Ratigan spearheaded the acquisition of GlowLink Communications Technologies, Inc. and its unique interference mitigation technology (CSIR), which positioned the company to become the largest provider of TDMA SATCOM services to the Department of Defense and other federal, state and local government agencies.

•Wireless / Telecomm Industry: Gained deep experience navigating market shifts in the satellite communications industry, successfully transforming operations of the satellite communications companies to unlock new growth opportunities. He started the Federal Group at iDirect, where he built highly secure, scalable satellite-based voice, video and data applications, driving the revenue growth to over $100 million annually.

Professional Highlights
Comtech Telecommunications Corp.
•Chief Executive Officer (since 2024)
•Chief Corporate Development Officer (2023-2024)

iDirect Government – a provider of satellite communications solutions
•Chief Executive Officer (2008-2023)
•Vice President of Federal Sales (2003-2008)

Integic Corporation – a software start-up within a larger corporation
•Vice President of Sales (2000-2002)

EF Data Corp. (acquired by Comtech, 2000) – a satellite and communications solutions provider
•Regional Director of Sales, East Coast US (1991-2000)

Fairchild Data Corporation – a satellite telecom start-up company
•Director of Sales (1988-1991)

XEROX Corporation
•Legal Sales Team (1984-1988)

US Senate
•Staff Assistant (1981-1983)

Fiscal 2024 Proxy Statement	27

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Mark R. Quinlan Independent Director

Key Qualifications
Mr. Quinlan is a financial management and investment banking expert with over three decades of experience, including 20 years in the technology sector. He brings to the Board a track record of building sustainable value in technology companies, along with his strong industry stakeholder engagement skills and experience advising numerous corporate boards on a wide range of strategic and corporate finance matters.

Committee Membership:
•Compensation Committee (Chair)

Director Since 2022

Age: 52

Current Public Company Boards:
•None
Other Notable Boards / Affiliations:
•None
Education:
•A.B. in Economics and Politics, Princeton University

Select Skills
•Capital Markets / M&A: Mr. Quinlan brings extensive experience advising corporate boards on strategic acquisitions. He has counseled Boards through a range of M&A, including corporations across North America, Europe and Asia, notably overseeing over $2 billion in acquisition.

•Financial and Accounting: Throughout his senior leadership roles with investment banking institutions, Mr. Quinlan oversaw and executed a wide range of financial transactions, including equity and debt financing, that supported corporate growth projects. Mr. Quinlan’s expertise contributes to the Board’s effective oversight of Comtech’s capital allocation and financing strategies in support of key growth initiatives.

•Innovation / Technology / Cybersecurity: As a former Co-Head of the Global Technology Investment Banking Group at Stifel, Mr. Quinlan developed deep industry expertise as well as insights into key trends and emerging risks, technological advancements and strategic growth opportunities within the global technology sector.

Professional Highlights
White Hat Capital Partners LP – an investment firm focused on investments in publicly-traded technology companies
•Co-Founder and Managing Partner (since 2016)

Stifel – an investment banking firm
•Managing Director & Co-Head of Technology Investment Banking Group (2010–2016)

Thomas Weisel Partners – an investment banking, brokerage and equity research firm
•Partner, Investment Banking (2000–2010, until merger with Stifel)

Fiscal 2024 Proxy Statement	28

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Lawrence J. Waldman Independent Director

Key Qualifications
Mr. Waldman is an established leader in finance and accounting, bringing over 40 years of public accounting experience to the Board. Mr. Waldman’s expertise overseeing and advising multibillion-dollar organizations, including one of the largest government utilities in the United States, contributes a broad base of knowledge critical to the Board’s duty to provide thoughtful, independent counsel to the Company. Mr. Waldman has been instrumental in facilitating strong corporate governance in Board discussions on risk oversight, management accountability and strategic growth plans. In addition, Mr. Waldman brings to the Board key institutional knowledge about the Company.

Mr. Waldman is a certified public accountant and qualifies as an audit committee financial expert, as defined by SEC rules.

Committee Membership:
•Audit (Chair)
•Compensation

Director Since: 2015

Age: 78

Current Public Company Boards:
•CVD Equipment Corporation (NASDAQ: CVV) (since 2016)
•Apyx Medical Corp (NASDAQ: APYX) (since 2011)
Other Notable Boards / Affiliations:
•American Institute of Certified Public Accountants
•New York State Society of CPAs
•Long Island Association (Chair)
•Long Island Angel Network
•Advanced Energy Research Center at Stony Brook University
Education:
•B.S. in Political Science, Hofstra University
•MBA in Accounting, Hofstra University

Select Skills
•Financial, Accounting, and Audit: Mr. Waldman has held a variety of executive level positions with leading, global public accounting firms, where he has successfully overseen complex accounting procedures, including those associated with M&A transactions, with this experience contributing to the Audit Committee’s oversight of Comtech’s capital allocation analysis and strategy. His prior experience also includes an adjunct professorship at Hofstra University, teaching graduate courses in advanced accounting theory and advanced auditing.

•Strategic Planning / Oversight: Over the span of his career, Mr. Waldman has advised both technology and defense companies through variable accounting considerations in a broad range of industries and macroeconomic environments. As the current Audit Committee Chair to a NASDAQ-listed technology company focused on providing custom equipment to commercial, defense and research customers, Mr. Waldman provides a unique, industry relevant perspective on Comtech’s strategic considerations and innovation.

•Wireless / Telecomm Industry: In his prior role as an audit partner at one of the leading public accounting firms, Mr. Waldman developed a deep understanding of the industry through his advisory work with several public and private companies that specialize in wireless cellular technology, defense and the manufacturing of components and systems used for wireless communications.

Professional Highlights
First Long Island Investors, LLC – an investment and wealth management firm
•Senior Advisor (since 2016)

EisnerAmper LLP – a financial advisory firm
•Partner-in-Charge, Commercial Audit Practice Development for Long Island (2011-2016)

Holtz Rubenstein Reminick, LLP – an auditing, accounting and business advisory firm
•Partner-in-Charge, Commercial Audit Practice Development (2006-2011)

KPMG LLP U.S. – a leading global audit and assurance, tax and advisor services firm
•Managing Partner (1994-2006)
•Various roles of increasing scope of leadership (1972-1994)

Fiscal 2024 Proxy Statement	29

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Executive Officers

Comtech’s executive officers are appointed annually. Biographical information for our Executive Chairman Mr. Traub and our Chief Executive Officer Mr. Ratigan is included in the “Our Nominees’ Biographies and Director Qualifications” section of this proxy statement. The following sets forth biographical information concerning Comtech’s other current executive officers:
Michael A. Bondi

Mr. Bondi has been Chief Financial Officer of Comtech since October 2018 and oversees Comtech's accounting and finance, taxation, treasury and risk management, mergers and acquisitions, investor relations, information systems, SEC reporting and internal control functions. Prior to that, he served as Vice President, Controller of Comtech since January 2004. Prior to joining Comtech, Mr. Bondi served as Assistant Controller at EDO Corporation, which designed and manufactured products for defense, intelligence and commercial markets and provided engineering and professional services.
Prior to Comtech and EDO, Mr. Bondi worked at the accounting firm, KPMG LLP, from September 1993 to September 2002. As a Senior Manager at KPMG, Mr. Bondi served a variety of public and private companies primarily in the technology and defense markets. Mr. Bondi is a certified public accountant in New York State and holds a Bachelor of Business Administration in Accounting from Hofstra University.
Daniel Gizinski

Daniel Gizinski was named President, Satellite and Space in November 2024. Previously Mr. Gizinski served as Chief Strategy Officer and President, Comtech Satellite Network Technologies, Inc. since August 2024. Previously, Mr. Gizinski served in various senior management positions at Comtech, including Chief Strategy Officer from November 2022 to August 2024, President of Comtech Satellite Network Technologies Inc. from January 2022 to November 2022, President, Government Group from August 2021 to January 2022, Vice President of Product & Strategy for Comtech Systems from March 2021 to August 2021, and Director of Protected SATCOM from August 2019 to March 2021.
Prior to joining Comtech in 2019, Mr. Gizinski held program management and leadership roles at General Electric, Sierra Nevada Corporation, and L3Harris Technologies. Mr. Gizinski holds a Bachelor’s degree in Electrical Engineering from the University of Virginia and a Master’s degree from Duke University.

Jeffery P. Robertson

Jeffery P. Robertson was named President of Comtech’s Terrestrial and Wireless Networks Business Segment in March 2024. Prior to joining Comtech, he served as President & CEO of Intrado Life Safety from February 2020 to October 2023, a company specializing in first responder technology in North America. Under his leadership, Mr. Robertson enhanced Intrado Life Safety’s operating structure, implemented critical digital transformation initiatives, migrated legacy products to next-generation cloud-based infrastructures, improved employee retention, and strengthened key go-to-market partnerships in under four years. Intrado Life Safety was sold in 2023 for $2.4 billion under Mr. Robertson’s leadership. Throughout his career, Mr. Robertson has held numerous leadership roles, including Senior Vice President of Public Safety for startup innovator RapidSOS which he served from March 2018 to February 2020, CEO of Airbus DS Communications North America, Vice President and General Manager of Intergraph’s public safety software division, CEO of TCI – TelControl, and CML Emergency Services. He was also the founding executive director of the 9-1-1 Industry Alliance. Mr. Robertson graduated from the executive program at the Wharton School – University of Pennsylvania and received a degree in telecommunications from Toronto Metropolitan University.

Fiscal 2024 Proxy Statement	30

STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS
Donald E. Walther

Mr. Walther was appointed the Chief Legal Officer at Comtech in January 2024. Mr. Walther is responsible for driving enterprise-wide legal strategy, contract administration and global trade functions. Prior to his current role, Mr. Walther supported the rapid scaling of founder-owned and PE-owned businesses in ground autonomy and RF components as Chief Legal Officer of Robotic Research, a global technology company, beginning in 2022 and prior to that position as General Counsel at Spectrum Control, an aerospace and defense company, starting in 2020. He also served as General Counsel and Corporate Secretary for TopBuild Corp. (NYSE: BLD), a leading installer and specialty distributor of insulation and related building material products, from 2019 to 2020, General Counsel for Esterline Technologies Corp. (NYSE: ESL), an aerospace and defense company, from 2018 to 2019, General Counsel and Corporate Secretary for The Heico Companies, LLC, an aerospace and electronics company, from 2011 to 2018 and was a founding partner in the Chicago office of Perkins Coie, an AmLaw50 law firm, before joining his largest client - The Boeing Company - as in-house counsel and Assistant Corporate Secretary. Mr. Walther is a member of the National Association of Corporate Directors and Society for Corporate Governance. He earned a Bachelor of Arts from Duke University and a JD and MBA from the University of Chicago.

Fiscal 2024 Proxy Statement	31

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board’s Oversight Role

Our Board oversees the management of our business, in accordance with Delaware General Corporation Law, our Restated Certificate of Incorporation, as amended, our By-Laws, and our Corporate Governance Policy and Guidelines. Members of our Board are kept informed of our business through discussions with our CEO and other officers by reviewing materials provided to them, and by participating in regular and special meetings of our Board of Directors and its committees. Based on this information, the Board undertakes inquiry, as appropriate, into whether the delegation of authority to management is reasonable (and whether the information in-hand is sufficient to support each delegation), while addressing governance matters for which it (or a delegated committee) retains discretion—e.g., CEO compensation and succession, retention and oversight of the independent auditor, approval of major transactions and approval of proposed amendments to our Certificate of Incorporation and our By-Laws.

The Board and its committees also confer, as needed, with independent financial, executive compensation and other advisors. In addition, to promote open discussion among our non-employee directors, those directors meet in scheduled executive sessions without the participation of any member of management, including our CEO. Areas of particular oversight include strategic initiatives, financial performance, risk management, mission-critical compliance and the integrity of financial statements.
Cybersecurity-Related Risks

We recognize the critical importance of maintaining the integrity, availability and security of our information systems. We take a holistic, multi-layered approach to addressing cybersecurity risks, supported by management and the Board. Our Board has ultimate oversight of cybersecurity risk but has delegated some oversight responsibilities to management as part of our enterprise risk management program. For further discussion of cybersecurity risk management, see Item 1C, Cybersecurity, of our Fiscal 2024 Form 10-K.
Board Refreshment

Our Board and the Nominating and Governance Committee regularly revisit the composition of our Board and compare the skill sets of our directors to both current needs of the Company and its strategic plans.

The Board saw departures of three directors since the Fiscal 2023 Annual Meeting of Stockholders and, in May 2024, the Nominating and Governance Committee commenced a search for new directors. The search was focused on identifying directors with skills and industry experience to further strengthen our Board’s strategic capabilities and expertise. This process was aided by a nationally recognized third-party search firm.

As a result of these efforts, effective October 31, 2024, Kenneth Traub was appointed to the Board. Subsequently, pursuant to the Cooperation Agreement with the Investor Group, Michael J. Hildebrandt was appointed to the Board, effective November 18, 2024. Additionally, at this year’s 2024 Annual Meeting, two of our incumbent directors, Yacov Shamash and Judy Chambers, are not standing for election.

As part of the ongoing refreshment efforts of the Board, effective November 18, 2024, Mr. Hildebrandt was appointed to the Audit Committee. Following the conclusion of the 2024 Annual Meeting, Mr. Shamash and Ms. Chambers will no longer serve on the Audit Committee. These changes reflect the Company’s commitment to Board and committee refreshment and to positioning the Audit Committee to effectively oversee the Company’s financial reporting and governance practices.

Overall, the Board and its committees have engaged in significant refreshment. As of the conclusion of the 2024 Annual Meeting, five of seven directors will have joined the Board within the prior two years. In addition, pursuant to the Cooperation Agreement with the Investor Group, the Board and the Investor Group have committed to agree upon an additional independent director to be appointed to the Board at a later date. For more information on the Cooperation Agreement, please see below under “Certain Relationships and Related Transactions”.

Fiscal 2024 Proxy Statement	32

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The Board and the Nominating and Governance Committee also initiated an extensive search for a new CEO and engaged a nationally recognized search firm to support this process. A rigorous search continued through the summer of 2024 and included both internal and external candidates. At the conclusion of the search, on October 28, 2024, John Ratigan was appointed as President and Chief Executive Officer of the Company. Concurrently, upon the recommendation of the Nominating and Governance Committee, the Board appointed John Ratigan a member of the Board.

On November 26, 2024, Mr. Quinlan stepped down as Board Chairman, and Mr. Traub was unanimously appointed as Executive Chairman and Mr. Crawford was unanimously appointed as Lead Independent Director of the Board.
Our Governance Policies and Guidelines
Our Board of Directors has adopted our Corporate Governance Policy and Guidelines. These policies and guidelines, in conjunction with the Company’s Restated Certificate of Incorporation, as amended, our By-Laws, and the charters of the committees of the Board of Directors, form the framework for the governance of the Company.

The following is a summary of the key components of our Corporate Governance Policy and Guidelines (which can be found on our web site at https://comtech.com/investors/governance/):

•The Board of Directors oversees and provides policy guidance on the business and affairs of Comtech. Among other things, the Board of Directors monitors overall corporate performance. The Board of Directors selects the Chairman of the Board, the Lead Independent Director (when one is appointed), and the Chief Executive Officer and elects other corporate officers.

•A substantial majority of the directors must be independent within the meaning of independence as established under the rules of the Nasdaq Stock Market.

•Directors should have high professional and personal ethics and values and should have experience in areas of particular significance to the long-term creation of stockholder value.

•Directors must have sufficient time to carry out their duties and limit their service on public company boards to no more than four (inclusive of the Company). All directors should obtain Board approval prior to agreeing to serve on the board of any other public or for-profit company.

•Each member of our Board of Directors must, at all times, exhibit high standards of integrity and ethical behavior and adhere to our Standards of Business Conduct. We require directors as well as employees to certify in writing on an annual basis that they have read and will abide by such standards.

•Directors must avoid any conflict between their own interests and the interests of the Company in dealing with suppliers, customers, and other third parties, and in the conduct of their personal affairs (including, without limitation, any charitable contributions or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).

•Directors are required to sign a confidentiality agreement that protects the proprietary information that they have access to in connection with the performance of their duties.

•The Board of Directors proposes nominees to the stockholders for consideration each year. Between annual meetings, the Board of Directors may appoint directors to serve until the next annual meeting.

•Any incumbent director who is not re-elected in an election in which majority voting applies shall tender his or her resignation to the Board promptly following certification of the stockholder vote. The Nominating and Governance Committee shall consider the tendered resignation and make a

Fiscal 2024 Proxy Statement	33

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken. The Board shall act on the recommendation and publicly disclose its decision.

•The Nominating and Governance Committee shall review the appropriateness of a director’s continued service on the Board in light of a significant change in their personal circumstances, including a change in their principal employment, and make a recommendation to the Board as to whether to seek and accept a director’s offer to tender his or her resignation.

•Unless requested by the Board of Directors to remain, an employee director is expected to resign from the Board of Directors at the time employment terminates.

•The Board of Directors shall hold executive sessions of independent directors as necessary, but at least once a year.

•The Board of Directors shall regularly consider succession plans addressing the potential resignation or unavailability of our CEO and shall regularly consider and discuss with our CEO his or her plans addressing the potential resignation or unavailability of the executive officers reporting to our CEO. These plans are discussed by the Board of Directors at least annually.

•Directors are encouraged to talk directly to any member of management regarding any questions or concerns the directors may have, and members of senior management are invited to attend Board meetings, as appropriate.

•It is the policy of the Board that as a general matter management should speak for the Company. The Chairman or Lead Independent Director (when one is appointed) generally speaks for the Board. Individual directors will only speak with investors, analysts, the press or customers about the Company if expressly authorized by the full Board and in accordance with the policies of the Company.

•The Board of Directors and each committee of the Board has the authority to retain and discharge independent advisors as the Board of Directors and any such committee deems necessary, including the sole authority to approve the advisors’ fees.

•The Board of Directors and each committee conducts a self-evaluation, including its practices, policies and charters, annually. The Nominating and Governance Committee oversees each such annual self-evaluation.

•Non-employee directors are required to hold an equity ownership interest in Company stock with a market value of at least six times their respective annual cash retainer. Our CEO is required to hold an equity ownership interest in Company stock with a market value of at least three times his annual base salary. All other executive officers are required to hold an equity ownership interest of at least 20,000 shares or shares with a market value of at least two times their respective annual base salary, whichever is less. Until applicable equity ownership guidelines are met, non-employee directors and executive officers are required to hold any shares received from the exercise of stock options or the delivery of shares pursuant to a restricted stock-based award or similar awards issued in fiscal 2011 or later, less the number of shares used for the payment of any related exercise price and applicable taxes.

•The Audit Committee of the Board of Directors maintains guidelines for the review, approval or ratification and disclosure of “related person transactions” as defined by SEC rules.

•The Chairperson of the Nominating and Governance Committee (and if different, our Lead Independent Director, when one is appointed) shall receive copies of stockholder communications directed to non- management directors.

Fiscal 2024 Proxy Statement	34

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independent Directors

Our Board of Directors is committed to sound and effective corporate governance, the foundation of which is our Board’s policy that a substantial majority of our directors should be independent.

Our Board of Directors has determined that each of our director nominees, other than Mr. Ratigan and Mr. Traub, has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each otherwise meets the independence requirements of the Nasdaq listing rules. In addition, the Board determined that each of Yacov A. Shamash and Judy Chambers, whose service as directors will end immediately following of the 2024 Annual Meeting, and the Hon. Ellen Lord, who departed from the Board in March 2024, were independent when each served on the Board during Fiscal 2024. Mr. Ken Peterman was not deemed to be independent during his service on the Board during Fiscal 2024 as he served as a member of management. The size of Comtech’s Board of Directors is nine directors, seven of whom are independent. Following the conclusion of the 2024 Annual Meeting, the size of the Board will decrease to seven directors, five of whom will be independent. The Board of Directors regularly evaluates expanding its size to make room for additional potential candidates with relevant experience that would enhance the Board’s performance.

Executive sessions of the independent directors occur without the presence of the CEO and Chairman. The Board believes that executive sessions of the independent directors and the existence of a Lead Independent Director, when appointed to provide leadership when the CEO or other executive officer of the Company also serves in the Chairman of the Board position, play important roles in the governance structure of Comtech.

In fiscal 2024, the independent directors held 19 executive sessions. These sessions included discussion on a wide range of strategic matters.
Board Leadership Structure

The Nominating and Governance Committee evaluates the Board’s leadership structure on an annual basis and as the composition of the Board and challenges facing the Company evolve.

From the beginning of Fiscal 2024 until March 2024, Ken Peterman served as Chairman, President and CEO of the Company. As President and CEO, Mr. Peterman was responsible for general oversight of our businesses and the various executive management teams that are responsible for our day-to-day operations and was accountable directly to the full Board of Directors. While Mr. Peterman served as Chairman, the Board had appointed a Lead Independent Director. In connection with Mr. Peterman’s departure, the Board appointed Mark R. Quinlan as Chairman. As Mr. Quinlan is an independent director, the Board determined that a Lead Independent Director was no longer necessary, and Lawrence J. Waldman’s service as Lead Independent Director ended. Mr. Waldman had served as our Lead Independent Director since the Fiscal 2021 Annual Meeting of Stockholders.

On November 26, 2024, Mr. Quinlan stepped down as Board Chair, and Mr. Traub was unanimously appointed as Executive Chairman and Mr. Crawford was unanimously appointed as Lead Independent Director of the Board.

The Board believes our Board leadership structure has allowed, and will continue to allow, the Board to appropriately perform its oversight functions. Further, the Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management and increases management accountability in light of the challenges currently facing the Company.

Fiscal 2024 Proxy Statement	35

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Committees of the Board of Directors
Oversight
In connection with its oversight responsibilities, the Board of Directors establishes certain committees to exercise oversight of business and operational strategies, issues, and risks, as appropriate. Such Committees include the Audit Committee, Nominating and Governance Committee, Compensation Committee and the Technology, Innovation and Cyber Committee. Any risk oversight that is not specifically assigned to a Committee comes within the purview of the Audit Committee. The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. In carrying out its risk oversight duties, the Board (and its various Committees) oversee the risk management responsibilities of our CEO, business segment presidents, Chief Financial Officer (“CFO”) and our Chief Legal Officer (“CLO”) who, together with our other NEOs and other management of the Company’s operating subsidiaries, review and assess the operations of the businesses and identify, assess and work to mitigate the material risks affecting our operations. The Board (and its various Committees) also periodically engages outside advisors who help assess risk.
Nominating and Governance
The Nominating and Governance Committee is responsible for, among other things, identifying and evaluating candidates for nomination as members of our Board of Directors, reviewing matters concerning corporate governance policy, including responding to any stockholder concerns about corporate governance, overseeing the Board of Directors and committee self-evaluations that are conducted annually (which include individual director assessments and involve an independent third-party facilitator at least every other year), developing and overseeing an orientation program for new directors and a continuing education program for all directors, and overseeing the Company’s environmental, sustainability, and governance efforts, progress, and disclosures.

In seeking and evaluating both incumbent and prospective members of our Board of Directors, our Nominating and Governance Committee considers the nature and scope of our business activities and the capacity of our Board of Directors to provide oversight and positive contributions in areas of particular significance to the long-term creation of stockholder value. Areas of experience and capability that our Nominating and Governance Committee particularly believes should be represented on our Board of Directors include operational, financial reporting, finance, governance, technology expertise and experience related to our business. In addition, on an annual basis, the Nominating and Governance Committee evaluates the time commitments of incumbent directors.

The Nominating and Governance Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee will identify the required skills or desired, background and experience of a new nominee, taking into account prevailing business conditions, and will source relevant candidates and present candidates to the Board of Directors. In connection with the identification of potential new directors, the Nominating and Governance Committee seeks diversity of professional experience, education, skill, gender, sexual orientation, race, ethnic or national origin, age and other qualities and attributes as compared to the current Board members. These factors are important as a diverse Board can provide different perspectives to Board discussions and decisions. As such, when an open position of the Board is available, the Board is committed to having a diverse selection of candidates prior to the selection of the final candidate.
In evaluating director candidates, the Nominating and Governance Committee generally considers the following factors:
•our needs in relation to the particular competencies and experience of our other directors;
•the knowledge, skills and diverse backgrounds of candidates;
•familiarity with our business and businesses similar or analogous to ours; and
•financial acumen and corporate governance experience.

Fiscal 2024 Proxy Statement	36

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our Nominating and Governance Committee also believes that individual candidates should demonstrate high levels of commitment, adequate availability to actively participate in our Board of Directors’ affairs, and high levels of integrity, ethics and sensitivity to current business and corporate governance trends. Before recommending a candidate to our Board of Directors, all members of our Nominating and Governance Committee will participate in interviews with the candidate and our Nominating and Governance Committee will seek to arrange meetings between the candidate and other members of our Board of Directors. Candidates are typically identified by our Board of Directors, including with the assistance of a global search firm experienced in director candidate searches. Our Nominating and Governance Committee will consider individuals recommended by stockholders. A stockholder who wishes to recommend a candidate for consideration by the Nominating and Governance Committee should do so in writing addressed to the Nominating and Governance Committee Chairperson at Comtech Telecommunications Corp., 305 N 54th Street, Chandler, AZ 85226 or ComtechBoard@comtech.com. Candidates recommended by stockholders will be considered according to the same standards of perceived Comtech need and potential individual contribution as are applied to candidates from other sources.
Our Board of Directors has determined that each member of our Nominating and Governance Committee meets the independence requirements of Nasdaq. Our Nominating and Governance Committee’s Charter and our Corporate Governance Policy and Guidelines are available on our website at www.comtech.com, under the link for “Governance” in the “Investors” section. During fiscal 2024, our Nominating and Governance Committee held nine meetings.
Audit
Our Audit Committee’s functions include assisting the Board in fulfilling its oversight responsibilities relating to (i) the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements (including, related risk management), (iii) the qualifications and independence of the Company’s external auditor and (iv) the performance of the Company’s internal auditing function and independent auditor. The Audit Committee engages, evaluates and discharges our independent registered public accounting firm and approves services to be performed by such firm and related fees; directs, as necessary, investigations into accounting, finance and internal control matters; reviews the plan and results of audits with our independent registered public accounting firm; oversees our internal audit function; reviewing with management our internal accounting controls; and evaluates related party transactions.

Our Board of Directors has determined that all members of our Audit Committee are qualified to be members of the Committee in accordance with Nasdaq requirements and meet the independence criteria set forth in the rules of the SEC. Our Board of Directors has determined that Mr. Waldman qualifies as an “audit committee financial expert,” as defined by SEC rules, based on his education, background and experience.
Our Audit Committee’s Charter is available on our website at www.comtech.com under the link for “Board of Directors” in the “Investors” section. During fiscal 2024, our Audit Committee held 21 meetings.
Compensation
Our Compensation Committee considers and authorizes remuneration arrangements for our executive officers and the compensation policies for all of our employees. The Compensation Committee also administers our stock incentive plans. The Compensation Committee determines the terms of performance-based awards for our executive officers and negotiates the terms of any employment-related agreements with our executive officers. In addition, the Compensation Committee monitors the aggregate share usage under our stock incentive programs and potential dilution of our equity-based programs, except with respect to the application of our stock incentive plans to non-employee directors, which the Compensation Committee reviews and, with respect to which, may make recommendations to the full Board. The Compensation Committee also reviews the results of any advisory stockholder votes on executive compensation and considers whether to recommend adjustments to the Company’s executive compensation policies and practices in light of such votes. In addition, the Compensation Committee reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as diversity and inclusion, employee engagement and talent development.

Fiscal 2024 Proxy Statement	37

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
From time to time, the Compensation Committee retains executive compensation consulting firms to advise and assist it with respect to certain executive and director compensation matters.
The Compensation Committee often requests our senior executives to be present at meetings where executive compensation and corporate and individual performance are discussed and evaluated by the Compensation Committee or the Board of Directors. At these meetings and at other times, these executives provide insight, suggestions and recommendations, as requested by the Compensation Committee, regarding executive compensation matters. The Compensation Committee also meets with our CEO to discuss his respective compensation package and his recommendations for other executives, and recommends for approval by the independent directors the compensation of the CEO, including salary, non-equity incentives and equity-based or other long-term incentive awards, and other compensation and benefits. Ultimately, decisions regarding compensation for our Named Executive Officers (other than the CEO) are made by the Compensation Committee.
Only Compensation Committee members vote on decisions regarding executive compensation, and these votes generally take place during the “executive session” portion of the Compensation Committee meetings, when members of management are not present.

Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee’s Charter is available on our website at www.comtech.com under the link for “Board of Directors” in the “Investors” section. The Compensation Committee held 11 meetings during the past fiscal year.
Technology, Innovation and Cyber

Our Technology, Innovation and Cyber Committee was established during fiscal 2024 to assist the Board of Directors with respect to its general oversight of the Company’s cybersecurity practices, processes, and policies, significant technology and innovation aspects of the Company's businesses and operations, including the technology development roadmap, and business activities that are classified by the U.S. government. The Technology, Innovation and Cyber Committee was formed in October 2023 from the merger of the previously constituted Strategic Committee and Science and Technology Committee. The Committee's functions include reviewing, assessing, and providing guidance on the Company's overall technology strategy, the Company’s research and development strategy and investments, the Company’s cybersecurity offerings and risks, including those associated with new, emerging, or acquired technologies, and the strategic, operational, and financial aspects of the Company’s classified business. The Technology, Innovation and Cyber Committee also liaises with the Audit Committee to review the Company’s risk management process related to cybersecurity, including cybersecurity matters required to be disclosed to the Securities and Exchange Commission.

Our Board of Directors determined that all members of our Technology, Innovation and Cyber Committee were qualified to be members of the Committee based on their cybersecurity or technological backgrounds and experience. During fiscal 2024, our Technology, Innovation and Cyber Committee held four meetings.
Attendance

Our Board of Directors has adopted a policy which encourages directors, if practicable and time permitting, to attend our annual meetings of stockholders, either in person, by telephone or by other similar means of live communications (including video conference or webcast). All incumbent directors, who were serving as directors at the time, attended our Fiscal 2023 Annual Meeting of Stockholders virtually.
Our Board of Directors held 53 meetings during fiscal 2024, including regularly scheduled and special meetings.
During fiscal 2024, all of our incumbent directors attended more than 90% of the meetings held by the Board of Directors and all committees on which they served.

Fiscal 2024 Proxy Statement	38

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Engagement With Stockholders

Both our Board of Directors and our executive management team value stockholders' opinions and feedback. Maintaining an active and ongoing dialogue with our stockholders is consistent with our accountability to our stockholders and our drive to enhance stockholder value. In addition to actively engaging with investors and potential investors to answer questions and proactively provide information necessary for their analysis, we develop, implement and manage a comprehensive, strategic investor relations program that communicates the Company’s value proposition to all constituents, including analysts and stockholders, and provides an opportunity to hear and discuss investors' concerns. Finally, management regularly briefs our Board of Directors on stockholder engagement so they may act on investor recommendations in a timely manner. See below for highlights of our recent engagements with stockholders in fiscal 2024.

Our stockholder outreach includes post-earnings communications with our CEO and CFO, conference participation by our CEO and CFO, one-on-one and group meetings with our CEO and CFO (and when requested, our Chairman) and general availability to respond to stockholder inquiries, during which we engage directly with stockholders to hear unfiltered concerns and perspectives that shape our strategy and develop a mutual understanding and trust between our stockholders and our Board of Directors and executive management team. We further describe our stockholder outreach efforts during fiscal 2024 under “Compensation Discussion & Analysis – Executive Summary – 2024 Say on Pay” below.
Our Internet website is www.comtech.com, at which you can find our filings with the SEC, including investor letters, press releases, annual reports, quarterly reports, current reports, and any amendments to those filings.
We also make announcements regarding company developments and financial and operating performance through our corporate blog, Signals, at www.comtech.com/signals. We also use our website to disseminate other material information to our investors (on the Home Page and in the "Investors" section). Among other things, we post on our website our press releases and information about our public conference calls (including the scheduled dates, times and the methods by which investors and others can listen to those calls), and we make available for replay webcasts of those calls and other presentations for a limited time.
We use social media channels to communicate with customers and the public about our Company, our products, services, and other issues, and we use social media and the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our Annual Meetings will continue to be posted on our website at www.comtech.com in the "Investors" section.
None of the information on our website, blog or any other website identified herein is incorporated by reference in this annual report and such information should not be considered a part of this annual report.
Highlights of Fiscal 2024 Engagements with Stockholders

Comtech continued to improve, at every level, the effectiveness of our shareholder outreach, including in our business and market-related commentary published on our website. Since the beginning of fiscal 2024, our CFO directly participated in over 30 meetings with analysts and shareholders, and represented the Company at three investor conferences (with several formal and informal direct meetings at each). Additionally, our CEO and Board chair have both held direct meetings with various shareholders representing approximately 15% of outstanding shares (not including White Hat Capital Partners or the Investor Group affiliated with Michael Porcelain (as defined below)), and our investor relations team has managed in excess of 150 investor/analyst interactions, including many with retail shareholders. Finally, in an effort to distribute Company and market information to our investor community as broadly as possible, an investor content campaign was launched in March 2024 that, by the end of fiscal 2024 (July 31, 2024) saw 12 articles with investor-facing content published on our website, garnering approximately 5,000 total page views from 3,500 investors during this period, representing a 235% increase in average weekly IR site traffic year-over-year. The Company has published an additional 23 investor-specific articles since, and believes making this content discoverable and shareable contributes significantly to investor appreciation and understanding of key topics including: Comtech's strategy, management team, end markets, capabilities, and the challenges and opportunities that lie ahead.

Fiscal 2024 Proxy Statement	39

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Environmental, Social and Governance (“ESG”) Commitments

Comtech is committed to reducing our environmental impact across our value chain, including in the design of our products, operation of our facilities, and procurement of materials. We are also committed to maintaining compliance with the various global environmental regulations that are applicable to our business segments, including with the respect to the waste and emissions generated at our facilities.

Our Board is responsible for the oversight of our environmental efforts. The management of environmental-related issues are overseen by our Chief Legal Officer (CLO) who reports directly to the Chief Executive Officer (CEO).

At Comtech, we invest in our team’s safety, well-being, and professional development, and are dedicated to fostering a culture of belonging and continually work to cultivate a talent pipeline to support our ongoing success. Outside of the workplace, our Comtech employees volunteer to make the communities where we operate more vibrant. Together, our commitment to people and our strong company culture, underpin our ability to serve our customers, innovate, and drive shareholder value.

Our Board of Directors and its Compensation Committee periodically review our company strategies and policies related to human capital management, including with respect to matters such as employee engagement, and talent development. Our Chief People Officer (CPO) who is part of the Comtech Leadership Team is responsible for implementing our human capital management programs.

We are committed to conducting our business in ways that are principled, transparent, and accountable. The foundation of our commitments is expressed by our ethics and compliance policies, supply chain initiatives, and our cyber security and data privacy program.

Our Board of Directors monitors our adherence to our Standards of Business Conduct and our performance in ethical business practices, fostering a culture of belonging, sustainability, and employee health and safety on a regular cadence. The Board’s Audit Committee monitors our compliance with legal and regulatory requirements (including, related risk management).
Environment, Sustainability and Climate Change
Our customers’ focus on sustainability, including addressing greenhouse gas (GHG) emissions, is a driver for our efforts to integrate environmental impact considerations into the design of our products. As the demand for more data and increased bandwidth puts pressure on communications infrastructures, traditionally leading to high energy use modems, our product engineering team continuously innovates so that our mission-critical solutions are not only reliable anywhere on Earth under any condition, but also efficient. At Comtech, when a product or system is being developed, in particular for aerospace, military, or government customers, factors which are often considered in the development of a new or updated product design include a reduction in size, weight, and power (SWaP). Products that are lighter, smaller, and more efficient in power consumption and thermal dissipation result in reduced energy consumption for our customers not only for the operation of the product itself, but also for the transportation of the product such as in marine or military applications.

As part of our environmental initiatives, we seek to increase efficient usage of building space, respond to increased work-from-home and reduced requirements for office space, and encourage reduced employee commuting. We offer our employees incentives to promote greener commuting options through rideshare programs.
Comtech incorporates environmentally sound business practices and an efficient use of materials across our technological innovation and manufacturing operations and fosters environmental awareness among our employees, customers, suppliers and other key stakeholders to help protect our planet.

In November 2024, we published our first Corporate Social Responsibility Report which provides additional information about our efforts and commitments related to reducing our environmental impact and improving sustainability across our operations. A copy of our Corporate Social Responsibility Report for fiscal 2024 is maintained on our website at www.comtech.com, under the link “Investors.”

Fiscal 2024 Proxy Statement	40

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Social and Workplace Policies
Commitment to excellence is fundamental to the philosophy of Comtech—our management and employees share a common set of objectives and benefit from the achievement of those objectives. Additional information about our commitments to social responsibility, governance and compliance is contained in our Corporate Social Responsibility Report referenced above.
•Social Responsibility - We take responsibility for how our products impact communities. As an essential provider of critical wireless communication and location-based solutions to the U.S. government, the emergency 911 community and MNOs around the world, good citizenship, data security and compliance with laws are priorities for the Company. We encourage our employees to act as role models for social responsibility in both their communities and in the workplace. We are evaluating incentive programs to reward employees for volunteerism. In addition to adding a Women’s Leadership Employee Resource Group, we also are in the process of establishing other focused employee committees to foster belonging such as community service, and charitable giving. We intend to drive our employees’ volunteer activities specific to the culture and needs of the communities near our employees.
•Standards of Business Conduct - We have adopted a written Standards of Business Conduct that applies to our Board of Directors, Executive Management Team and to all our other employees. These standards are a guide that set our "tone at the top" and help ensure compliance with our high ethical standards. A copy of the Standards of Business Conduct is maintained on our website at www.comtech.com, under the link “Investors.”
◦We have a long-standing reputation for lawful and ethical behavior, a reputation to which our employees and customers, both past and present, have contributed since our beginning. Our reputation is one of our most important assets and so we continue to expand our business on the basis of integrity and trust by upholding ethical standards in all of our activities. These standards apply to all of the Company’s activities in every market that it serves. We expect all our employees and directors to perform their work with honesty, truthfulness, and integrity, and we strive to do business with customers and suppliers of sound business character and reputation.
◦Our Standards of Business Conduct reinforce the Company’s ethical climate and provide basic guidelines. Our Board of Directors monitors the Company’s adherence to our Standards of Business Conduct and oversees the Company's performance in ethical business practices, diversity, inclusion, sustainability and employee health and safety.
◦Comtech’s Standards of Business Conduct prohibits unethical activity and defines how we conduct business by providing guidance for situations in which ethical issues may arise. For example, reporting of unethical activity is encouraged through our anonymous third-party Comtech Trust Line and OpenLine reporting systems.
◦All employees receive training when they start and are annually required to complete the Standards of Business Conduct certification training.
◦To reinforce and align our executives to such policies, a portion of the operational performance component of our annual incentive compensation program for executives has been tied to satisfying goals of compliance and ethical behavior.
◦We intend to post on our website, as required, any amendment to, or waiver from, any provision in our Standards of Business Conduct that applies to our Executive Management Team, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

Fiscal 2024 Proxy Statement	41

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
•Whistleblower Policy - Honesty and integrity are integral to Comtech’s ability to successfully manage and operate our business. We look to our employees to participate in upholding those ideals, by informing management of situations which they believe in good faith violate our Standards of Business Conduct. In order to encourage employees to actively participate in maintaining these ideals, Comtech provides a safe method for the good faith reporting of concerning or questionable activity. The policy provides several alternatives for employees to make reports, including contacting his or her immediate supervisor, local human resources team member, local subsidiary president or the Company’s Corporate Compliance Officer, or by anonymously reporting either by telephone or through a web-based hotline managed by an outside service. Comtech is committed to fairly investigating any allegations made under the whistleblower policy and taking whatever corrective action is determined to be necessary as a result of such an investigation.

•Fostering Proactive Belonging - At Comtech, we believe the principle of hospitality acts as a catalyst for fostering a sense of proactive belonging – a key component for achieving a sustainable impact. At the heart of our approach is the intentional act of bringing people together across social, cultural, and experiential gaps. By creating opportunities for provocative thinking and meaningful experiences, we are able to challenge assumptions that disrupt our innate habits of thinking and behaving.

We expect our employees and contractors to foster authentic connections, cultivate hospitable spaces, embrace disorienting dilemmas, and emphasize continuous learning. Our policy promotes equal employment opportunities without discrimination or harassment on the basis of race, color, national origin, religion, sex, age, disability, or any other status protected by law. Our CPO is committed to driving these policies and efforts across the enterprise to cultivate a strong culture of inclusivity.

We value a workforce that is diverse by thought. To promote this initiative, we reach out to a variety of institutions, attending recruiting events aimed at attracting talent of various backgrounds and cultures; and emphasize creating opportunities of belonging during our talent, promotion, and succession planning.

At least once per month we organize an event or engagement where employees are encouraged to participate to celebrate the diversity of our workforce and our communities. Events include Asian American Pacific Islander Heritage Month, International Women’s Day, Breast Cancer Awareness Month, and Pride Month, among others.

In fiscal 2024, we emphasized our commitment to celebrations like Pride Month by featuring a lunch and learn webinar led by one of our Executive Team Leaders who discussed their journey as a member of the LGBTIQA+ community. Each year we also commemorate "Honor Week” by spotlighting our veteran employees and recognizing their accomplishments. In fiscal 2024, we also launched our first Employee Resource Group focusing on Women’s Leadership to deepen and expand our efforts in this space.

•Developing and Retaining Talent - Our employees are one of our most valuable assets and we believe our success depends on the talent we attract and retain. Our comprehensive people strategy continues to focus on developing a meaningful plan to enhance our employees’ engagement and interests, which will complement and build on our strong foundation. We value employee development at all career stages and performance levels. We have made significant investments to provide ongoing training and career development opportunities by offering courses through our online learning management system. We offer job-specific skills training to promote and develop advancement within the organization and to enhance skills.

Fiscal 2024 Proxy Statement	42

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
In fiscal 2024 we launched Comtech University through a learning management system that is available year-round for development courses facilitated by a training coordinator. We are developing additional courses focusing on financial, leadership, and lean management skills. We also developed a “Program Management Office” academy for program management employees which includes courses and training to become a certified project manager and introduce company-wide best practices and procedures. At July 31, 2024, we had 1,676 employees (including temporary employees and contractors), 1,048 of whom were engaged in production and production support, 337 in research and development and other engineering support, and 291 in marketing and administrative functions. None of our U.S. based employees are represented by a labor union. Of our 1,676 employees, 345 employees are based outside of the United States, including 142 employees in Canada, 88 employees in the United Kingdom, and 87 employees in India. We believe that our employee relations are good.

•Safety and Wellness - We are committed to providing a workplace which values the health, safety, and well-being of our employees, contractors, and visitors to our facilities, complying with health and safety legal requirements, and preventing work-related injuries and illnesses. In fiscal 2024 we launched a comprehensive Environmental, Health, and Safety (EHS) Management System, established an EHS Council, and deployed a process to share lessons learned from incidents and near-misses. We encourage employees to participate in recognizing hazards and identifying opportunities to reduce risk in their work areas. Employee wellness is important to Comtech. All employees and their households have access to an employee assistance program, as well as a health advocate program to help with all aspects of benefits, family life, financial concerns, legal issues and transition to retirement. Assistance is available 365 days per year, 24 hours per day. This year employees had an opportunity to participate in wellness events as a company-wide challenge.

We rigorously review our benefit and compensation plans to maintain competitive packages that reflect the wellness needs of our workforce and the marketplace. These programs include 401(k) plans, comprehensive health packages, and welfare benefits, among many others. We support pay equity for all employees within the same geographic area, experience level, and performance standards. This year we added several new benefits including a legal plan and discounted pet insurance.
•Harassment-Free Workplace - We are committed to providing a fair and harassment-free working environment. We expect that all relationships among persons in the workplace will be businesslike and free of unlawful bias, prejudice and harassment. It is our policy to promote equal employment opportunities without discrimination or harassment on the basis of race, color, national origin, religion, sex, age, disability, or any other status protected by law. We prohibit and will not tolerate any such discrimination or harassment. Employees are required to read, understand and comply with our nondiscrimination and anti-harassment policies and to promote full compliance, from time to time, employees may be required to attend training.

•Responsible Supply Chain - We select partners and employees that align with our standards and expectations of implementing a supply chain that is reliable, socially responsible, and sustainable. We utilize a screening process for prospective employees, suppliers, contractors, representatives, and customers to ensure that we conduct business with individuals and partners that meet our requirements and share our values. Our Senior Director of Global Procurement who is responsible for evaluating our current, and potential, suppliers with a focus on strategic sourcing and ensuring a sustainable supply chain supported by metrics and goals that promote continuous improvement.

Fiscal 2024 Proxy Statement	43

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
•Enterprise Cybersecurity - Our enterprise cybersecurity program aligns with the National Institute of Standards and Technology (“NIST”) standards, among others and includes processes and controls for the deployment of new IT systems by the Company and controls over new and existing system operation. We monitor and conduct regular testing of these controls and systems, including vulnerability management through active discovery and testing to regularly assess patching and configuration status. In addition, we require our employees and contract workers to complete annual cybersecurity training, and we regularly conduct simulated phishing and cyber-related communications
•Board Engagement - Given social trends and global initiatives to both monitor and reduce impact on the environment and to ensure workplace sustainability, health and safety, our Board of Directors is fully committed to a policy of promoting such initiatives. To that end, our Board has established an enterprise-wide ESG task force supervised by our Nominating and Governance Committee.
Insider Trading Policy

We have adopted an insider trading policy which governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees and other covered persons and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.
Communications with Our Board of Directors

Stockholders may communicate with our Board of Directors or any other individual director or any group or committee of directors by writing to us at Comtech Telecommunications Corp., Attention: Corporate Secretary, 305 N 35th Street, Chandler, AZ 85226 or by sending us a message through our website at https://www.comtech.com/contact-us/.

All communications received as set forth in the preceding paragraph may be opened by the Corporate Secretary of the Company or another Comtech employee for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or message is addressed.
Stockholder Recommendations for Director Candidates

Stockholders may recommend director nominees for consideration by the Nominating and Governance Committee by writing to the Committee specifying the nominee’s name and the qualifications for Board of Directors membership. Director candidates recommended by stockholders are evaluated by the Nominating and Governance Committee in the same manner as candidates identified by the committee.

Fiscal 2024 Proxy Statement	44

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Compensation

The following table provides information regarding the compensation of our non-employee directors for fiscal 2024. Mr. Peterman did not receive any additional compensation in fiscal 2024 for his service as a director and, accordingly, he has been excluded from the table. Please see the “Summary Compensation Table – Fiscal 2024” for the compensation received by Mr. Peterman with respect to fiscal 2024. In addition, Messrs. Hildebrandt, Ratigan and Traub did not serve as directors in fiscal 2024 and are excluded from the table below.

Table of Director Compensation for Fiscal 2024

Name	Fees Earned or Paid in Cash	Stock Awards (4)(5)	All Other Compensation	Total
Wendi B. Carpenter	$75,863	$130,000	$—	$205,863
Bruce T. Crawford	109,712	130,000	—	239,712
Lisa Lesavoy (1)	24,041	130,000	—	154,041
Ellen M. Lord (2)	83,493	130,000	—	213,493
Mark Quinlan	75,863	130,000	—	205,863
Lawrence J. Waldman	180,808	130,000	—	310,808
Directors Not Standing for Re-Election at the Annual Meeting:
Judy Chambers (3)	115,000	130,000	—	245,000
Yacov Shamash (3)	80,863	130,000	—	210,863

(1)Ms. Lesavoy retired from the Board effective immediately preceding the Fiscal 2023 Annual Meeting.
(2)Ms. Lord resigned from the Board effective March 11, 2024.
(3)Ms. Chambers and Mr. Shamash will not stand for reelection at the Fiscal 2024 Annual Meeting and will cease to serve as directors immediately following such meeting.
(4)These amounts represent the aggregate grant date fair value of restricted stock or restricted stock units granted on August 11, 2023 (i.e., shortly after the end of fiscal 2023) to each of the members of the Board in respect of their services on the Board, which was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). On August 11, 2023, each of our directors received 13,904 restricted stock units, each with a grant date fair value of $9.35. Assumptions used in the calculation of these amounts are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on October 30, 2024. Ms. Lesavoy and Lord’s fiscal 2024 restricted stock unit awards were forfeited upon the termination of their service as directors in December 2023 and March 2024, respectively.
(5)At July 31, 2024, Mr. Shamash and Mr. Waldman each held 12,000 outstanding stock options. At July 31, 2024, Mr. Quinlan and Ms. Carpenter each held 15,707 unvested restricted stock units; Ms. Chambers held 16,606 unvested restricted stock units; Mr. Crawford, Mr. Shamash and Mr. Waldman each held 13,904 unvested restricted stock units; and Mr. Shamash and Mr. Waldman each held 6,425 unvested shares of restricted stock. Ms. Lesavoy and Ms. Lord did not hold any outstanding equity awards with respect to the Company as of July 31, 2024.
Each director received cash for services based on their applicable annual retainer and fees for committees on which they served as outlined in the table below, pro-rated in the case of Ms. Lesavoy and Ms. Lord to reflect their partial year of service. Annual cash retainers are paid in arrears and in quarterly installments. Directors may elect to receive fully-vested stock units in lieu of cash retainer amounts. For fiscal 2024, all directors elected to receive cash. No meeting fees are paid. Directors are reimbursed reasonable expenses for attending meetings. In addition, as noted in the table above, during fiscal 2024, each non-employee director received a grant of restricted stock units with a grant date fair value of $130,000.

Fiscal 2024 Proxy Statement	45

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
For fiscal 2024, cash fees for service as a non-employee director were as set forth in the table below, pro-rated as appropriate. The cash retainers for Board and committee service for standing committees did not change as compared to fiscal 2023 except for the addition of a $10,000 cash retainer for serving as the chair of the Technology, Innovation and Cyber Committee and a $5,000 cash retainer for serving as a non-chair member of the Technology, Innovation and Cyber Committee, in each case, to be consistent with the chair and non-chair member fees paid with respect to the other standing committees other than the Audit Committee. The Science and Technology Committee and the Strategic Committee were merged with the Technology, Innovation and Cyber Committee in October 2023.

The Board formed a Special Committee in August 2023 to help ensure review and determinations by independent directors with no potential related-party relationships with respect to certain potential transactions being evaluated by the Company. The chair of the Special Committee was entitled to a cash retainer of $10,000 per month and Special Committee members were entitled to a cash retainer of $5,000 per month. The Special Committee was dissolved in January 2024 following the completion of an additional investment of $45.0 million from the Strategic Investors, and the cash retainers for the chair and members were terminated effective February 1, 2024.

	$	Wendi B. Carpenter	Judy Chambers	Bruce T. Crawford	Lisa Lesavoy	Ellen M. Lord	Mark R. Quinlan	Yacov A. Shamash	Lawrence J. Waldman
Director’s Annual Retainer	60,000	✓	✓	✓	✓	✓	✓	✓	✓
Lead Independent Director Retainer	32,500								✓
Committee Chair Fees
Audit Committee	25,000								✓
Compensation Committee	15,000						✓
Nominating and Governance Committee	10,000		✓
Technology, Innovation and Cyber Committee	10,000			✓
Science and Technology Committee	10,000							✓
Strategic Committee	10,000	✓
Special Committee	120,000								✓
Committee Member Fees
Audit Committee	10,000		✓			✓		✓
Compensation Committee	5,000	✓			✓	✓			✓
Nominating and Governance Committee	5,000	✓		✓				✓
Technology, Innovation and Cyber Committee	5,000	✓				✓		✓
Science and Technology Committee	5,000			✓		✓
Strategic Committee	5,000			✓			✓		✓
Special Committee	60,000		✓	✓		✓
Restricted stock units and restricted stock granted to non-employee directors prior to August 2022 have a vesting period of five years, subject to accelerated vesting upon the death of the director or a change-in-control of the Company. Commencing in August 2022, restricted stock units and restricted stock granted to non-employee directors have a vesting period of one year to coincide with the director’s term in office and to better align with market practices. Following vesting, restricted stock units are convertible into shares of Common Stock on a one-for-one basis, generally at the time of termination of service as a director, or earlier in certain circumstances. Stock options granted to non-employee directors in fiscal 2020 have a vesting period of five years, with 20% of the options subject to the award vesting on each of the first five anniversaries of the grant date, subject to accelerated vesting upon the death of the director or a change-in-control of the Company.

Fiscal 2024 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion & Analysis
INTRODUCTION
This Compensation Discussion & Analysis ("CD&A”) describes our executive compensation program for our Named Executive Officers (“NEOs”) for fiscal 2024, each of whom are listed below. This CD&A also describes the Compensation Committee’s process for making NEO compensation decisions, as well as its rationale for specific decisions related to fiscal 2024.

Name	Principal Position
John Ratigan*	Interim Chief Executive Officer (“CEO”)
Michael A. Bondi	Chief Financial Officer
Donald E. Walther	Chief Legal Officer and Corporate Secretary
Jeffery P. Robertson**	President of Terrestrial and Wireless Networks Segment
Maria Hedden***	Former Chief Operating Officer
Ken Peterman****	Former Chairman, CEO and President
* The Company appointed Mr. Ratigan to the position of Interim CEO effective as of March 12, 2024, and to the position of CEO and President, effective October 28, 2024.
** The Company appointed Mr. Robertson to the position of Terrestrial and Wireless Networks Segment President, effective as of March 21, 2024.
*** Ms. Hedden resigned employment with the Company as Chief Operating Officer, effective as of September 13, 2024.
**** The Company terminated Mr. Peterman’s service as President and CEO, effective as of March 12, 2024. Upon termination of his employment, Mr. Peterman was deemed to have resigned from his position as Chairman and as a director pursuant to his employment agreement.
Executive Summary
Business Highlights
Comtech experienced an extraordinary series of events during fiscal 2024. Our fiscal 2024 results were impacted by refinancing and liquidity headwinds, which in turn weighed on our supply chain, and lengthened product development and delivery cycles. In the face of these challenges, both of our segments achieved important business wins. In our Satellite and Space Communications segment, we secured competitive contracts on next-generation modem platforms with government customers and, through the culmination of engineering achievements in fiscal 2024, launched our new Digital Common Ground portfolio of modems in September 2024, which we believe will provide our Satellite and Space Communications segment with a significant technology advantage. We appointed a new President of our Terrestrial and Wireless Networks segment, Jeff Robertson, who oversaw a strong win rate for major public safety projects, as evidenced through more than doubling year-over-year bookings of orders for next-generation solutions.

In fiscal 2024, we also divested or exited a number of business lines. We divested our solid-state, high-power amplifier product line in early fiscal 2024 in order to allow us to further invest in higher-potential, software-defined products. In addition, as outlined in our transformation efforts announced in early fiscal 2025, in the fourth quarter of fiscal 2024, we ceased operations of our steerable antenna product line in Basingstoke, United Kingdom, which was established in connection with the prior management team’s 2020 acquisition of CGC Technology Limited. Following the acquisition, we continued to invest in such operations to advance LEO constellation-based antenna technologies in anticipation of significant production orders. However, these ongoing investments, lack of significant production orders and unfavorable contract terms ultimately led to a decision by our Board to exit these operations.

Fiscal 2024 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS
Comtech also completed debt financing transactions during fiscal 2024 that meaningfully impacted its capital structure. In June 2024, we entered into a Credit Agreement that provides a senior secured loan facility consisting of: (i) a $162.0 million term loan (the “Term Loan Facility”) and (ii) an asset-based revolving credit facility with revolving commitments in an aggregate principal amount of $60.0 million (the “ABL Credit Facility” and, together with the Term Loan Facility, the “Credit Facility”). The proceeds of the Credit Facility were used to repay the Company’s prior credit facility in full and will be used for working capital and other general corporate purposes of the Company.

While revenue generation was healthy and we were able to grow our record backlog in fiscal 2024, our Adjusted EBITDA in the fourth quarter of fiscal 2024 was below expectations primarily due to underperformance in our Satellite and Space Communications segment, causing us to enter into an amendment to the Credit Facility, in October 2024. Among other items, the amendment waives certain events of default under the Credit Facility, including in connection with our financial covenants for the fourth fiscal quarter, increased the interest rate margins applicable to the loans, modified certain financial and collateral reporting requirements, provided the lenders a consent right with respect to $27.5 million of revolver borrowings above $32.5 million (i.e., the current amount of revolver borrowings outstanding), permitted the incurrence of senior unsecured subordinated debt, amended the maturity date generally to July 31, 2028 and suspended financial covenant testing under the Credit Facility through the end of the fiscal quarter ending January 31, 2025. Furthermore, to increase our liquidity, in October 2024, we entered a $25.0 million senior unsecured subordinated loan agreement with the holders of our Series B Convertible Preferred Stock.

On October 28, 2024, in recognition of his performance as Interim CEO and following an extensive CEO search process, the Board appointed John Ratigan as the Company’s President and CEO and a member of the Board. Mr. Ratigan first joined Comtech in November 2023 as the Company’s first Chief Corporate Development Officer (“CCDO”) and was appointed to the role of Interim CEO, effective as of March 12, 2024, following the termination of Ken Peterman.

Effective October 31, 2024, following a director search, Kenneth Traub was appointed to the Board. Subsequently, pursuant to the Cooperation Agreement with the Investor Group, Michael J. Hildebrandt was appointed to the Board, effective November 18, 2024. On November 26, 2024, Mr. Traub was appointed as Executive Chairman.

Fiscal 2024 Financial Highlights. Following are key financial results:

$700.6M Net Bookings	$798.9M Record Backlog
$540.4M Net Sales	29.1% Gross Profit Margin
$(79.9)M Operating Loss Includes $64.5M non-cash impairment charge for long-lived assets, including goodwill	$45.7M Adj. EBITDA(1)
(1) For a definition and explanation of "Adjusted EBITDA" (a Non-GAAP financial measure) as well as reconciliations to GAAP and Non-GAAP measures, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations - Comparison of Fiscal 2024 and 2023 - Adjusted EBITDA” in our Fiscal 2024 Annual Report on Form 10-K, filed with the SEC on October 30, 2024.

Fiscal 2024 Proxy Statement	48

COMPENSATION DISCUSSION AND ANALYSIS
Fiscal 2024 Compensation Highlights
Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual incentives reward the achievement of short-term goals, while long-term incentives are designed to drive our NEOs to focus on long-term sustainable stockholder value creation. In addition to employment agreements and a retention bonus program for certain NEOs, discussed in more detail below in the section entitled “Employment Agreements, Severance and Change-in-Control Practices,” the Compensation Committee made the following executive compensation decisions for fiscal 2024:

Base salaries. Approved base salary increases for Mr. Bondi and Ms. Hedden in order to improve alignment with market pay levels and address internal equity considerations. None of the other NEOs received base salary adjustments in fiscal 2024. The base salaries for Messrs. Ratigan and Robertson were determined when they joined the Company in fiscal 2024 based on market pay data, the compensation each received at their prior employer and internal equity considerations (see ‘‘Base Salary’’ in this CD&A for details).

Annual incentives. For fiscal 2024, based on progress relative to the pre-established Company financial metrics and achievement of personal performance goals, as well as the NEOs’ efforts in fiscal 2024 toward progressing the Company’s strategic transformation, the Compensation Committee approved annual incentive award payouts for the NEOs ranging between $30,000 and $100,000 (see “Annual Incentive Awards” in this CD&A for additional details).

Long-term incentives. Long-term incentive awards for Messrs. Bondi and Walther and Ms. Hedden with respect to fiscal 2024 were granted 60% in the form of performance-based awards and 40% in the form of restricted stock units (“RSUs”) (or 70% in the form of performance-based awards and 30% in the form of RSUs, in the case of Mr. Peterman). In lieu of receiving annual equity awards in fiscal 2024, Messrs. Ratigan and Robertson each received one-time sign-on awards consisting entirely of RSUs, with their participation in the regular annual long-term incentive program beginning in fiscal 2025. While Mr. Ratigan did not receive a fiscal 2024 long-term incentive award in fiscal 2024, pursuant to the terms of his offer of employment, he received a pro-rated fiscal 2024 long-term incentive award in fiscal 2025, delivered 60% as performance awards and 40% as RSUs. In addition, on July 31, 2024, the three-year performance period for the performance-based awards granted in fiscal 2022 ended. For the performance cycle that ended on July 31, 2024, the aggregate performance level was 40.9% of target (see “Fiscal 2022 LTPS Performance” in this CD&A for details).
2024 Say on Pay

At our 2023 annual meeting of stockholders, we received strong support for our executive compensation program, as approximately 88% of the total votes cast on the advisory vote on say-on-pay voted to approve the proposal. The Compensation Committee has considered, and each year will consider, the results of the prior advisory vote as it reviews and determines the total compensation packages for our NEOs.

Fiscal 2024 Proxy Statement	49

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee remains committed to keeping an open dialogue with the investor community. We regularly meet with our stockholders to discuss business topics, seek feedback on our performance, and address other matters, such as executive compensation.

Winter/Spring	Summer	Fall
•Review changes to our largest stockholders’ proxy voting policies and perspectives •Plan for outreach to our largest stockholders and smaller institutional investors with active engagement programs	•Conduct engagements with our largest investors and smaller institutional investors •Share feedback with our Board •Review and refresh governance practices and disclosures
•Conduct additional engagement with investors as needed/requested and share feedback with our Board
•Hold annual stockholder meeting
•Review feedback from annual stockholder meeting and determine future priorities

Compensation Governance Practices & Policies

We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
Place a significant emphasis on performance-based, variable compensation	We do not allow repricing of underwater stock options without stockholder approval
Maintain robust stock ownership guidelines	We do not have excessive perquisites
Annual say-on-pay vote	We do not allow hedging or short sales or pledging of our securities
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan	We do not pay dividends or dividend equivalents on unearned performance-based awards
Maintain a recoupment (“clawback”) policy	We do not have tax gross ups
Use an independent, external compensation consultant	We do not maintain defined benefit plans
What Guides Our Program
Compensation Philosophy and Guiding Principles
The principal goals of our executive compensation program are to help us attract, motivate and retain the talent required to develop and achieve our strategic and operating goals, with a view to maximizing stockholder value.

Fiscal 2024 Proxy Statement	50

Our compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management and compensation governance:

Performance-Driven and Stockholder Aligned	Competitively Positioned	Responsibly Governed
A meaningful portion of an NEO’s total compensation should be variable (“at-risk”) and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.	Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to help us attract and retain the best people to lead our success.	Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.
COMPENSATION ELEMENTS
The following primary elements of compensation support our executive compensation philosophy and are intended to strike an appropriate balance across top-line growth, profitability, non-financial business imperatives and cash flow generation, as well as drive stockholder value creation.

Element		Objective
Fixed	Base Salary	Provide market-competitive base pay, reflective of an NEO’s role, responsibilities, and individual performance to attract and retain top talent
Variable / At-Risk	Annual Incentives	Motivate and reward eligible NEOs for their efforts and contributions to our business success, based upon Comtech’s financial and operational performance metrics
	Long-Term Incentives	Align our NEOs’ awards with the long-term interests of our stockholders, as well as Comtech’s long-term business strategy and leadership talent retention goals
The Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for our former CEO, whose compensation was determined by the independent members of the full Board, based upon recommendations of the Compensation Committee. The Compensation Committee also made the final determination of the compensation of our Interim CEO at the time he was appointed in March 2024. The Compensation Committee’s responsibilities are specified in its charter, as further described in the “Board of Directors and Corporate Governance - Committees of the Board of Directors” section of this Proxy Statement.
In making decisions regarding our executive officer compensation, Compensation Committee members also draw upon their general knowledge and understanding of what executive officers of other companies are earning, particularly in our industry, using data derived from publicly available information such as other public company SEC filings, published reports on executive compensation and, in the past, the Company’s participation in benchmark studies.

Fiscal 2024 Proxy Statement	51

The Role of Management. Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. During Mr. Peterman’s tenure as Chairman and CEO during fiscal 2024, and during Mr. Ratigan’s tenure as Interim CEO during fiscal 2024, each reviewed his recommendations pertaining to other executives' pay with the Compensation Committee. Neither Mr. Peterman nor Mr. Ratigan participated in the deliberations of the Compensation Committee or Board regarding his own compensation. Independent members of the Board make all final determinations regarding the compensation of the Chairman and CEO.
The Role of the Independent Compensation Consultant. During fiscal 2024, the Compensation Committee engaged an independent compensation consultant to provide expertise on competitive pay practices, and program design. Pursuant to authority granted to it under its charter, the Compensation Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer”) as its independent consultant. Pearl Meyer reports directly to the Compensation Committee. Pearl Meyer did not provide any additional services to management during fiscal 2024. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and determined that the services rendered by Pearl Meyer did not raise any conflicts of interest.

The Role of the Peer Group. The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting fiscal 2024 compensation levels, the Compensation Committee, with the support of Pearl Meyer, reviewed the Company’s existing peer group and determined that the peer companies remained relevant and size and industry appropriate for compensation benchmarking purposes. As such, no modifications were made to the fiscal 2024 compensation peer group as compared to the fiscal 2023 compensation peer group. We believe this peer group reflects our labor market for executive talent and uses a balanced combination of direct and broader industry peers. The peer group is intended to reflect companies of a similar size, scope of operations, complexity, and footprint as Comtech.

In evaluating fiscal 2024 compensation decisions, the Compensation Committee considered publicly-available data from industry compensation surveys and proxy statements from the group of 15 peer companies listed below. Data was collected from US-based, publicly-traded, communications equipment/telecommunication services companies with revenues and market capitalization generally between 0.4x and 2.5x that of Comtech.

Fiscal 2024 Compensation Peer Group
ADTRAN, Inc.	Casa Systems, Inc.	Harmonic Inc.
ATN International, Inc.	Digi International Inc.	Infinera Corporation
Aviat Networks	Ducommun Incorporated	NETGEAR, Inc.
CalAmp Corp.	DZS Inc.	Ribbon Communications Inc.
Cambium Networks Corporation	Extreme Networks, Inc.	TESSCO Technologies Incorporated

Fiscal 2024 Proxy Statement	52

As part of its analysis, the Compensation Committee also evaluated the appropriateness of each NEO’s compensation based on factors such as Company and business unit performance, job scope, individual performance, time in position, and alignment with comparable positions at companies in the peer group. Target total direct compensation levels can range from below to above-market based on factors such as experience and performance of the individual and the Company or applicable business unit over time. To the extent the Compensation Committee deems that the compensation level associated with a NEO’s position versus the market (one measure of which is the peer group) is not aligned with the relevant factors, the Compensation Committee may choose to modify one or more of the NEO’s compensation components. With input from its independent compensation consultant, the Compensation Committee intends to annually review the compensation peer group to evaluate whether it continues to meet the Company’s objectives, and may modify it in the future, as appropriate.
Fiscal 2024 Executive Compensation Program
Base Salary
Base salaries paid to our executive officers are intended to be competitive with those paid to executives holding comparable positions at comparably sized companies in our industry. The Compensation Committee reviews base salaries each year and, as appropriate, makes adjustments based on the Compensation Committee’s assessment of the executive officer’s individual performance, taking into consideration the operating and financial performance of our operations for which the executive is responsible. The Compensation Committee also considers the budgeted level of merit increases for all employees generally in determining salary adjustments for executive officers. With respect to newly hired NEOs, the Compensation Committee also considers the compensation received by such executive officer at his or her prior employer, as well as the competitive market for such new hire.

The Compensation Committee reviews public information regarding competitive levels of salary in our industry but has not established a policy of targeting a particular benchmarked level. While the Compensation Committee’s determinations regarding salary reflect a degree of subjectivity and business judgment as to the performance and competitiveness of salary levels for each individual NEO’s position, fiscal 2024 base salary decisions were informed by a comprehensive competitive market study conducted by our independent compensation consultant.

With respect to our NEOs continuing from fiscal 2023, Mr. Bondi and Ms. Hedden received base salary increases in fiscal 2024. These increases were approved to (a) better align with competitive market pay levels for their respective roles, as surveyed by Pearl Meyer, (b) address internal pay equity considerations, and (c) address each NEO’s expanded roles and responsibilities in light of the Company’s ongoing transformation and consolidation of various shared services and company-wide functions. The base salary levels for Messrs. Ratigan and Robertson were determined based on market data and their compensation at their respective former employers. The table below shows the annual base salary levels approved for fiscal 2024:

Name	Fiscal 2023 **	Fiscal 2024	% Change
John Ratigan*	N/A	$525,000	N/A
Michael A. Bondi	$386,636	$515,000	33.20%
Maria Hedden	$509,250	$515,000	1.10%
Donald E. Walther	$475,000	$475,000	—%
Jeffery P. Robertson	N/A	$500,000	N/A
Ken A. Peterman***	$750,000	$750,000	—%
* Mr. Ratigan was initially provided with an annual base salary of $525,000 in connection with his appointment to the position of CCDO. On March 25, 2024, in connection with his appointment to the position of Interim CEO, Mr. Ratigan’s employment agreement was amended to provide for an additional stipend of $10,000 per month to be paid to Mr. Ratigan for each month (or portion thereof) during which he served as Interim CEO (resulting in a $645,000 annualized base salary rate during his period of Interim CEO service).
** Note that Messrs. Ratigan and Robertson were not employees of the Company until fiscal 2024.
*** Effective March 12, 2024, Mr. Peterman was terminated from his roles as President and CEO of the Company for cause unrelated to Comtech’s business strategy, financial results or previously filed financial statements.

Fiscal 2024 Proxy Statement	53

Annual Incentive Awards
Annual incentive awards are designed to reward individuals for Company and personal performance. Each NEO is assigned an annual incentive target established based upon the size and scope of their responsibility, ability to impact overall results, internal equity and relevant market data. Actual award payouts may range from zero to 200% of target, depending on performance results, and the Compensation Committee retains discretion to further adjust the award based on its assessment of Company and/or personal performance. Under the fiscal 2024 annual incentive awards, total payouts will not exceed 200% of each NEO’s stated target award opportunity.

For fiscal 2024, except in the case of Mr. Robertson, each NEO’s annual incentive award opportunity for fiscal 2024 was based 75% on the achievement of three financial goals (each individually weighted at 25%) and 25% on the achievement of personal goals. Based on Mr. Robertson’s roles and responsibilities, as a segment leader and to tie a portion of his compensation to the segment that he led in fiscal 2024, his annual incentive award opportunity for fiscal 2024 was based on a combination of four financial goals (each individually weighted at 20%) and personal goals weighted at 20%.

		Fiscal 2024: NEOs’ Payout Formula (other than Mr. Robertson)
Annual Incentive Target Opportunity ($)	x	Financial Performance Payout (%)	x	75%	+	Personal Performance Payout (%)	x	25%	=	Annual Incentive Award Payout ($)
		Fiscal 2024: Mr. Robertson’s Payout Formula
Annual Incentive Target Opportunity ($)	x	Financial Performance Payout (%)	x	80%	+	Personal Performance Payout (%)	x	20%	=	Annual Incentive Award Payout ($)

Fiscal 2024 Target Award Opportunities. NEO annual incentive target award opportunities are expressed as a percentage of base salary. None of the target award opportunities changed for fiscal 2024, except for Mr. Bondi and Ms. Hedden, which were adjusted in tandem with their respective base salaries, as explained above, to better align with current market data, internal pay equity and their expanded roles and responsibilities in fiscal 2024. For fiscal 2024, target award opportunities were as follows:

Name	Target Award Opportunity ($)	Target Award (% of Salary)
John Ratigan(1)	$367,500	70%
Michael A. Bondi	$386,250	75%
Maria Hedden	$309,000	60%
Donald E. Walther	$237,500	50%
Jeffery P. Robertson(2)	$375,000	75%
Ken. Peterman(3)	$750,000	100%
(1)    Mr. Ratigan’s annual incentive award opportunity and performance goals for fiscal 2024 were set based upon his then-current role and responsibilities as our CCDO and were not adjusted upon his assumption of the role of Interim CEO. Mr. Ratigan’s target award opportunity for fiscal 2024 was prorated based upon his November 13, 2023 hire date and amounted to $263,074.
(2)    Mr. Robertson’s target award opportunity for fiscal 2024 was prorated based upon his March 12, 2024 hire date and amounted to $145,492.
(3)    Mr. Peterman was not eligible to receive an annual incentive award payout for fiscal 2024 due to his termination by the Company for cause on March 12, 2024.

Fiscal 2024 Proxy Statement	54

Fiscal 2024 Performance Metrics, Results and Award Payouts. The Compensation Committee determines financial metrics and/or personal goals at the beginning of the fiscal year, with failure to achieve the threshold performance levels for any of the metrics or goals resulting in no payout being delivered for that component, whether it be financial or personal.

Financial Performance Metrics. The fiscal 2024 financial metrics for the NEOs, other than Mr. Robertson, were based on Pre-tax Profit, Adjusted EBITDA and Free Cash Flow, each as defined below. These metrics were selected to align incentives with the Company's overall strategy of driving profitable growth, operational efficiency, and stronger cash generation. The following chart shows the fiscal 2024 goals, as well as actual results for the NEOs, other than Mr. Robertson:

Achievement Levels		Payout % of Target	2024 Financial Metrics (For NEOs other than Mr. Robertson)
			Pre-tax Profit(1) (25% weighting)	Adjusted EBITDA(2) (25% weighting)	Free Cash Flow(3) (25% weighting)
Maximum	115%	200%	$9,775,000	$80,500,000	$30,475,000
Target	100%	100%	$8,500,000	$70,000,000	$26,500,000
Threshold	70%	60%	$5,950,000	$49,000,000	$18,550,000
Actual Results (as defined)			$(9,203,000)	$45,699,000	$(67,578,000)
			Below Threshold	Below Threshold	Below Threshold
Payout Amount			0% of Target (No metric achieved threshold performance in fiscal 2024)
(1) Pre-Tax Profit is calculated as GAAP income (loss) before provision for taxes, adjusted to eliminate certain effects, if applicable, including: (i) stock-based compensation expense, (ii) amortization of newly acquired intangibles with finite lives, (iii) adjustments required by the adoption of new accounting standards, (iv) certain costs associated with exit or disposal activities, (v) certain expenses associated with the termination of employees, (vi) goodwill or long-lived asset impairment losses, (vii) expenses incurred in connection with a potential or actual business combination or change-in-control matters, (viii) write-off of deferred financing costs, (ix) COVID-19 related costs (in years prior to fiscal 2024), (x) strategic emerging technology costs, (xi) proxy solicitation costs, (xii) CEO transition costs and (xiii) any extraordinary items.
(2) Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation expense, amortization of intangibles, amortization of stock-based compensation, amortization of cost to fulfill assets, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), change in fair value of warrants and derivatives, write-off of deferred financing costs, CEO transition costs, impairment of long-lived assets, including goodwill, loss on business divestiture and, in the past, acquisition plan expenses, change in fair value of convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, proxy solicitation costs and strategic alternatives analysis expenses and other. Although closely aligned, our definition of Adjusted EBITDA is different than EBITDA (as such term is defined in our Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock.
(3)    Free Cash Flow is defined as cash flows from operations, as defined by GAAP, less the amount paid in cash during the year for capital expenditures for the entities managed by the respective NEO. For NEOs with company-wide responsibilities, this metric is also increased by the amount of actual cash payments made during the fiscal year related to proxy solicitation and CEO transition costs, as applicable.

For the purpose of measuring performance for annual incentives, Pre-tax Profit, Adjusted EBITDA and Free Cash Flow are non-GAAP measures due to adjustments we make to the corresponding GAAP financial measures. These adjustment items, which have been consistently defined and applied over the years, were approved by the Compensation Committee at the time the Compensation Committee established the performance targets. The Compensation Committee believes these adjustments make the performance measures fairer and more accurate as a year-over-year comparison, and the Compensation Committee keeps the probable effects of adjustments in mind in setting the annual target level for these performance metrics.

Fiscal 2024 Proxy Statement	55

Mr. Robertson’s financial goals were linked to the achievement of Pre-tax Profit (as defined above), New Orders, Free Cash Flow (as defined above) and Net Sales, in each case, for the Terrestrial and Wireless Networks segment. The chart below shows the fiscal 2024 goals, as well as actual results, for Mr. Robertson:

Achievement Levels		Payout % of Target	2024 Financial Metrics (for Mr. Robertson only)
			New Orders(1) (20% weighting)	Net Sales(2) (20% weighting)	Pre-tax Profit (20% weighting)	Free Cash Flow (20% weighting)
Maximum	115%	200%	$371,450,000	$253,000,000	$20,700,000	$24,725,000
Target	100%	100%	$323,000,000	$220,000,000	$18,000,000	$21,500,000
Threshold	70%	60%	$226,100,000	$154,000,000	$12,600,000	$15,050,000
Actual Results (as defined)			$367,540,000	$216,334,000	$21,624,000	$19,016,000
			113.8% of Target	98.3% of Target	120.1% of Target	88.4% of Target
Payout Amount			132.3% of Target
(1)    New Orders is defined as net bookings of our Terrestrial and Wireless Networks segment. Bookings consist of contracts awarded to us that are signed, funded and considered firm. Bookings do not include the value of options that may be exercised in the future on multi-year contracts, nor does it include the value of additional purchase orders that we may receive in the future. In some cases, such as contracts received from large U.S. based telecommunication companies, bookings may include the value of customer authorizations to proceed or may be computed by multiplying the most recent month’s contract or revenue by the months remaining under the existing long-term agreements, which we consider to be the best available information for anticipating revenue under those agreements. A significant portion of bookings from our U.S. commercial customers relates to large, multi-year contracts to provide state and local governments (and their agencies) with 911 public safety and location technology solutions. Although the contracts themselves represent legal, binding obligations of these governments, funding is often subject to the approval of budgets (for example, on an annual or bi-annual basis). Although funding for these multi-year contracts is dependent on future budgets being approved, we include the full estimated value of these large, multi-year contracts in our bookings given the critical nature of the services being provided and the positive historical experience of our state and local government customers passing their respective budgets. For further discussion of our bookings and backlog, see “Part I - Item 1. Business - Backlog” on page 12 of our Form 10-K filed with the SEC on October 30, 2024.
(2)    Net Sales is defined as net sales of our Terrestrial and Wireless Networks segment, recognized in accordance with U.S. GAAP.

Fiscal 2024 Proxy Statement	56

Annual Incentive Plan Awards. Personal performance goals are typically established near the beginning of the fiscal year, and generally include financial, strategic and leadership objectives. Individual NEO performance is evaluated by the Compensation Committee by comparing actual performance to the pre-established personal goals, as well as by considering individual accomplishments and other relevant performance criteria. For fiscal 2024, achievement of personal goals was determined on a binary basis, with each personal goal earned at 5.0% (or 6.25% for Ms. Hedden), or 0%. In addition, under the terms of the fiscal 2024 annual incentive plan awards, no payout may be earned for personal performance goals if Pre-tax Profit is not positive for the performance year, with Company-wide Pre-Tax Profit used for NEOs with company-wide responsibilities and the Terrestrial and Wireless Networks segment Pre-Tax Profit used for Mr. Robertson, who is President with respect to that segment. Personal performance goals are intended to be dynamic and expected to change on an annual basis based upon the relevant business priorities for the performance year. A description of each NEO’s individual performance goals and their level of achievement for fiscal 2024 is set forth below.

Name	Fiscal 2024 Goals	Assessment / Potential Payout %
John Ratigan
1.Drive revenue growth and profitability
2.Enhance customer satisfaction and loyalty
3.Improve operational efficiency and effectiveness
4.Enhance leadership and talent development
5.Foster a culture of innovation and continuous improvement
Achieved 4 out of 5 Potential Payout %: 20.00%
Michael A. Bondi	1.Divest a particular product line 2.Improve liquidity by raising capital 3.Refinance existing credit facility 4.Strengthen CFO organization 5.Enhance automated reporting tools	Achieved 5 out of 5 Potential Payout %: 25.00%
Maria Hedden
1.Grow sales pipeline a certain percentage year-over-year
2.Achieve a certain dollar amount of sustainable year-over-year annualized cost savings
3.Establish strategy to transform Comtech into a systems and solutions provider
4.Establish succession plans and leadership academies for key positions
Achieved 1 out of 4 Potential Payout %: 6.25%
Donald E. Walther
1.Implement Contract Lifecycle Management tools with full Salesforce interoperability
2.Restructure legal team to (a) scale appropriately for revenue per lawyer, (b) align subject matter experts with supported businesses, and (c) leverage technology (e.g., matter management platform)
3.Reduce number of firms performing services for Comtech to enable better customer affinity and leverage economies of scale
4.Deploy training (e.g., global trade and contracts) to foster internal development and risk mitigation
5.Support key CEO initiatives
Achieved 3 out of 5 Potential Payout %: 15.00%
Jeffery P. Robertson
1.Develop a capture plan and grow revenue in new markets by a certain amount within a certain time frame
2.Achieve a certain dollar amount of sustainable year-over-year annualized cost savings
3.Establish key business objectives and succession plans for direct reports that drive execution and accountability
4.Successfully complete key development milestones to accelerate deployment of next generation 911 capabilities
Achieved 2 out of 4 Potential Payout %: 10.00%

Fiscal 2024 Proxy Statement	57

Actual awards granted to each NEO are set forth below. For the NEOs other than Mr. Robertson and Mr. Peterman, the Compensation Committee exercised discretion to waive the requirement to achieve a positive Company-wide Pre-Tax Profit and approved payouts to such NEOs ranging from $30,000 to $75,000, which was determined to be commensurate with their personal goal achievements and overall efforts in fiscal 2024 toward progressing the Company’s strategic transformation and managing through significant change. The Compensation Committee determined that this was appropriate to help ensure that payouts appropriately reflected performance relative to expectations, while considering broader business and market dynamics. The funding level for Mr. Robertson’s award was determined entirely based on results against the pre-established goals (with 132.3% achievement for the financial performance results and 10% achievement for the personal performance results); however, the Compensation Committee determined to reduce his actual payout by $107,114 in light of internal pay equity considerations, Mr. Robertson’s overall level of compensation in fiscal 2024 (including his sign-on grant of RSUs), and his potential to receive a transaction bonus related to certain Company events, including a sale of the Terrestrial and Wireless Networks segment, resulting in a weighted payout of 68.7% of target.

To further strengthen alignment with common stockholders, actual awards as outlined in the table below were delivered to NEOs in shares of common stock, rounded to the nearest whole share.

Name	Target Award Opportunity ($)	Actual Award ($)(2)
John Ratigan(1)	$367,500	$52,500
Michael A. Bondi	$386,250	$75,000
Maria Hedden	$309,000	$30,000
Donald E. Walther	$237,500	$60,000
Jeffery P. Robertson(1)	$375,000	$100,000
(1)    Messrs. Ratigan and Robertson’s target award opportunities for fiscal 2024 were prorated based on each NEO’s hire date and amounted to $263,074 and $145,492, respectively.
(2)    Mr. Peterman was not eligible for an award due to his termination for cause during fiscal 2024 and was excluded from the table above.
Long-Term Equity Incentive Awards
Long-term incentive compensation is designed to align our NEOs’ awards with the long-term interests of our stockholders, as well as Comtech’s long-term business strategy and leadership talent retention goals.

The Compensation Committee approved a mix of long-term incentive vehicles as follows:

Award Type	Design At-a-Glance
Performance Awards
Performance awards are designed to align executive pay with achievement of financial metrics that are viewed as most impactful to stockholders. Performance is measured against both relative and absolute metrics to provide a comprehensive and balanced evaluation of our long-term business performance. NEOs can earn between 0% and 200% of their target award opportunity.

For fiscal 2024, performance awards were delivered in a combination of long-term performance shares (“LTPS”) and long-term performance cash (“LTPC”) (the “Performance Awards”). If the performance goals are achieved, the Performance Awards earned will vest and be paid out following the end of the three-year performance period.

RSUs	RSUs granted to NEOs in fiscal 2024 vest in equal installments each year on the first three anniversaries of the grant date, subject to the executive’s continued employment through the applicable vesting date. Under certain circumstances, such awards also allow for partial vesting for terminated recipients with three or more years of service.

Fiscal 2024 Proxy Statement	58

During fiscal 2024, long-term incentive awards were granted to Messrs. Bondi and Walther and Ms. Hedden using a mix of 60% Performance Awards and 40% RSUs. Mr. Peterman’s long-term incentive awards were granted 70% in the form of Performance Awards and 30% in the form of RSUs. In lieu of receiving annual equity awards in fiscal 2024, Mr. Ratigan and Mr. Robertson each received one-time sign-on awards consisting entirely of RSUs, with their participation in the Company’s regular annual long-term incentive program to begin in fiscal 2025. While Mr. Ratigan did not receive a fiscal 2024 long-term incentive award in fiscal 2024, pursuant to the terms of his offer of employment, he received a pro-rated fiscal 2024 long-term incentive award in fiscal 2025 with a grant date value of $715,847, delivered 60% in performance awards and 40% as RSUs. At the time of his hiring in November 2023 (i.e., prior to shareholder approval of the 2023 Plan in December 2023), the deferral of Mr. Ratigan’s fiscal 2024 awards to fiscal 2025 was done to conserve shares in the then existing 2000 Plan.
Fiscal 2024 Annual Grants. For fiscal 2024, the NEOs received long-term incentive awards as follows (excluding any one-time grants or awards):

Name	Value of RSUs ($)	Target Value of Performance Awards ($)	Estimated Fair Value of Awards(1) ($)
John Ratigan(2)	$—	$—	$—
Michael A. Bondi	$289,500	$434,250	$723,750
Maria Hedden	$280,400	$420,600	$701,000
Donald E. Walther	$165,000	$247,500	$412,500
Jeffery P. Robertson(3)	$—	$—	$—
Ken A. Peterman	$1,020,000	$2,380,000	$3,400,000

(1)    For each of the then-serving NEOs, amounts were determined based on the closing price of our Common Stock on the date of grant on August 11, 2023, which was $9.35. Mr. Peterman’s award was granted on August 14, 2023, with a grant date fair value per share of $9.48. Mr. Peterman’s award was subsequently cancelled upon his termination for cause in March 2024. For ASC 718 purposes, the grant date fair value per share for the August 11, 2023 and August 14, 2023 grants was $11.57 and $11.73, respectively.
(2)    Mr. Ratigan received a one-time, new hire award of RSUs with a grant date fair value of $200,000, which is not included in the table above. This amount was determined based on the closing price of our Common Stock on June 3, 2024 of $2.57 per share. This award will vest 33 1/3% on each of the first through third anniversaries of the grant, subject to Mr. Ratigan’s continued employment through the vesting date. In addition, the long-term incentive awards Mr. Ratigan was eligible to receive for fiscal 2024 were deferred until fiscal 2025 in accordance with the terms of his offer of employment and, thus, were not included in the table above. The deferral of awards to fiscal 2025 was made to conserve shares in the then existing 2000 Plan. In early fiscal 2025, Mr. Ratigan received the pro-rated fiscal 2024 long-term incentive awards with a grant date value of $715,847.
(3)    Mr. Robertson received a one-time, new hire grant of RSUs with a grant date fair value of $300,000, which is not included in the table above. This amount was determined based on the closing price of our Common Stock on June 3, 2024 of $2.57 per share. This award will vest 33 1/3% on each of the first through third anniversaries of the grant, subject to Mr. Robertson’s continued employment through the vesting date.

In determining the actual amount of annual grants of long-term incentive awards for each NEO, the Compensation Committee considered each individual NEO’s past and expected overall performance and his or her potential impact on our future success and held a view toward maintaining aggregate internal pay equity.

Fiscal 2024 Proxy Statement	59

A Closer Look at Long-Term Performance Awards. The Compensation Committee believes that Performance Awards provide appropriate incentives for management to focus on long-term financial results, and that these performance goals correlate with the value of our Common Stock. Recipients can earn between 0% and 200% of their target award opportunity. The actual portion of the Performance Awards that are earned and vested and the value of the Performance Awards that is paid out, are based on the achievement of predetermined metrics at the end of a three-year performance period, as outlined below:

Fiscal 2024 Performance Awards (August 1, 2023-July 31, 2026)
Metric	Weighting	Detail
Revenue	33.3%	•Revenue incentivizes the delivery of an appropriate level of top-line growth
Adjusted EBITDA	33.3%
•Adjusted EBITDA focuses on sustained profitable growth over a three-year performance period, while continuing to provide strong accountability for returns and continues to be viewed as a core driver of the Company’s performance and stockholder value creation

Relative TSR	33.3%	•Measured relative to the S&P 600 Index over a three-year period •Capped at 100% of target if absolute TSR is negative •Enhances alignment with stockholders

When designing the Company’s fiscal 2024 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and Pearl Meyer. Based on such review, the Compensation Committee determined to use Adjusted EBITDA in both the annual and long-term incentive programs as it was viewed as a core measure of performance, combined in each case with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons.

In determining specific target levels for Performance Award goals at the beginning of fiscal 2024, the Compensation Committee established Revenue and Adjusted EBITDA goals which were intended to motivate our executive officers to target long-term growth opportunities, while the rTSR metric was intended to strengthen stockholder and market-practice alignment. The Compensation Committee established goals designed to be challenging at target for fiscal 2024 and applied an annual positive growth factor for each of the years in the three-year performance period for both Revenue and Adjusted EBITDA.

In order to receive any shares or cash payout under an LTPS or LTPC award, a NEO must achieve threshold performance levels on at least one goal. Awards are capped at 200% of target. Also, if the Company’s TSR performance is negative, but rTSR would have resulted in a payout above target, the rTSR payout is capped at 100% of target.

For fiscal 2024, the Compensation Committee revised the shape of the curve to increase the threshold performance criteria for both Adjusted EBITDA and Revenue, requiring greater rigor to vest with respect to a performance award in the first instance, while further incentivizing Company management to exceed target metrics by decreasing the amount required to earn a maximum payout. Thus, while the Compensation Committee lowered the maximum achievement percentage from 200% to 115% in fiscal 2024, the Compensation Committee made such adjustment to balance the fact that it also increased the threshold achievement percentage from 70% to 85%. Accordingly, such adjustments were not done in isolation; rather as a wholistic and balanced change to create higher hurdles for our NEOs, but also offering them an opportunity to be rewarded for over-achievement.

Fiscal 2024 Proxy Statement	60

Performance Level	Performance Metrics & Objectives			Portion of Target Performance Award Earned
	Revenue	Adjusted EBITDA	rTSR (Percentile Achievement)
Threshold	85% of Target		25th Percentile	50%
Target	100% of Target		50th Percentile	100%
Maximum	115% of Target		75th Percentile	200%
If performance for the three-year performance period is achieved at a level between the threshold and the target or between the target and the maximum, the payout level is determined through straight-line interpolation.

Fiscal 2022 LTPS Performance (August 1, 2021 - July 31, 2024) Results and Payouts. On July 31, 2024, the three fiscal-year performance period for the LTPS granted in fiscal 2022 ended. For these awards, for the current, then-serving NEOs at the time of the grant, the performance goal for revenues was achieved at 81.9% of target and the performance goal for Adjusted EBITDA was below threshold. As each performance goal was weighted 50%, the aggregate performance level was 40.9% of target. The three-year target revenue goal was $1.925 billion, with actual performance equal to $1.577 billion. The three-year target Adjusted EBITDA goal was $253.3 million, with actual performance equal to $138.5 million. Such three-year targets for Revenue and Adjusted EBITDA were designed to be challenging, but achievable with strong performance, with the goals developed based on forecasted fiscal 2022 results at the time the goals were set, with year-over-year growth rate factors applied in each of fiscal 2023 and fiscal 2024. Such targeted goals were not disclosed at that time due to competitive reasons. Based on these results, the current, then-serving NEOs received the shares set forth in the table below. Ms. Hedden was not eligible to receive any LTPS shares earned because she voluntarily terminated her employment with the Company on September 13, 2024, prior to the certification date with respect to her LTPS award.

Name	Target LTPS Granted	LTPS Shares Earned (1)
Michael A. Bondi	5,976	2,447
Maria Hedden	2,833	—
(1)    LTPS shares earned from the fiscal 2022 grant were vested and issued in fiscal 2025.
Other Compensation Polices, Practices and Guidelines
Stock Ownership Guidelines and Mandatory Holding Periods
Our Board of Directors has adopted stock ownership guidelines and related holding requirements for our NEOs and our non-employee directors, which must be achieved during a five-year phase-in period after the NEO or director first becomes subject to the guidelines. The Board believes these guidelines further align our NEOs’ and our non-employee directors’ interests with the interests of our stockholders. The minimum equity ownership guidelines for our continuing NEOs and our non-employee directors are as follows:

Title	Guideline
CEO	3x annual base salary
Non-Employee Directors	6x annual cash retainer
All other NEOs	Lower of 2x annual base salary or 20,000 shares

During his tenure as Interim CEO in fiscal 2024, Mr. Ratigan’s minimum equity ownership guideline remained at the same level as all other NEOs. However, commencing on October 28, 2024 with his appointment as President and CEO, Mr. Ratigan will now be subject to a minimum equity ownership requirement of 3x his annual base salary.

Fiscal 2024 Proxy Statement	61

Shares owned outright as well as unvested RSUs and performance shares will be considered as ownership under the guidelines; however, unexercised stock options will not be considered to constitute ownership of shares for purposes of the share ownership guidelines. As of July 31, 2024, all of our continuing NEOs and our non-employee directors held equity positions that met their full applicable guidelines or were within the five-year phase-in period.
Recoupment (“Clawback”) Policy
In connection with the Nasdaq’s adoption of listing standards implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, during 2023 the Compensation Committee adopted a Dodd-Frank Policy on Recoupment of Incentive Compensation, which provides for the recoupment of compensation of certain of the Company’s current and former executive officers in certain circumstances in the event of a restatement of financial results by the Company.

In addition, the terms of the equity awards (both performance-based and time-based) granted to each of our NEOs provide that in the event the NEO award holder engages in “detrimental activity” prior to or during the one-year period following the later (or, in the case of the performance awards, earlier) of the award holder’s termination of employment or the vesting (or, in the case of stock options, exercise) of the award, or in the case of restricted stock unit awards under the 2000 Plan during the one-year period following vesting of the award, then the Compensation Committee may direct the clawback of such awards and require repayment of any amounts realized in connection with the vesting or settlement of such awards (in the case of the LTPS and LTPC awards and stock option awards, within one year following such detrimental activity, and in the case of other time-based awards under the 2023 Plan, at any time). “Detrimental Activity” has the meaning defined in the 2023 Plan and the 2000 Plan, as applicable, and includes disclosure of confidential information, actions by the NEO which could constitute grounds for a “for cause” termination, certain competitive activities, certain disparaging actions, breach of a material agreement with the Company or an affiliate, and breach of the Company’s standards of business conduct. The Company believes that including a detrimental activity clawback in equity award agreements, including time-based equity award agreements, further aligns the Company with corporate governance “best practices” and provides the Company with a contractual entitlement to recovery.

Similarly, the retention bonus agreements (as described in further detail under “Employment Agreements, Severance and Change-in-Control Practices” below) between the Company and Messrs. Bondi and Walther and Ms. Hedden provide that in the event the executive engages in certain detrimental activity (which includes various forms of employee misconduct) prior to or during the one-year period following the final payment date of the retention bonus, then the Company may direct (at any time, within one year thereafter) that all payments received under the retention bonus agreement will be immediately forfeited to the Company and the executive will be required to immediately pay over the total of any net payments received.
Anti-Hedging and Anti-Pledging Policy
The Board of Directors believes that it is inappropriate and undesirable for executives (including NEOs), directors or officers of Comtech to engage in hedging transactions that lock in the value of holdings in equity securities of Comtech. Such transactions, by allowing the insiders to own equity securities of Comtech without the full risks and rewards of ownership, potentially separate the insiders’ interests from the public holders of such securities. The Board also recognizes that pledging by executives, directors or officers of Comtech’s equity securities as collateral for indebtedness creates the risk of an unplanned sale that may occur at a time when the executive, director or officer is aware of material nonpublic information or is otherwise not permitted to trade in Comtech’s securities. The Board has therefore adopted a policy which establishes certain prohibitions against hedging or pledging transactions involving equity securities of Comtech by executives, directors and officers as well as their designees in accordance with the terms therein.
Executives, directors and officers of Comtech or any subsidiary of Comtech, and their designees, are prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of equity securities of Comtech, including, without limitation, prepaid variable forward contracts, equity swaps, collars, exchange funds

Fiscal 2024 Proxy Statement	62

and transactions with economic consequences comparable to the foregoing financial instruments; and (b) pledging equity securities of Comtech as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account.
Any violation of this anti-hedging and anti-pledging policy may result in disciplinary action by the Company, including suspension without pay, loss of pay or bonus, demotion or other sanctions, dismissal for cause, and loss of severance benefits.
Annual Compensation Risk Assessment
The Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. Each year, in determining the elements of the executive compensation program for the upcoming year and through discussions with management and the Compensation Committee’s independent compensation consultant (e.g., Pearl Meyer), the Compensation Committee also considers any potential material risks that might be created by the Company’s compensation policies and practices. The Compensation Committee concluded that the Company’s compensation programs and practices are aligned with the interests of our stockholders, appropriately reward for performance, and do not promote excessive or imprudent risk-taking.
Other Annual Compensation and Benefits
Although direct compensation, in the form of salary, non-equity incentive awards, as applicable, and long-term equity incentive awards provide most of the compensation to each NEO, we also provide for the following items of additional compensation:
Retirement savings are provided by our tax qualified 401(k) plan, in the same manner available to all U.S. employees. This plan includes an employer matching contribution that is intended to encourage employees (including our NEOs) to save for retirement.
Health, life and disability benefits are offered to NEOs in the same manner available to all of our U.S. employees. Certain NEOs are also eligible to be reimbursed for additional life insurance.

Perquisites are provided at modest levels to certain NEOs. Additional information is set forth in the "All Other Compensation” column of the "Fiscal 2024 Summary Compensation Table.”
Employment Agreements, Severance and Change-in-Control Practices

Employment Arrangements. During fiscal 2024, the Company was party to an employment agreement with Mr. Peterman and a change-in-control and severance agreement with Mr. Bondi. In addition, after working closely with our independent compensation consultant to conduct a competitive review of our executive compensation program, which included a comprehensive review of our severance and change-in-control practices, the Compensation Committee approved employment agreements with each of Messrs. Ratigan, Robertson and Walther and Ms. Hedden.

In connection with Mr. Ratigan’s appointment to the position of Interim CEO, his employment agreement was subsequently amended in March 2024 to reflect his promotion. Under the terms of this amendment, Mr. Ratigan became entitled to receive a $10,000 monthly stipend for each month or portion thereof during which Mr. Ratigan served as Interim CEO, as well as a potential bonus to be awarded at the discretion of our Board upon the completion of his term as Interim CEO. Upon Mr. Ratigan assuming the role of President and CEO and entering into a new employee agreement, it was agreed that no discretionary bonus would be paid in connection with the conclusion of Mr. Ratigan’s service as Interim CEO.

Fiscal 2024 Proxy Statement	63

With respect to Mr. Robertson’s employment agreement, among other payments and benefits described herein (e.g., his $300,000 one-time, new hire grant of RSUs and severance benefits), in order to reflect Mr. Robertson’s unique and instrumental role in any future change-in-control transaction, and to induce him to accept employment in light of any potential change-in-control transaction, the employment agreement provides for the payment of a bonus in connection with the consummation of certain qualifying transactions (a “transaction bonus”), as described in greater detail under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below. The transaction bonus ranges from a minimum of $1,500,000 and a maximum of $5,100,000. This transaction bonus award opportunity is separate from any severance entitlement and was determined after considering the potential value to be received by the Company and its shareholders as a result of a qualifying transaction and as an inducement for Mr. Robertson to accept a position with the Company notwithstanding a potential transaction.

Following the end of fiscal 2024, effective as of October 28, 2024 in connection with his appointment to the position of President and CEO, Mr. Ratigan entered into a new employment agreement with the Company. This new employment agreement provides for a variety of payments and benefits, including: (i) an annualized base salary of $750,000; (ii) an annual bonus target opportunity of 100% of base salary (with a maximum bonus opportunity of 200% of base salary or such higher amount as is provided to other similarly situated senior executives of the Company for the applicable fiscal year); (iii) an annual grant of RSUs each year during the term of the agreement with a grant date value of $400,000, subject to vesting in equal annual installments over a three-year period; (iv) an annual grant each year during the term of the agreement of a target number of long-term performance awards with a grant date value of $800,000, 25% of which will ultimately be settled in cash, and 75% of which will be settled in Company common stock, with vesting based on performance over a three-year performance period; (v) a one-time grant of 100,000 long-term performance shares which will vest subject to achievement of certain stock price targets, and (vi) severance benefits upon a qualifying termination of employment.

Each of the employment agreements with our NEOs, as in effect at the end of fiscal 2024, provided for the payment of severance in the event of certain qualifying terminations of employment, as described in further detail under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below. The severance terms were determined after consultation with the Compensation Committee’s independent compensation consultant. In connection with their departures from the Company, neither Mr. Peterman nor Ms. Hedden received severance benefits under the terms of their employment agreements.

Equity Incentive Awards. Treatment of each NEO’s long-term equity incentive awards is also set forth in the applicable award agreements, and described in greater detail under “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination” below.

Retention Agreements. On April 26, 2024, following consultation with the Company’s compensation and legal advisors, the Compensation Committee approved the issuance of retention agreements to certain executive officers of the Company, including Messrs. Bondi and Walther and Ms. Hedden. These retention agreements were issued in order to incentivize the Company’s executive officers to remain with the Company as the Company undergoes the process of reorganizing under new leadership. Under their terms, the retention agreements provide for cash bonuses payable on the first scheduled payroll date following the three, six, nine, and twelve month anniversaries of the effective date (which was May 1, 2024), provided that the executive remains continuously employed through the payment date (and is not within a resignation period as of such date); provided further, that if the executive’s employment is terminated by the Company without cause (as defined in the retention bonus agreements) before all payments thereunder have been made, then the executive will be entitled to receive a pro-rata portion of the bonus, subject to the executive’s timely execution and non-revocation of a release of claims. In addition, as described above, bonus payments under the retention agreements may be subject to clawback in the event that the executive engages in certain detrimental activity. The first vesting event and payout under these retention agreements occurred after our fiscal year end, in August 2024.

Fiscal 2024 Proxy Statement	64

Pursuant to the terms of these retention agreements, Mr. Bondi and Ms. Hedden were each entitled to receive a potential maximum cash bonus of $334,750, and Mr. Walther was entitled to receive a potential maximum cash bonus of $308,750. As a result of her resignation, Ms. Hedden forfeited the unpaid portion of her retention bonus. Mr. Ratigan voluntarily forwent participation in the program. Future award payouts, if any, for participating NEOs will be disclosed in the fiscal 2025 proxy statement, following the program’s completion.
Compensation Committee Report
Our Compensation Committee has furnished the following report. The information contained in this "Compensation Committee Report” is not to be deemed to be "soliciting material” or to be "filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.
Our Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.
Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended July 31, 2024 for filing with the SEC.

COMPENSATION COMMITTEE

Mark Quinlan
Wendi B. Carpenter
Lawrence J. Waldman
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, Messrs. Waldman and Quinlan and Ms. Carpenter served as members of our Compensation Committee. No member of our Compensation Committee (i) is or was, during fiscal 2024, an employee or an officer of Comtech or its subsidiaries, (ii) was previously an officer of Comtech or its subsidiaries or, (iii) has any relationship requiring disclosure as a related person transaction.
During fiscal 2024, no executive officer of Comtech served as a director or a member of the compensation committee of another company whose executive officers served on the compensation committee of Comtech.

Fiscal 2024 Proxy Statement	65

FISCAL 2024 COMPENSATION TABLES
Executive Compensation
The table below provides information concerning the compensation of our NEOs for the fiscal year ended July 31, 2024 and to the extent required by SEC disclosure rules, the fiscal years ended July 31, 2023 and 2022.

Summary Compensation Table - Fiscal 2024
Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($) (2)	Option Awards ($)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

John Ratigan	2024	373,558	—	—	252,500	—	52,108	678,166
Interim	2023	—	—	—	—	—	—	—
Chief Executive Officer	2022	—	—	—	—	—	—	—
Michael A. Bondi	2024	515,000	—	—	901,864	—	22,883	1,439,747
Chief Financial Officer	2023	386,636	—	—	1,005,769	—	20,356	1,412,761
	2022	351,488	—	—	431,357	64,076	17,923	864,844
Maria Hedden	2024	515,000	—	—	830,879	—	13,856	1,359,735
Former Chief Operating	2023	509,250	—	—	771,626	—	18,775	1,299,651
Officer	2022	149,231	—	—	488,900	47,096	5,969	691,196
Donald E. Walther	2024	475,000	—	—	531,284	—	12,505	1,018,789
Chief Legal Officer and	2023	155,289	305,683	—	581,642	—	5,115	1,047,729
Corporate Secretary	2022	—	—	—	—	—	—	—
Jeffery P. Robertson	2024	190,385	—	—	400,000	—	5,385	595,770
President, Terrestrial	2023	—	—	—	—	—	—	—
and Wireless Networks	2022	—	—	—	—	—	—	—
Ken A. Peterman	2024	553,846	—	—	3,964,874	—	9,361	4,528,081
Former President and	2023	692,308	1,000,000	—	3,307,270	—	19,258	5,018,836
Chief Executive Officer	2022	—	—	—	—	—	—	—
(1)As noted in the CD&A, in fiscal 2024, we undertook a program of leadership refreshment and transition resulting in a number of senior leadership changes. Mr. Ratigan joined our Company in November 2023 as our Company’s first CCDO. In the third quarter of fiscal 2024, Ken Peterman was terminated by us for cause and ceased to serve as Chairman, CEO and President and member of the Board, and John Ratigan was appointed Interim CEO. The total 2024 amount reported for Mr. Ratigan includes a monthly cash stipend of $10,000, which was payable to Mr. Ratigan for each month (or portion thereof) during fiscal 2024 in which Mr. Ratigan served as Interim CEO. Mr. Robertson was hired and appointed President of our Terrestrial and Wireless Networks segment in March 2024.
(2)The 2023 bonus amount reported for Mr. Peterman represents a one-time sign-on cash bonus, which Mr. Peterman was required to use to purchase shares of the Company’s common stock in open market transactions pursuant to the terms of his employment agreement. The 2023 bonus amount reported for Mr. Walther represents a relocation incentive bonus pursuant to the terms of his offer of employment.

Fiscal 2024 Proxy Statement	66

FISCAL 2024 COMPENSATION TABLES
(3)The fiscal 2024 amounts represent the aggregate grant date fair value of performance awards and time-vested restricted stock units (“RSUs”), all calculated in accordance with FASB ASC Topic 718. Performance awards granted in fiscal 2024 have a three-year performance period (fiscal 2024 through fiscal 2026), with the number of shares or amount in cash that may be earned based on performance over the full performance period, ranging from 50% of the target at the threshold performance level, to 200% of the target at the maximum performance level. No part of the performance awards will be earned if such performance fails to reach the threshold performance level for at least one of the performance goals. Performance award amounts included for fiscal 2024 are based on target performance, which was the probable level of achievement at the time of grant. For fiscal 2024, the Stock Awards column includes: (i) RSUs as follows: Mr. Ratigan, $200,000 (representing a one-time new hire RSU grant); Mr. Bondi, $289,504; Ms. Hedden, $280,407; Mr. Walther, $165,009; Mr. Robertson, $300,000 (representing a one-time new hire RSU grant); and Mr. Peterman, $1,020,000; (ii) long term performance shares settled in cash (“LTPC”) as follows: Mr. Bondi, $179,118; Ms. Hedden, $173,488; Mr. Walther, $102,088; and Mr. Peterman, $841,392; and (iii) long term performance shares settled in shares (“LTPS”) as follows: Mr. Bondi, $358,242; Ms. Hedden, $346,984; Mr. Walther, $204,187; and Mr. Peterman, $2,103,482. If the performance goals for the three-year performance period were to be achieved at the maximum levels, the grant-date fair value of the LTPC in this column would be as follows: Mr. Bondi, $358,236 (rather than $179,118 at target); Ms. Hedden, $346,976 (rather than $173,488 at target); Mr. Walther, $204,176 (rather than $102,088 at target); and Mr. Peterman, $1,682,784 (rather than $841,392 at target). If the performance goals for the three-year performance period were to be achieved at the maximum levels, the grant-date fair value of the LTPS in this column would be as follows: Mr. Bondi, $716,484 (rather than $358,242 at target); Ms. Hedden, $693,968 (rather than $346,984 at target); Mr. Walther, $408,374 (rather than $204,187 at target); and Mr. Peterman, $4,206,964 (rather than $2,103,482 at target). The amounts reported for fiscal 2024 also include the aggregate grant date fair value of fully vested shares of common stock, granted in recognition of fiscal 2024 performance and in lieu of cash payouts under the fiscal 2024 annual incentive program, as follows: Mr. Ratigan, $52,500; Mr. Bondi, $75,000; Ms. Hedden, $30,000; Mr. Walther, $60,000; and Mr. Robertson, $100,000. For Mr. Ratigan, pro-rated long-term incentive awards that Mr. Ratigan was eligible to receive for fiscal 2024 (with a grant date value of $715,847) were deferred until fiscal 2025 and excluded from this table. In connection with Ms. Hedden and Mr. Peterman’s departures from the Company, such NEOs forfeited their fiscal 2024 equity grants other than Ms. Hedden’s fully vested stock awards granted in lieu of a cash payout under the fiscal 2024 annual incentive program. Assumptions used in the calculation of the amounts reported in this column are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on October 30, 2024. See "Compensation Discussion and Analysis" and the "Table of Grants of Plan-Based Awards - Fiscal 2024." Dividends and dividend equivalents, if declared, accrue as cash amounts on the performance awards and RSUs, and are subject to the same vesting requirements that apply to the underlying awards.
(4)Non-equity incentive plan compensation for each fiscal year was settled at or shortly after fiscal year end upon final approval by the Compensation Committee and subject to the issuance of the Company's annual consolidated audited financial statements. As noted in the CD&A, in recognition of fiscal 2024 and 2023 annual performance, the Compensation Committee approved awards of fully vested shares of common stock, rather than non-equity incentive plan cash payouts under the annual incentive compensation program. Please see footnote (3) for the amounts received in fully vested share awards in recognition of fiscal 2024 annual performance.
(5)See “Details of All Other Compensation” table below. Amounts in this table reflect amounts reported in each individual NEO’s IRS Form W-2 relating to the calendar year that ended during such fiscal year.

Fiscal 2024 Proxy Statement	67

FISCAL 2024 COMPENSATION TABLES

Details of All Other Compensation
Name	401(k) Matching Contribution ($)	Automobile Allowance ($)	Stipend ($)	Total “All Other” Compensation ($)
John Ratigan (1)	12,108	—	40,000	52,108
Michael A. Bondi	16,883	6,000	—	22,883
Maria Hedden	13,856	—	—	13,856
Donald E. Walther	12,505	—	—	12,505
Jeffery P. Robertson	5,385	—	—	5,385
Ken A. Peterman	9,361	—	—	9,361
(1)    Stipend represents the $10,000 amount payable to Mr. Ratigan for each month or portion thereof during which he served as Interim CEO.

	Table of Grants of Plan-Based Awards - Fiscal 2024

		(1) Estimated Future Payouts Under Fiscal 2024 Non-Equity Incentive Plan Awards			(2) Estimated Future Payouts Under Fiscal 2024 Equity Incentive Plan Awards			(3) All other Stock Awards:	(4) Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Shares of Stock or Units Threshold (#)	Shares of Stock or Units Target (#)	Shares of Stock or Units Maximum (#)	Shares of Stock or Units (#)	Value of Stock Awards ($)
John		184,152	263,074	460,380	-	-	-	-	-
Ratigan	6/3/2024	-	-	-	-	-	-	77,822	200,000
	7/31/2024							16,204	52,500
Michael A.		270,375	386,250	675,938	-	-	-	-	-
Bondi	8/11/2023	-	-	-	15,481	30,963	61,926	-	358,242
	8/11/2023	-	-	-	7,741	15,481	30,963	-	179,118
	8/11/2023	-	-	-	-	-	-	30,963	289,504
	7/31/2024	-	-	-	-	-	-	23,149	75,000
Maria		216,300	309,000	540,750	-	-	-	-	-
Hedden	8/11/2023	-	-	-	14,995	29,990	59,980	-	346,984
	8/11/2023	-	-	-	7,497	14,995	29,990	-	173,488
	8/11/2023	-	-	-	-	-	-	29,990	280,407
	7/31/2024	-	-	-	-	-	-	9,260	30,000
Donald E.		166,250	237,500	415,625	-	-	-	-	-
Walther	8/11/2023	-	-	-	8,824	17,648	35,296	-	204,187
	8/11/2023	-	-	-	4,412	8,824	17,648	-	102,088
	8/11/2023	-	-	-	-	-	-	17,648	165,009
	7/31/2024	-	-	-	-	-	-	18,519	60,000
Jeffery P.		98,935	145,492	261,886	-	-	-	-	-
Robertson	6/3/2024	-	-	-	-	-	-	116,732	300,000
	7/31/2024	-	-	-	-	-	-	30,865	100,000
Ken A.		525,000	750,000	1,312,500	-	-	-	-	-
Peterman	8/14/2023	-	-	-	89,663	179,325	358,650	-	2,103,482
	8/14/2023	-	-	-	35,865	71,730	143,460	-	841,392
	8/14/2023	-	-	-	-	-	-	107,595	1,020,000
(1)Our fiscal 2024 non-equity incentive awards were granted under our 2023 Plan. Except for Mr. Robertson, amounts presented as “Threshold” assume all personal goals were achieved, and all financial performance goals were met at the threshold level (i.e., 70% of target) resulting in an ultimate 70% payout. Amounts presented as “Maximum” assume all personal goals were achieved, and all financial performance goals were met at the maximum level (i.e., 115% of target) resulting in an ultimate 175% payout. For Mr. Robertson, amounts presented as “Threshold” assume all personal goals were achieved, and all financial performance goals were met at the threshold level (i.e., 70% of target) resulting in an ultimate 68% payout. Amounts presented as “Maximum” assume all personal goals were achieved, and all financial performance goals were met at the maximum level (i.e., 115% of target) resulting in an ultimate 180% payout.

Fiscal 2024 Proxy Statement	68

FISCAL 2024 COMPENSATION TABLES
(2)Performance awards which would be settled in stock and cash were granted pursuant to our 2000 Plan. Performance awards vest following the conclusion of the three-year fiscal 2024 – fiscal 2026 performance period. The ASC 718 grant date fair value of fiscal 2024 performance awards were as follows: $11.57 and $11.73 per share for awards granted on August 11, 2023 and August 14, 2023, respectively. Amounts presented as “Threshold” assume all performance goals were met at the threshold level (i.e., 85% of Revenue and Adjusted EBITDA targets and 25th percentile for rTSR) resulting in an ultimate 50% payout. Amounts presented as “Maximum” assume all performance goals were met at the maximum level (i.e., 115% of Revenue and Adjusted EBITDA targets and 75th percentile for rTSR) resulting in an ultimate 200% payout. For additional information regarding the performance awards, see Note (3) to the “Summary Compensation Table – Fiscal 2024.” For Mr. Ratigan, the amount excludes long-term incentive awards Mr. Ratigan was eligible to receive for fiscal 2024 (with a grant date value of $715,847) but which were deferred until fiscal 2025.
(3)Amounts reported in this column represent: (i) time-based RSUs granted as part of the annual award and which generally vest at a rate of one-third per year on the first through the third anniversary dates of the grant date, subject to the recipient’s continued service, (ii) one-time new hire RSU grants to each of Messrs. Ratigan and Robertson, subject to vesting at a rate of one-third per year on the first through third anniversary dates of the grant date, subject to the recipient’s continued service, and (iii) in the case of the grants on July 31, 2024, grants of fully vested shares of common stock in recognition of fiscal 2024 annual performance. The grant date fair value of fiscal 2024 awards were as follows: $9.35, $2.57 and $3.24 per share for awards granted on August 11, 2023, June 3, 2024 and July 31, 2024, respectively.
(4)Assumptions used in the calculation of these amounts are discussed in Note 11 to our consolidated audited financial statements for the fiscal year ended July 31, 2024, included in our Annual Report on Form 10-K filed with the SEC on October 30, 2024.

Outstanding Equity Awards at Fiscal Year End – Fiscal 2024

Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock or Other Rights That Have Not Vested ($) (3)
John	6/3/2024	-	-	-	-	77,822	252,143	-	-
Ratigan
Michael A.	8/11/2023	-	-	-	-	30,963	100,320	15,481	50,160
Bondi	8/11/2023	-	-	-	-	-	-	7,741	25,080
	8/12/2022	-	-	-	-	9,685	31,379	7,264	23,534
	8/10/2021	-	-	-	-	6,033	19,547	-	-
	8/4/2020	-	-	-	-	3,620	11,729	-	-
	5/28/2020	4,320	1,080	17.88	5/28/2030	-	-	-	-
	8/9/2019	-	-	-	-	1,082	3,506	-	-
	8/4/2015	10,550	-	28.35	8/4/2025	-	-	-	-
Maria	8/11/2023	-	-	-	-	29,990	97,168	14,995	48,584
Hedden	8/11/2023	-	-	-	-	-	-	7,497	24,292
	8/12/2022	-	-	-	-	7,430	24,073	5,573	18,057
	3/31/2022	-	-	-	-	2,860	9,266	-	-
	3/31/2022	-	-	-	-	25,494	82,601	-	-
Donald E.	8/11/2023	-	-	-	-	17,648	57,180	8,824	28,590
Walther	8/11/2023	-	-	-	-	-	-	4,412	14,295
	4/28/2023	-	-	-	-	28,986	93,915	3,773	12,225
	4/28/2023	-	-	-	-	3,370	10,919	-	-
Jeffery P.	6/3/2024	-	-	-	-	116,732	378,212	-	-
Robertson
(1)Each option vests as to 20% of the underlying shares on each of the first five anniversaries of the grant date. The options granted to Mr. Bondi are subject to accelerated vesting in the event of a change-in-control and certain events outside a change-in-control.

Fiscal 2024 Proxy Statement	69

FISCAL 2024 COMPENSATION TABLES
(2)Except as noted below, time-based restricted stock units (‘RSUs’) granted on or prior to March 31, 2022 vest as to 20% of the shares initially awarded on each of the first five anniversaries of the grant date. Time-based RSUs granted thereafter vest in equal installments on the first three anniversaries of the grant date. Ms. Hedden’s new hire time-based RSU award of 25,494 was scheduled to cliff vest on the fifth anniversary of the date of grant and Mr. Walther’s new hire RSU award of 28,986 is scheduled to cliff vest on the third anniversary of the date of grant, subject to their respective continued service through such dates. Market value of stock awards is based on the closing price of our common stock on July 31, 2024 of $3.24 per share.
(3)The performance awards granted vest over a three-year performance period if pre-established performance goals are attained (including potential attainment in years one and two of the three-year period) and service-based vesting requirements are met. The number of outstanding performance awards included in the above table, and the related payout values, assume achievement of the pre-established goals at a “threshold” level in accordance with SEC disclosure rules. Unless the NEO elected deferral, for each unit earned under the performance award, the NEO will receive one share of Common Stock or cash on the applicable settlement date for such award.

Table of Options Exercised and Stock Vested - Fiscal 2024

Name of Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (2) (3)	Value Realized on Vesting ($) (4)
John Ratigan	-	-	16,204	52,500
Michael A. Bondi	-	-	36,477	197,316
Maria Hedden	-	-	13,542	66,682
Donald E. Walther	-	-	20,204	63,456
Jeffery P. Robertson	-	-	30,865	100,000
Ken A. Peterman	-	-	14,173	120,896
(1)Includes 3,565 LTPS shares for Mr. Bondi from the fiscal 2021 grant that vested and were settled in fiscal 2024.
(2)Includes fully vested shares of common stock acquired on July 31, 2024 upon settlement of non-equity incentive plan compensation for fiscal 2024 as follows: Mr. Ratigan, 16,204; Mr. Bondi, 23,149; Ms. Hedden, 9,260; Mr. Walther, 18,519; and Mr. Robertson, 30,865.
(3)Includes RSUs that vested during fiscal 2024 as follows: Mr. Peterman, 14,173; Mr. Bondi, 9,763; Ms. Hedden, 4,282; and Mr. Walther, 1,685.
(4)Amounts represent the aggregate market value of the award on the date it is fully vested, based on the closing price per share of our common stock on Nasdaq on that date (or the nearest preceding trading date).

Fiscal 2024 Proxy Statement	70

FISCAL 2024 COMPENSATION TABLES
Non-Qualified Deferred Compensation - Fiscal 2024
The following table sets forth information with respect to amounts earned by the NEO, including earnings, in prior years, and for which delivery of the underlying shares is deferred until one-year following the date of grant. All of these share deferrals are settled by issuance and delivery of shares of our common stock.

Name of Executive Officer	NEO Contributions In Last Fiscal Year	Registrant Contributions in Last Fiscal Year ($)	Aggregate (Loss) in Fiscal 2024 ($) (1)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at July 31, 2024 ($)
John Ratigan	-	-	-	-	-
Michael A. Bondi	-	-	(416,854)	(199,883)	-
Maria Hedden	-	-	(318,857)	(154,306)	-
Donald E. Walther	-	-	(91,145)	(43,860)	-
Jeffery P. Robertson	-	-	-	-	-
Ken A. Peterman	-	-	(884,016)	(428,485)	-
(1)The aggregate loss in fiscal 2024 reflect changes in the market value of our common stock during fiscal 2024.
(2)Represents the dollar value of shares of common stock delivered to NEOs upon the settlement of the share units issued in respect of the respective NEO's fiscal 2023 non-equity incentive compensation payments.
Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination

In this section, we describe our commitments, in effect at the end of fiscal 2024, under agreements and plans to provide payments in connection with a change-in-control and in connection with terminations of employment, in each case, occurring on July 31, 2024.
NEO Employment Agreements

Messrs. Ratigan, Peterman, Walther and Robertson and Ms. Hedden were each a party to employment agreements during fiscal 2024, which provided for severance benefits upon certain qualifying terminations of employment. During fiscal 2024, Mr. Bondi was a party to a pre-existing, unmodified change-in-control agreement.
As previously disclosed, Mr. Peterman’s employment was terminated by us for cause during fiscal 2024 and, as a consequence, he was not entitled to receive any severance in connection with his termination of employment. In addition, as noted above, Ms. Hedden voluntarily resigned from the Company following the conclusion of fiscal 2024 and, as a consequence, was not entitled to receive severance under the terms of her employment agreement. Because neither Mr. Peterman nor Ms. Hedden received separation benefits upon their termination, other than required payments of accrued vacation reflected in salaries, reported in the Fiscal 2024 Summary Compensation Table, they are excluded from the table below.

Fiscal 2024 Proxy Statement	71

FISCAL 2024 COMPENSATION TABLES
Employment Agreements

Under the terms of our employment agreements with each of Messrs. Ratigan, Walther and Robertson and, prior to her departure, Ms. Hedden, in the event of such NEO’s termination of employment by us without cause or by the NEO for good reason (each as defined in the applicable employment agreement), the NEO shall be entitled to receive, in addition to any accrued obligations, the following severance payments and benefits, subject to the NEO’s timely execution and non-revocation of a release of claims:

(i)Any unpaid annual bonus in respect of any completed fiscal year that ended prior to the date of such termination, payable at the same time that annual bonuses are paid to other senior executives of the Company;
(ii)Subject to satisfaction of the applicable performance objectives for the fiscal year in which the termination occurs, an amount equal to the annual bonus otherwise payable to the NEO for the fiscal year in which such termination occurred, pro-rated based on the number of days during the fiscal year during which the NEO was employed, and payable at the same time that annual bonuses are paid to other senior executives of the Company;
(iii)An amount equal to one times (1.0x) the NEO’s base salary as of the applicable termination date, with such amount paid in equal quarterly installments on the last day of each fiscal quarter following the termination date; and
(iv)Provided that the NEO timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), up to 12 months of reimbursement for the monthly COBRA premiums paid by the NEO.

In addition to the above, Mr. Robertson’s employment agreement also provides that in the event of Mr. Robertson’s involuntary termination, the Company will pay Mr. Robertson $30,000 towards outplacement services within the first sixty (60) days of Mr. Robertson’s termination of employment.

The employment agreements for Messrs. Ratigan, Walther and Robertson provide for double trigger, rather than single trigger, change-in-control severance payments. In the event that Messrs. Ratigan, Walther and Robertson are terminated without cause by us or terminates his employment for good reason, in each case, during the period beginning 90 days prior to a change-in-control of the Company and ending on the twelve (12) month anniversary of such change-in-control, in lieu of the amount described in clause (iii) above, the NEO will be entitled to receive an amount equal to one and a half times (1.5x) the sum of (x) the NEO’s annual base salary as of the date of such termination, plus (ii) an amount equal to the NEO’s target bonus for the year in which such termination date occurs, with such amount to be paid quarterly in equal installments. In addition, in the event of such a change-in-control termination, all equity incentive awards held by the NEO which are subject to performance-based vesting conditions will vest based on target performance, effective as of the date of the NEO’s termination and will be settled within sixty (60) days following the later of the termination date or the date of the change-in-control (or such other date required by Section 409A of the Code).

In the event that the NEO breaches the non-competition and non-solicitation covenants (each of which are applicable until the one-year anniversary of the NEO’s termination date) or the non-disparagement covenants set forth in their employment agreement, the severance payments described above will immediately terminate.

In the event of the applicable NEO’s termination of employment due to the NEO’s death or disability (as defined in the applicable employment agreement), in addition to any accrued obligations, the executive will be entitled to receive their unpaid annual bonus in respect of any completed fiscal year that has ended prior to the date of such termination, which amount shall be paid at the same time that annual bonuses are paid to other senior executives of the Company.

In the event of the applicable NEO’s termination of employment by the Company for cause (as defined in the applicable employment agreement), as a result of the NEO’s resignation without good reason, or if the NEO’s employment is terminated as a result of the expiration of the term of the employment agreement, then the NEO will not be entitled to receive any severance payments or benefits, other than any accrued obligations.

Fiscal 2024 Proxy Statement	72

FISCAL 2024 COMPENSATION TABLES
Subsequent Event - Mr. Ratigan’s CEO Employment Agreement

As noted above, on October 28, 2024, Mr. Ratigan entered into a new employment agreement with the Company in connection with his appointment to the position of President and CEO. This employment agreement generally provided for the same severance payments and benefits provided under Mr. Ratigan’s prior agreement, except with respect to a bonus payout for the year of termination due to death or disability, the length of certain COBRA benefits and the timing of payments (i.e., a lump sum v. installments). Because this new employment agreement became effective after the end of fiscal 2024, these new terms are not reflected in the calculations set forth in the table below.

Mr. Bondi’s Change-in-Control Agreement

During fiscal 2024, Mr. Bondi continued to be subject to his Tier 1 change-in-control agreement, which he first entered into with the Company in fiscal 2021 and which remains unchanged since that time. Mr. Bondi’s existing change-in-control agreement contains a “double-trigger” clause. In other words, before Mr. Bondi can receive any change-in-control payments, two events must occur: (i) a "change-in-control" (as defined in the 2020 Plan) and (ii) Mr. Bondi is terminated by the Company without “cause” or circumstances arise constituting “good reason” (as those terms are defined in the agreement), in each case, within two years of a change-in-control (or, in certain cases, during the ninety (90) day period prior to such change-in-control). “Good reason” for a termination of employment during this change-in-control period is defined to mean the occurrence, without Mr. Bondi’s written consent, of one of the events specified in the Tier 1 change-in-control agreement, including: the assignment of any duties inconsistent in any material adverse respect with the NEO’s original position, authority or responsibilities or any other material adverse change in such position, authority or responsibilities (including if such NEO ceases to serve in the position held immediately prior to the occurrence of the material adverse change); a material reduction by the Company in either the NEO’s annual base salary in effect immediately prior to the change-in-control, the NEO’s annual incentive or annual equity awards; or the relocation of the principal place of such NEO’s employment to a location more than 50 miles from the location of such NEO’s place of employment on the effective date of the agreement. We believe that providing this improved job security is important in order to retain executives through the disruption of a change-in-control and thereafter. In addition, these provisions are intended to be fair and competitive to aid in attracting and retaining experienced executives in similar roles.

Upon a change-in-control and qualifying termination on July 31, 2024, Mr. Bondi would have received the following payments and other benefits pursuant to the terms of his Tier 1 change-in-control agreement. These payments and benefits are summarized as follows:

•a lump sum in cash, equal to three (3.0x) times the sum of (i) the NEO’s annual base salary in effect immediately prior to the change-in-control (or if greater, the annual base salary in effect immediately prior to the event or circumstances giving rise to a notice of termination) and (ii) an amount equal to the NEO’s target non-equity incentive award opportunity for the fiscal year in which termination of employment occurs;

•health insurance continuation for three (3) years at the Company’s expense;

•with respect to Mr. Bondi’s annual incentive award for the fiscal year in progress at the date of his qualifying termination (as that term is defined) and his annual incentive award for any previously completed year for which a final annual incentive award has not yet been determined, awards will vest as follows:

◦for any award based on pre-set performance goals, such award will be deemed earned and vested based on the level of actual achievement of the performance goals through the earlier of the end of the performance period or the date of the qualifying termination, with no proration for the portion of each applicable performance period during which Mr. Bondi was employed, without negative discretion and without the requirement to base such achievement on audited financial results;

Fiscal 2024 Proxy Statement	73

FISCAL 2024 COMPENSATION TABLES
◦for any discretionary award as of the date of termination, such award will be deemed earned and vested based on a level consistent with the level of annual incentives (as a percentage of base salary) of other executives of comparable rank whose annual incentives are based on pre-set performance goals, but in an amount not less than the pro rata amount of Mr. Bondi’s target non-equity incentive award opportunity for the year of termination, without negative discretion;

◦For purposes of determining these payments, if no annual incentive was established at the time of termination for the fiscal year in progress, the NEO’s annual incentive award opportunity for that year will be identical to the annual incentive award opportunity for the preceding year; and

•Stock options and other equity awards (other than performance-based awards) will become immediately vested and exercisable, and any restrictions on such awards will lapse; performance-based awards will immediately vest at the maximum performance target described in the applicable award agreement.

Mr. Bondi’s Tier 1 change-in-control agreement also stipulates for the following:

•For the period prior to or two (2) years following the 24-month protected period after a change-in-control (subject to automatic two year renewals) (the “extended protection period”), termination of his employment by us not for cause or by Mr. Bondi for "modified good reason" would entitle him to receive the same severance payments and benefits described above for a change-in-control termination, except that (i) Mr. Bondi would receive a lump sum cash severance payment equal to two (2.0x) times (rather than three (3.0x) times) the sum of his base salary and an amount equal to the target non-equity incentive award opportunity for the fiscal year in which the termination occurs, and (ii) his healthcare benefits would continue for two (2) years (rather than three (3) years).

◦As defined in the agreement, “modified good reason” means the occurrence, without Mr. Bondi’s written consent, of either (a) the assignment of duties inconsistent in any material adverse respect with Mr. Bondi’s position, authority, or responsibilities or any other material adverse change in such position, authority, or responsibilities, or his ceasing to serve in the position held immediately prior to the occurrence of the material adverse change; (b) a material reduction by the Company in either Mr. Bondi’s (i) annual base salary (including, after the end of a change-in-control protection period) as in effect immediately prior to a change-in-control), (ii) annual incentive, or (iii) annual equity awards, or (c) the relocation of Mr. Bondi’s principal place of employment to a location more than fifty (50) miles from the location of such place of employment on the effective date of the agreement.

•In the event of Mr. Bondi’s termination by reason of his death or disability (as defined in the agreement), Mr. Bondi’s time-based equity incentive awards will become fully vested as of the date for such termination, and his performance-based equity incentive awards will be treated in accordance with the underlying agreements; provided that any such performance awards granted on or after the effective date of the change-in-control agreement must provide for vesting in the event of death or disability that is no less favorable than the vesting terms applicable to the most recent performance-based equity award granted to Mr. Bondi prior to the effective date of his agreement.

Our change-in-control agreement and employment agreements do not provide for a tax “gross-up” if change-in-control payments were to trigger “golden parachute” excise taxes. In the event that the amounts payable to the individual NEO in connection with a change-in-control are subject to the golden parachute excise tax, the payment to be made to the individual NEO may be reduced if the reduction would provide the individual NEO with a greater net after-tax amount than would be the case if no such reduction took place. If the excise tax is triggered, however, it will be payable by the NEO without reimbursement by the Company.

The Tier 1 change-in-control agreement prohibits Mr. Bondi from competing (as defined) with us for a period of two years after a change-in-control. Mr. Bondi is required to execute and not revoke a release of claims in order to receive payments and benefits under the change-in-control agreement.

Fiscal 2024 Proxy Statement	74

FISCAL 2024 COMPENSATION TABLES

Mr. Bondi is also eligible to participate in our company-wide severance plan which provides U.S. employees, who are terminated by us without cause, with severance payments approximating five weeks of salary for 15 or more years of service, plus, an amount equivalent to accumulated but unvested restricted sick time. Under no circumstance shall the total payment related to our company-wide severance plan exceed more than the value of 26 weeks of the employee's annual salary. Severance payments under the company-wide plan do not include annual incentives such as cash bonuses, non-equity incentive awards or equity-based awards, and the plan does not provide outplacement services.

Mr. Robertson’s Transaction Bonus Opportunity

Separate from the severance benefits described above, under the terms of his employment agreement, Mr. Robertson is eligible to receive a bonus in connection with certain qualifying transactions, including a sale of the Terrestrial and Wireless Networks segment or other change-in-control. This one-time transaction bonus opportunity is designed to reflect Mr. Robertson’s unique and instrumental role in any future change-in-control transaction and was viewed as necessary to induce him to join the Company. The transaction bonus is structured as follows: (1) a single payment of $600,000, payable in cash or RSUs, at our discretion, if we experience a change-in-control other than a change-in-control due to the divestiture of our Terrestrial and Wireless Networks segment within eighteen (18) months from the date of the first management presentation to present such segment for sale; and (2) a lump sum cash payment based on the “net purchase price” (as defined below) of a change-in-control that results from the sale of our Terrestrial and Wireless Networks segment (a “T&W Sale”) that is completed within eighteen (18) months from the date of the first management presentation to present such segment for sale. If the net purchase price for a T&W Sale is at least a $500,000,000, Mr. Robertson is eligible to receive a transaction bonus starting at a rate of 0.4% of the net purchase price, increasing on a sliding scale up to a maximum of 0.6% for a valuation of $900,000,000 or more and capped at a total potential transaction bonus of $5,100,000, where each increase in the applicable percentage shall apply only incrementally. If the net purchase price for a T&W Sale is less than $500,000,000, Mr. Robertson is eligible to receive a minimum transaction bonus of $1,500,000.

For purposes of the transaction bonus, “net purchase price” for a T&W sale means the total amount paid at closing as consideration by the potential acquiror, which consideration may include (i) cash (other than balance sheet cash), (ii) assets, (iii) the aggregate principal amount of securities (including promissory notes), (iv) the principal amount of any loans that are an integral part of such transactions and (v) assumed long-term interest bearing liabilities, calculated on an enterprise value basis. net purchase price does not include (a) any payments made in connection with compensatory arrangements for employment or provision of services or (b) the value of any ongoing commercial or transition service arrangements entered into in connection with a T&W Sale. net purchase price will be calculated net of all fees incurred by us in connection with a T&W Sale, including but not limited to the fees paid to any investment bank, financial advisor or other third party.

Equity Incentive Arrangements

Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the “2000 Plan”)
With respect to equity incentive awards granted under the 2000 Plan, the 2000 Plan generally provides that except as otherwise provided in an award agreement, employment agreement, or other written agreement approved by the Compensation Committee or as otherwise approved by the Compensation Committee, awards granted on or after November 11, 2017, but prior to a change-in-control, will be subject to accelerated vesting in the event that the award holder undergoes an involuntary termination of employment without cause during the two-year period following the change-in-control.

Fiscal 2024 Proxy Statement	75

FISCAL 2024 COMPENSATION TABLES
Our performance-based awards granted in fiscal 2022, 2023 and 2024 provide for accelerated vesting upon death or disability, without proration, with the performance deemed to be the greater of (x) target achievement and (y) actual achievement of the performance goals from the beginning of the full three-year performance period through the end of the fiscal quarter in which death or disability occurred and projected at that level over the remainder of the full three-year performance period. For NEOs without Tier 1 change-in-control agreements, those awards also provide for accelerated vesting in the case of a termination of the executive by us without cause, with the performance deemed to be the actual achievement of the performance goals through the end of the fiscal quarter in which termination occurred (or, in the case of the Fiscal 2024 awards granted to NEOs except Messrs. Ratigan, Bondi and Robertson, the end of the first performance period, if such termination occurs before the end of the first performance period) and projected at that level through the end of the applicable performance period (including the one- and two-year performance periods), but with the earned shares/units pro-rated for the portion of each applicable performance period during which the participant was employed, less any earned shares/units from completed performance periods to avoid double counting. For Mr. Bondi, pursuant to his Tier 1 change-in-control agreement, in the event that Mr. Bondi is terminated by us without cause or terminated by the NEO for "good reason" or "modified good reason," his performance awards settled in shares and or cash will vest at the maximum level of performance, without proration or negative discretion by the Compensation Committee.

For participants who, as of the grant date, have ten or more years of service with the Company, as determined by the Compensation Committee, in its sole discretion (a "Qualified Long-Term Employee"), upon such participant’s voluntary termination of employment for any or no reason prior to the Final Certification Date, the participant will be entitled to receive a number of shares determined based on actual achievement of the performance goals for the full three-year performance period, determined without negative discretion by the Compensation Committee, but pro-rated for the portion of the full three-year performance period the participant was employed. This provision applied to all of Mr. Bondi’s outstanding performance awards.

In the event of certain change-in-control events occurring prior to the final certification date applicable to the LTPS or LTPC award, the performance goal for the full three-year performance period will be deemed satisfied at a level equal to the greater of target and projected actual performance as of the date of such change-in-control, and the resulting number of earned shares/units, less any previously earned shares/units, will be deemed to be earned shares/units and become fully vested as of the change-in-control, unless the Compensation Committee determines prior to the designated “Assumption Deadline” that any performance shares/ units that are not earned shares/units will be honored or assumed, or new awards substituted therefor, by the participant’s employer (or a parent or subsidiary thereof) by the Assumption Deadline and the substitute award meets certain specified criteria (including the requirement that the substitute award be subject to double-trigger vesting in the event of certain qualifying terminations within the two year period following the change-in-control and prior to the final certification date). “Assumption Deadline” refers to the date of the change-in-control (if the Company had at least twenty (20) days of advance notice that the change-in-control was anticipated to occur) or otherwise refers to the date ten (10) business days after the change-in-control date.

With respect to the RSU awards outstanding under the 2000 Plan, for participants who, as of the grant date, have three or more years of service with the Company, as determined by the Compensation Committee in its sole discretion, upon such participant’s termination of employment without cause (other than due to death or disability) the participant will be entitled to receive, in addition to the number of restricted stock units that have already vested prior to such termination of employment, a pro-rated number of unvested restricted stock units based on the number of days elapsed from the vesting date to the date of termination, minus the number of RSUs granted pursuant to the award which were already vested as of immediately prior to such termination of employment or service.

Fiscal 2024 Proxy Statement	76

FISCAL 2024 COMPENSATION TABLES
Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “2023 Plan”)
During fiscal 2024, Messrs. Ratigan and Robertson each received a grant of RSUs under the 2023 Plan. The 2023 Plan generally provides that in the event of a change-in-control (as defined therein) in which the successor company assumes or substitutes for the applicable award, if a participant's employment with such successor company (or the Company) or an affiliate thereof terminates within 24 months following such change-in-control without cause (as defined in the 2023 Plan), the restrictions, limitations and other conditions applicable to RSU and performance awards outstanding as of the date of such termination of employment shall lapse and such awards shall become free of all restrictions, limitations and conditions and become fully vested (with the attainment of the performance goals determined as set forth in the applicable agreement or as otherwise determined by the Compensation Committee).

The RSUs granted under the 2023 Plan generally provide for the same treatment upon a termination of employment as the RSUs granted under the 2000 Plan, except that the RSU award agreements under the 2023 Plan further provide that in the event of a termination of employment or as a result of death or disability (as defined in the agreement), all unvested RSUs will become fully vested as of the date of such termination.

Termination and Change-in-Control Table
The summary table below takes into consideration the circumstances of the event and the additional payments that each NEO would be entitled to under the agreements described above, the 2023 Plan and the 2000 Plan, assuming the event occurred as of July 31, 2024. In accordance with SEC rules, company-wide benefits and plans that are generally available to all salaried employees and are non-discriminatory were insignificant and were excluded from the below table. Amounts shown are calculated without regard to the potential for reduction in order that the executive not incur a golden parachute excise tax. The actual payments and benefits that would be made to each NEO under each circumstance can only be known once a qualifying event occurs. As noted above, Mr. Peterman and Ms. Hedden are excluded from this table due to their separations from the Company.

Termination Scenario (As of July 31, 2024)	J. Ratigan ($)	M. Bondi ($)	D. Walther ($)	J. Robertson ($)
Potential Change-in-Control Payments:

Assuming no Termination (as defined)
Equity award vesting (1)	—	174,436	110,215	—
Transaction bonus (2)	—	—	—	5,100,000

Termination Without Cause or For Good Reason (as defined)
Health insurance continuation (3)	26,010	5,672	39,329	36,112
Equity award vesting (1)	—	549,900	272,228	—
Change-in-control payment (4)	1,241,996	3,072,899	1,218,881	1,101,940
Potential Severance Payments upon Termination (not in connection with a Change-in-Control):
Voluntary Termination by the NEO
Equity award vesting (5)	—	36,729	—	—

Termination Due to Death or Disability
Equity award vesting (1)	252,143	332,989	110,215	378,212

Termination by Us Without Cause or Voluntary Termination Due to Good Reason or Modified Good Reason (as defined and applicable)
Health insurance continuation (3)	26,010	3,781	39,329	36,112
Equity award vesting (1)	—	549,900	18,552	—
Amount payable (4)	847,959	2,171,649	862,631	779,194

Fiscal 2024 Proxy Statement	77

FISCAL 2024 COMPENSATION TABLES
(1)For all NEOs, these amounts represent the aggregate value of stock-based awards as of July 31, 2024 that would become vested as a direct result of a change-in-control or upon an applicable termination. For purposes of this table, it is assumed that outstanding awards were not assumed or substituted upon a change-in-control and, as a consequence, (i) performance awards would generally vest immediately upon a change-in-control at the greater of target or the projected actual level of performance, with (ii) no contractual entitlement to accelerated vesting of time-based RSUs (either upon a change-in-control or subsequent termination). With respect to performance awards, in the event of the NEO’s death or disability, such performance awards will be deemed to be earned at the higher of the target or actual performance level to-date projected through the end of the performance period and without proration. For NEOs other than Mr. Bondi, if such NEO is terminated by us without cause or terminated by the NEO for "good reason" during the period beginning ninety (90) days before and ending on the two (2) year anniversary of the change-in-control, such NEO’s performance awards settled in shares and or cash will vest at target and without proration. In the event that Mr. Bondi is terminated by us without cause or terminated by the NEO for "good reason" or "modified good reason," his performance awards settled in shares and or cash will vest at the maximum level of performance, without proration or negative discretion by the Compensation Committee. Pursuant to the terms of the Tier 1 change-in-control agreement and 2023 Plan, time-based RSUs immediately vest upon termination due to death or disability. Under the 2000 Plan, unvested time-based RSUs are cancelled upon the NEO’s death or disability. Values are based on the closing price of our Common Stock, $3.24, on July 31, 2024.
(2)Mr. Robertson’s employment agreement provides for the payment of a transaction bonus in connection with the consummation of certain qualifying transactions. Such transaction bonus ranges from a minimum of $1,500,000 and a maximum of $5,100,000. The table above assumes the maximum transaction bonus payable to Mr. Robertson. See “Summary and Table of Potential Payments Following a Change-in-Control or Upon Termination – NEO Employment Agreements” above.
(3)For NEOs terminated upon a change-in-control, health insurance continuation amounts are estimates for the maximum period set forth in their applicable agreements based on the current plan in which the executive officer is enrolled and will vary in amount for a given executive officer based on the actual plan and actual costs following termination of employment. For NEOs terminated by us without cause or voluntarily terminated due to “good reason” or “modified good reason,” health insurance continuation amounts are estimates for the maximum period set forth in their applicable agreements.
(4)For Mr. Bondi, the amount represents the sum of his annual base salary and an amount equal to his target non-equity incentive opportunity for the fiscal year in which the termination of employment occurs multiplied by the applicable multiple, as defined in his Tier 1 change-in-control agreement, (ii) for Messrs. Ratigan, Walther and Robertson, the amounts are determined pursuant to such NEO’s employment agreement (as described above), and (iii) as applicable, an estimate of severance payments under the general company-wide plan described above. In the event of an involuntary termination, Mr. Robertson is also eligible to receive $30,000 toward transition outplacement services. Amounts for Messrs. Bondi and Walther also include a prorated amount of their respective retention bonuses earned through July 31, 2024. For purposes of this table, for NEOs other than Mr. Robertson, such amount includes the discretionary non-equity annual incentive award paid to such NEOs in fiscal 2024, to represent value of such NEO’s prorated annual incentive severance benefit.
(5)As Mr. Bondi is a Qualified Long-Term Employee, he would be entitled to receive a number of shares determined based on actual achievement of the performance goals for the full three-year performance period, determined without negative discretion by the Compensation Committee but pro-rated for the portion of the full three-year performance period he was employed. The amounts in the table are estimates based upon actual performance through July 31, 2024. Because the ultimate payout would be based on actual performance determined at the end of the three-year performance period, the actual payout is not determinable as of July 31, 2024. Any earned shares would be distributed to Mr. Bondi within 75 days of the Final Certification Date. No other NEOs were Qualified Long-Term Employees as of July 31, 2024.
CEO Pay Ratio
Presented below is information regarding the ratio of the fiscal 2024 annual total compensation of our CEO as compared to that of our employee compensated at the median level. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

For fiscal 2024:
•We had two individuals serve as CEO. Mr. Peterman served as CEO from August 1, 2023 through March 12, 2024 and Mr. Ratigan served as CEO from March 13, 2024 through the end of our fiscal year 2024. The total annual aggregated compensation for our two CEOs for fiscal 2024 was $4,823,085, which reflects the compensation of both CEOs for the time they served. This amount differs from the aggregated amounts reported for Messrs. Peterman and Ratigan in the Total column of the “Summary Compensation Table - Fiscal Year 2024” due to the pro-ration of Mr. Ratigan’s annual salary and stock awards given Mr. Ratigan joined Comtech as the Company’s Chief Corporate Development Officer in November 2023 and was named Interim CEO effective March 13, 2024.

•Our median employee's annual total compensation that would be reportable in the “Summary Compensation Table - Fiscal Year 2024” was $108,216.

•Based on this information, the ratio of the annual aggregated total compensation of our two CEOs to the annual total compensation of our median employee was approximately 45:1.

Fiscal 2024 Proxy Statement	78

FISCAL 2024 COMPENSATION TABLES
We believe there has been no change to our employee population and compensation arrangements that we believe would result in a significant change to our pay ratio disclosure and therefore we are using the median employee that we identified for fiscal year 2023 as our median employee for fiscal year 2024. We identified our median employee in fiscal 2023 by using base salaries, our consistently applied compensation measure, for all individuals, excluding our CEO, who were employed by us in the United States, Canada and the United Kingdom on a full-time or part-time basis on July 31, 2023. As permitted by applicable rules, we excluded 43 employees, representing less than 5% of the employee base, from this analysis that are located outside of the United States, Canada and the United Kingdom. Our total employee work force in all countries, as of the determination date, was 1,482, of which a combined 1,439 (97.1%) were located in the United States, Canada and the United Kingdom. The jurisdictions and employees excluded are as follows: Australia (9 employees); China (7 employees); France (1 employee); India (6 employees); Russia (17 employees); and Singapore (3 employees).
Pay vs. Performance (“PvP”) Disclosure

In compliance with Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K ("Item 402(v)"), the Company is furnishing the following details concerning the correlation between the “compensation actually paid” by the Company and the financial performance of the Company during the relevant disclosure period, computed in accordance with Item 402(v). “Compensation actually paid” represents a required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the NEO’s realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and performance awards which remain subject to forfeiture if the vesting conditions are not satisfied. Please consult the "Compensation Discussion and Analysis" section in this Proxy Statement for a detailed review of how the Compensation Committee evaluates the compensation of NEOs.
Pay vs. Performance Table (a)

Fiscal Year	Summary Compensation Table ("SCT") Total for CEO Ratigan	SCT Total for CEO Peterman	SCT Total for CEO Porcelain	SCT Total for CEO Kornberg	Compensation Actually Paid ("CAP") to CEO Ratigan(b)(c)	CAP to CEO Peterman (b)(c)	CAP to CEO Porcelain (b)(c)	CAP to CEO Kornberg (b)(c)	Average SCT Total for Non- CEO NEOs	Average CAP to Non-CEO NEOs (b)(c)	Year-End Value of $100 Invested on 7/31/20		Net Income ($mm)	Adj. EBITDA ($mm) (d)
											Comtech (CMTL) TSR	Nasdaq Telecom Index (IXTC) TSR
2024	$678,166	$4,528,081	n/a	n/a	$730,310	($844,512)	n/a	n/a	$1,103,510	$501,973	$21.01	$95.18	($100)	$46
2023	n/a	$5,018,836	$3,786,190	n/a	n/a	$4,431,786	$4,262,568	n/a	$1,096,183	$1,022,529	$65.89	$94.11	($27)	$54
2022	n/a	n/a	$3,406,465	$8,515,624	n/a	n/a	$995,127	$9,690,691	$614,731	$378,243	$74.06	$89.82	($33)	$39
2021	n/a	n/a	n/a	$3,886,838	n/a	n/a	n/a	$5,529,922	$1,057,737	$1,424,421	$155.01	$123.56	($73)	$77
(a)Each executive that has served the Company as CEO during the last four fiscal years is displayed individually in the table above. John Ratigan has served as our CEO since March 13, 2024, following Ken Peterman who served as our CEO from August 10, 2022 to March 12, 2024, preceded by Michael Porcelain, who served as CEO from December 31, 2021, to August 9, 2022, and Fred Kornberg, who served as our CEO from 1976 until December 31, 2021. While Mr. Porcelain served as a non-CEO NEO in FY2021 as a CEO, his individual compensation amounts are not incorporated into the table above for FY2021 since he did not hold the position of CEO during that fiscal year. The amounts for “Average SCT Total for Non-CEO NEOs” and the “Average CAP to Non-CEO NEOs” for fiscal year 2023 were revised from the corresponding amounts reported in the prior year’s proxy statement, which were revised slightly to align with the final disclosed SCT figures. Average Non-CEO NEOs for each year include:
-FY2024: Michael Bondi, Maria Hedden, Don Walther, Jeffery Robertson
-FY2023: Michael Bondi, Maria Hedden, Don Walther, Nancy Stallone
-FY2022: Michael Bondi, Maria Hedden, Nancy Stallone, Yelena Simonyuk

Fiscal 2024 Proxy Statement	79

FISCAL 2024 COMPENSATION TABLES
-FY2021: Michael Bondi, Nancy Stallone, Yelena Simonyuk, Michael Porcelain
(b)Deductions from, and additions to, total compensation in the Summary Compensation Table (“SCT”) by year to calculate Compensation Actually Paid (“CAP”) include:

CAP Reconciliation for Mr. Ratigan	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table (SCT) Total for Mr. Ratigan	$678,166	n/a	n/a	n/a
- Grant date values in SCT	($252,500)	n/a	n/a	n/a
+ Year-end fair value of unvested awards granted in the current year	$252,143	n/a	n/a	n/a
± Change in fair value of unvested awards granted in prior years	n/a	n/a	n/a	n/a
+ Fair values at vest date for awards granted and vested in current year	$52,501	n/a	n/a	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a	n/a
± Forfeitures during current year equal to prior year-end fair value	n/a	n/a	n/a	n/a
Compensation Actually Paid for Mr. Ratigan	$730,310	n/a	n/a	n/a

CAP Reconciliation for Mr. Peterman	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table (SCT) Total for Mr. Peterman	$4,528,081	$5,018,836	n/a	n/a
- Grant date values in SCT	($3,964,874)	($3,307,270)	n/a	n/a
+ Year-end fair value of unvested awards granted in the current year	n/a	$1,407,719	n/a	n/a
± Change in fair value of unvested awards granted in prior years	n/a	n/a	n/a	n/a
+ Fair values at vest date for awards granted and vested in current year	n/a	$1,312,501	n/a	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a	n/a
± Forfeitures during current year equal to prior year-end fair value	($1,407,719)	n/a	n/a	n/a
Compensation Actually Paid for Mr. Peterman	($844,512)	$4,431,786	n/a	n/a

CAP Reconciliation for Mr. Porcelain	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table (SCT) Total for Mr. Porcelain	n/a	$3,786,190	$3,406,465	n/a
- Grant date values in SCT	n/a	n/a	($1,795,656)	n/a
+ Year-end fair value of unvested awards granted in the current year	n/a	n/a	$839,638	n/a
± Change in fair value of unvested awards granted in prior years	n/a	n/a	($1,047,111)	n/a
+ Fair values at vest date for awards granted and vested in current year	n/a	n/a	n/a	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	$476,378	($408,209)	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a	n/a
Compensation Actually Paid for Mr. Porcelain	n/a	$4,262,568	$995,127	n/a

CAP Reconciliation for Mr. Kornberg	FY2024	FY2023	FY2022	FY2021
Summary Compensation Table (SCT) Total for Mr. Kornberg	n/a	n/a	$8,515,624	$3,886,838
- Grant date values in SCT	n/a	n/a	($2,581,455)	($1,260,008)
+ Year-end fair value of unvested awards granted in the current year	n/a	n/a	$256,967	$1,901,342
± Change in fair value of unvested awards granted in prior years	n/a	n/a	n/a	$862,964
+ Fair values at vest date for awards granted and vested in current year	n/a	n/a	$2,274,197	n/a
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	$1,225,358	$138,786
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a	n/a
Compensation Actually Paid for Mr. Kornberg	n/a	n/a	$9,690,691	$5,529,922

Fiscal 2024 Proxy Statement	80

FISCAL 2024 COMPENSATION TABLES

CAP Reconciliation for Non-CEO NEOs	FY2024	FY2023	FY2022	FY2021
Average Summary Compensation Table (SCT) Total for Non-CEO NEOs	$1,103,510	$1,096,183	$614,731	$1,057,737
- Grant date values in SCT	($666,007)	($648,981)	($269,328)	($307,371)
+ Year-end fair value of unvested awards granted in the current year	$249,454	$274,517	$143,857	$463,820
± Change in fair value of unvested awards granted in prior years	($224,196)	($16,405)	($103,433)	$183,728
+ Fair values at vest date for awards granted and vested in current year	$66,252	$338,728	$27,731	n/a
± Change in fair value of prior-year equity awards vested in current year	($27,040)	($21,513)	($35,315)	$26,507
± Change in fair value of prior-year equity awards vested in current year	n/a	n/a	n/a	n/a
Average Compensation Actually Paid for Non-CEO NEOs	$501,973	$1,022,529	$378,243	$1,424,421
(c)The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
-Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/fiscal year end date.
-Strike price is based on each grant date closing price and asset price is based on each vest/fiscal year end closing price.
-Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/fiscal year end date.
-Historical volatility is based on daily price history for each expected life (years) prior to each vest/fiscal year end date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
-Represents annual dividend yield on each vest/fiscal year end date.

(d)Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation expense, amortization of intangibles, amortization of stock-based compensation, amortization of cost to fulfill assets, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), change in fair value of warrants and derivatives, write-off of deferred financing costs, CEO transition costs, impairment of long-lived assets, including goodwill, loss on business divestiture and, in the past, acquisition plan expenses, change in fair value of convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, proxy solicitation costs and strategic alternatives analysis expenses and other. Although closely aligned, our definition of Adjusted EBITDA is different than EBITDA (as such term is defined in our Credit Facility) utilized for financial covenant calculations and also may differ from the definition of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock.
Relationship Between Pay and Performance
The following charts provide a visual comparison of Compensation Actually Paid (“CAP”) to our CEO(s) and the average CAP to our Non-CEO NEOs, as outlined in the Pay vs. Performance Table above. These comparisons are made against select performance measures, including: (1) TSR, (2) net income, and (3) Adjusted EBITDA.

Fiscal 2024 Proxy Statement	81

FISCAL 2024 COMPENSATION TABLES
In the chart below, the total shareholder return for both Comtech and the NASDAQ Telecommunications Index illustrates the cumulative return of a hypothetical $100 investment made on July 31, 2020, including the reinvestment of any dividends.

Fiscal 2024 Proxy Statement	82

FISCAL 2024 COMPENSATION TABLES
Tabular List of Financial Performance Measures Linked to FY2024 Compensation Actually Paid

The most important financial measures used by the Company to link “Compensation Actually Paid” (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance considered, among other items related to the Company’s recently announced strategic transformation:

Adjusted EBITDA
Revenue
Relative TSR vs. S&P 600 Index
Pre-Tax Profit
Free Cash Flow

Fiscal 2024 Proxy Statement	83

FISCAL 2024 COMPENSATION TABLES
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Information Table
The following table sets forth information as of July 31, 2024 regarding our compensation plans and the Common Stock we may issue under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Weighted-average exercise price of outstanding options, warrants and rights, and conversion of stock units, restricted stock units and performance shares (1)	Number of securities remaining available for future issuance under equity compensation plans (2)

Equity compensation plans approved by stockholders	2,215,852	$1.31	2,048,941

Equity compensation plans not approved by stockholders	-	-	-

Total	2,215,852	$1.31	2,048,941
(1)The number reported in this column assumes that long-term performance shares are earned at 200% of the target number of long-term performance shares. See Note (3) to the "Summary Compensation Table - Fiscal 2024." Stock units, restricted stock units and performance shares are convertible into shares of our Common Stock on a one-for-one basis, subject to certain vesting and other requirements, and do not require the payment of an exercise price. As such, for these awards, the weighted average exercise price reflected in the above table assumes a zero exercise price. The weighted average exercise price of stock option awards only was $20.61 as of July 31, 2024.
(2)Includes 248,890 shares available for issuance under the Comtech Telecommunications Corp. Third Amended and Restated 2001 Employee Stock Purchase Plan. That plan permits employees to purchase shares at a discount from fair market value of up to 15% of the market price of our Common Stock at the beginning or end of each calendar quarter. 1,800,051 shares remained available for issuance under the 2023 Equity and Incentive Plan for either stock options, stock appreciation rights (which constitute options, warrants or rights for purposes of this table), restricted stock, restricted stock units, and other full-value awards. For purposes of this table, we assumed maximum achievement for all outstanding three-year performance-based restricted stock unit awards.

Fiscal 2024 Proxy Statement	84

AUDIT COMMITTEE AND OTHER MATTERS
Audit Committee Report
Our Audit Committee has furnished the following report.1
The information contained in the "Audit Committee Report" is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference into such filings.
The Audit Committee assists the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Comtech, the audits of Comtech’s consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as Comtech’s independent auditor, and the performance of Comtech’s internal auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP ("Deloitte"), Comtech’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the Company’s internal control over financial reporting.
In fiscal 2024, the Audit Committee, in fulfilling its responsibilities, among other things:
•reviewed and discussed the audited financial statements contained in the fiscal 2024 Annual Report on SEC Form 10-K (the “Form 10-K”) with Comtech’s management and with Deloitte;
•discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 1301, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board; and
•received written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board Rule 3526, "Communication with Audit Committees Concerning Independence," and discussed with Deloitte its independence from Comtech and its management.

See “Part II - Item 9A. Controls and Procedures” in our Form 10-K for disclosures related to material weaknesses identified, in fiscal 2024, within our control environment and system of internal controls over financial reporting at the control activity level.

The Audit Committee is committed to maintaining a strong internal control environment and the timely remediation of internal control deficiencies. As part of the ongoing refreshment efforts of the Board, effective November 18, 2024, Mr. Hildebrandt was appointed to the Audit Committee. Such change reflects our commitment to enhancing the Audit Committee’s independence and positioning it to effectively oversee our financial reporting and governance practices.

In reliance on the reviews and discussion noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Comtech’s Annual Report on Form 10-K for the fiscal year ended July 31, 2024, for filing with the SEC.

Audit Committee

Lawrence J. Waldman, Chairperson
Judy Chambers
Yacov A. Shamash
1 The Audit Committee Report was furnished by the members of the Audit Committee who participated in the review, discussions and recommendation with respect to the report.

Fiscal 2024 Proxy Statement	85

AUDIT COMMITTEE AND OTHER MATTERS
Certain Relationships and Related Transactions
Policies and Procedures Regarding Related Party Transactions

Our Standards of Business Conduct provide that transactions with related parties, as defined in the Standards of Business Conduct, must be communicated to the Corporate Compliance Officer and, as applicable, the Audit Committee. The Audit Committee's responsibilities involve evaluating related party transactions, including all transactions between the Company and any of its directors, executive officers, family members of directors and executive officers, and companies in which any director, executive officer or family member is known to be employed or is known to be a partner, principal or in a similar position. Although primarily delegated to the Audit Committee, from time to time, all of the disinterested members of the Board may review and evaluate a proposed related party transaction depending on the facts and circumstances of the related party transaction at issue.

In addition, our Corporate Governance Policy and Guidelines adopted by the Nominating and Governance Committee provide that, without the prior approval of a majority of disinterested members of the full Board of Directors and, if required by applicable listing standards, the Audit Committee, the Company will not make significant charitable contributions to organizations in which a director or family member of the director is affiliated, enter into consulting contracts with (or otherwise provide indirect compensation to) a director, or enter into any relationships or transactions (other than service as a director and Board of Directors committee member) between the Company and the director (or any business or nonprofit entity or organization in which the director is a general partner, controlling stockholder, officer, manager, or trustee, or materially financially interested).

When evaluating any related party transaction, the Audit Committee (or disinterested members of the Board of Directors, as applicable) considers, among other matters, the terms of the proposed transaction or arrangement, as compared to the terms that could reasonably be expected to be obtained from an unrelated party, whether there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions, whether the transaction would impair the independence of an otherwise independent director, whether the transaction would create an improper conflict of interest for any director or executive officer of the Company, and whether the proposed transaction or arrangement is in the best interests of the Company and its stockholders, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship
Certain Transactions

Preferred Stock
On December 13, 2023, the Company and Investors entered into an Exchange Agreement with the Strategic Investors, pursuant to which the Company (i) exchanged the outstanding shares of Series A Preferred Stock for Series A-1 Convertible Preferred Stock, par value $0.10 per share (the “Series A-1 Convertible Preferred Stock”), having the same liquidation preference as the outstanding Series A Preferred Stock and (ii) changed certain terms of the Series A Preferred Stock.

On January 22, 2024, the Company and Investors entered into a Subscription and Exchange Agreement with the Strategic Investors, pursuant to which the Company (i) sold 45,000 shares of Series B Convertible Preferred Stock, par value $0.10 per share (the “Series B Convertible Preferred Stock”), for an aggregate purchase price of $45,000,000, (ii) exchanged the outstanding shares of Series A-1 Convertible Preferred Stock for Series B Convertible Preferred Stock having the same liquidation preference as the outstanding Series A-1 Preferred Stock, (iii) issued 5,400 shares of additional Series B Convertible Preferred Stock to the Strategic Investors in lieu of cash for certain expense reimbursements and (iv) changed certain terms of the Series A-1 Convertible Preferred Stock.

Fiscal 2024 Proxy Statement	86

AUDIT COMMITTEE AND OTHER MATTERS
On June 17, 2024, the Company and the Strategic Investors entered into an Exchange Agreement, pursuant to which the Company (i) exchanged the outstanding shares of Series B Convertible Preferred Stock for Series B-1 Convertible Preferred Stock, par value $0.10 per share (the “Series B-1 Convertible Preferred Stock”), having the same liquidation preference as the outstanding Series B Preferred Stock, (ii) issued 5,705.83 shares of additional Series B-1 Convertible Preferred Stock to the Strategic Investors and (iii) changed certain terms of the Series B Convertible Preferred Stock.

On October 17, 2024, the Company and Investors entered into an Exchange Agreement with the Strategic Investors, pursuant to which the Company (i) exchanged the outstanding shares of Series B-1 Convertible Preferred Stock for Series B-2 Convertible Preferred Stock (which we refer to as the outstanding “Preferred Stock” elsewhere in this proxy statement), having the same liquidation preference as the outstanding Series B Preferred Stock, (ii) issued 3,436.53 shares of additional Preferred Stock to the Strategic Investors and (iii) changed certain terms of the Series B-1 Convertible Preferred Stock.

As a result of the transactions described above, as of the Record Date, the Strategic Investors hold 175,263.58 shares of Preferred Stock with an aggregate liquidation preference of $188,702,779. For a more detailed description of the Preferred Stock, please see the Description of Comtech Telecommunication Corp’s Securities attached as exhibit 4(a)(ii) to our Fiscal 2024 Annual Report on Form 10-K, filed with the SEC on October 30, 2024.

In connection with the transactions described above, the Company entered into the Voting Agreements and a Registration Rights Agreement with the Strategic Investors with respect to each series of convertible preferred stock, while such series was outstanding. For more information about the Voting Agreements, please see “Questions and Answers—What are the voting rights of stockholders? How many votes do I have?” elsewhere in this proxy statement.

White Hat, one of the Strategic Investors, is affiliated with Mark Quinlan, who serves on our Board of Directors.

The Subordinated Credit Agreement
On October 17, 2024, the Company entered into a Subordinated Credit Agreement with the existing holders of the Preferred Stock and U.S. Bank Trust Company, National Association, as agent, which provides a subordinated unsecured term loan facility in the aggregate principal amount of $25.0 million (the “Subordinated Credit Facility”). The proceeds of the Subordinated Credit Facility: (i) cured our default on certain financial covenants under the Credit Facility, as discussed above; (ii) provides additional liquidity to us; and (iii) funds our general working capital needs, including support of our strategic transformation initiatives, as discussed below. The Subordinated Credit Agreement is subject to a make-whole amount with respect to certain repayments or prepayments. The Subordinated Credit Agreement contains customary representations, warranties and affirmative and negative covenants.

Cooperation Agreement
On November 17, 2024, the Company entered into the Cooperation Agreement with Fred Kornberg, Michael Porcelain and Oleg Timoshenko (the “Investor Group”). Pursuant to the Cooperation Agreement, the Board appointed Michael J. Hildebrandt to serve on the Board and agreed to nominate and recommend Mr. Hildebrandt for election at the 2024 Annual Meeting. The Board also agreed to appoint Mr. Hildebrandt to the Audit Committee and Nominating and Governance Committee. The Investor Group withdrew its nomination of candidates for election to the Board at the 2024 Annual Meeting and agreed to support the Company’s slate of directors for election at the annual meeting.

Fiscal 2024 Proxy Statement	87

AUDIT COMMITTEE AND OTHER MATTERS
Pursuant to the Cooperation Agreement, the Company and the Investor Group will cooperate to identify an additional candidate to be appointed to the Board at a later date as an independent director (together with Mr. Hildebrandt, the “New Directors”). The Cooperation Agreement further contains customary standstill, non-disparagement and release terms. The Company agreed to reimburse the Investor Group for its documented out-of-pocket fees and expenses, subject to certain limitations, in an amount not to exceed $350,000. The Cooperation Agreement will remain in effect until the termination date, which is 30 days prior to the deadline under the Company’s By-Laws for stockholders to nominate directors for election to the Board at the Fiscal 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). However, the termination date of the Cooperation Agreement will instead be 30 days before the nomination deadline for the Fiscal 2026 Annual Meeting of Stockholders if the Company irrevocably offers to renominate the New Directors for election at the 2025 Annual Meeting.

Fiscal 2024 Proxy Statement	88

PROPOSALS

PROPOSAL NO. 1 – ELECTION OF SEVEN DIRECTORS ♦♦♦ Our Board of Directors unanimously recommends a vote FOR the Election of

Wendi B. Carpenter Bruce T. Crawford Michael J. Hildebrandt Mark R. Quinlan John Ratigan Kenneth Traub Lawrence J. Waldman to our Board of Directors

Background of Proposal No. 1
Upon the recommendation of the Nominating and Governance Committee, the Board nominates and recommends Wendi B. Carpenter, Bruce T. Crawford, Michael J. Hildebrandt, Mark R. Quinlan, John Ratigan, Kenneth Traub and Lawrence J. Waldman to be elected to serve on our Board until the next annual meeting of stockholders and until their successors are duly elected and qualified.
All directors are elected for one-year terms. Assuming the election of the director nominees, following the Annual Meeting, all of our directors will have a term of office that expires at the 2025 Annual Meeting. All directors serve until their successors are duly elected and qualified.

All of the director nominees have consented to being named in this proxy statement and to serve as director if reelected. If a nominee becomes unable or unwilling to accept the nomination or election, the persons designated as proxies will be entitled to vote for any other person designated as a substitute nominee by our Board. We have no reason to believe that any of the Company nominees will be unable to serve.
If you properly execute your proxy card and do not provide voting instructions on Proposal No. 1, your shares will be voted in accordance with our Board’s recommendations. You may mark instructions with respect to any of the nominees in Proposal No. 1. We urge you to vote “FOR” all of the director nominees named under Proposal No. 1.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE COMPANY’S DIRECTOR NOMINEES,
WENDI B. CARPENTER, BRUCE T. CRAWFORD, MICHAEL J. HILDEBRANDT, MARK R. QUINLAN, JOHN RATIGAN, KENNETH TRAUB AND LAWRENCE J. WALDMAN

For biographies and qualifications of our nominees for Director, see – “Stockholders, Directors and Executive Officers”

Fiscal 2024 Proxy Statement	89

PROPOSALS

PROPOSAL NO. 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
♦♦♦
Our Board of Directors unanimously recommends a vote FOR the proposal to approve compensation of our Named Executive Officers.

Background of Proposal No. 2
The Compensation Committee believes that compensation of our executive officers, along with the progressive changes made to our compensation programs, in fiscal 2024 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy.
We are providing stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. Stockholders are being asked to vote on the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Comtech’s executive officers named in the Summary Compensation Table, as disclosed in Comtech’s Proxy Statement dated November 27, 2024 including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.”
Although this proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, as it did throughout fiscal 2024 with respect to the prior year approval vote, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2024 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2024 compensation of our NEOs and any changes implemented in our program for fiscal 2024.
We urge you to read these sections of this Proxy Statement and the related compensation tables closely in determining how to vote on this matter.

If you properly execute your proxy card and do not provide voting instructions on Proposal No. 2, your shares will be voted in accordance with our Board’s recommendations.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Fiscal 2024 Proxy Statement	90

PROPOSALS

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
♦♦♦
Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Background of Proposal No. 3
The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the current fiscal year ending July 31, 2025. If our stockholders do not ratify the selection of Deloitte, it will be reconsidered by our Audit Committee. Representatives of Deloitte are expected to be in attendance at the 2024 Annual Meeting, with the opportunity to make a statement, should they so desire, and to be available to respond to appropriate questions.
Our Audit Committee reviews each service performed by Deloitte on a case-by-case basis before approving all audit or permissible non-audit services. Our Audit Committee has concluded that the non-audit services provided by Deloitte are compatible with maintaining the independent registered public accounting firm’s independence.
Principal Accountant Fees and Services

The following is a summary of the fees billed to us for the fiscal year ended July 31, 2023 and fees billed to or payable by us for professional services rendered for the fiscal year ended July 31, 2024 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

Fee Category	Fiscal 2024 Fees	Fiscal 2023 Fees

Audit fees (1)	$2,203,000	$1,392,000
Audit-related fees	22,000	—
Tax fees (2)	139,000	84,000
All other fees (3)	12,000	12,000
Total fees	$2,376,000	$1,488,000

(1)Audit fees consist of fees for assurance and related services that are reasonably related to the performance of the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees include fees related to the audit of our report on internal control over financial reporting and issuance of consents.
(2)Tax fees consist of fees billed for professional services regarding federal, state and international tax compliance, tax advice and tax planning.
(3)All other fees represent technical accounting subscription fees and other permitted services other than those that meet the criteria above.

If you properly execute your proxy card and do not provide voting instructions on Proposal No. 3, your shares will be voted in accordance with our Board’s recommendations.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE SELECTION OF DELOITTE & TOUCHE LLP

Fiscal 2024 Proxy Statement	91

PROPOSALS

PROPOSAL NO. 4 – APPROVAL OF AN AMENDMENT TO OUR 2023 EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AVAILABLE UNDER THE 2023 PLAN
♦♦♦
Our Board of Directors unanimously recommends voting FOR this proposal to increase the number of shares of our Common Stock issuable under the 2023 Plan.

Background of Proposal No. 4

At the Annual Meeting, stockholders will be asked to approve the Plan Amendment (as defined below), which was approved by the Board of Directors upon the recommendation of the Compensation Committee on November 25, 2024, subject to stockholder approval. The 2023 Plan was originally approved by our stockholders at our Fiscal 2023 Annual Meeting of Stockholders on December 14, 2023. As of November 20, 2024, we estimate 344,827 shares of our Common Stock remain available for future issuances under the 2023 Plan (assuming outstanding performance awards are counted at the maximum vesting level and that time-based RSUs previously authorized by the Board of Directors to certain employees and directors are granted prior to the Fiscal 2024 Annual Meeting of Stockholders).

The Board recommends that our stockholders approve the Plan Amendment in order to increase the number of shares of Common Stock authorized for issuance under the 2023 Plan. Given the limited number of shares that are expected to remain available under the 2023 Plan, management and the Board believe that it is important that the Plan Amendment be approved in order to allow us to continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. The Board believes that the Company has used equity in a reasonable manner under the 2023 Plan and its prior equity plans.

If Stockholders approve the Plan Amendment, it will become effective on the date of our Fiscal 2024 Annual Meeting. If the Plan Amendment is not approved, the 2023 Plan as currently in effect will remain in effect for as long as shares remain available under the 2023 Plan, subject to earlier termination by the Board and the terms of the Plan.

A summary of the material features of the 2023 Plan, as amended by the Plan Amendment, is set forth below. This summary is, however, qualified in its entirety by and subject to the full text of the 2023 Plan and the Plan Amendment, which are attached as Appendices A-1 and A-2, respectively. Capitalized terms which are used in this summary that are not otherwise defined have the respective meanings given to such terms in the 2023 Plan. If our stockholders approve the Plan Amendment, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the additional shares available for issuance under the 2023 Plan.

Proposed Plan Amendment

At the Annual meeting, our stockholders will be asked to approve an amendment to the 2023 Plan to increase the available shares of Common Stock authorized for issuance under the 2023 Plan by 2,195,000 shares of Common Stock (the “Plan Amendment”). After adding the current shares of Common Stock that remained available for future issuances under the 2023 Plan to the additional shares approved by the Plan Amendment (2,195,000 shares), there will be a total of 2,539,827 shares of Common Stock available for future issuance under the 2023 Plan.

Fiscal 2024 Proxy Statement	92

PROPOSALS
Under the original terms of the 2023 Plan, the maximum number of shares of Common Stock authorized for issuance was equal to (i) 1,600,000 shares, plus (ii) any shares of Common Stock available for awards under the 2000 Plan as of the effective date of the 2023 Plan. If the Plan Amendment is approved, the maximum number of shares of Common Stock authorized to be issued under the 2023 Plan will increase by 2,195,000 shares.
Equity Grant Practices
Outstanding Equity Awards
As of November 20, 2024, there will be 2,910,957 full value awards (that is, awards other than stock options and stock appreciation rights, and with performance-based awards counted assuming the maximum vesting level) issued and outstanding and 141,190 stock options outstanding under the 2023 Plan. As of that date, the weighted average exercise price of our outstanding stock options was $20.61, and the weighted average remaining contractual term for the outstanding stock options was 4.25 years. As noted above, as of November 20, 2024, 344,827 shares of Common Stock remained available for issuance under the 2023 Plan (assuming outstanding performance awards are counted at the maximum vesting level and that time-based RSUs previously authorized by the Board of Directors to certain employees and directors are granted prior to the Fiscal 2024 Annual Meeting of Stockholders).

Dilution
Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2024 was 3.3%, including 440,563 fully vested share units and other stock-based awards granted in lieu of non-equity incentive cash compensation. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of November 20, 2024, our overhang was 8.7%. As of November 20, 2024, the 2,195,000 shares being requested pursuant to the Plan Amendment would bring our aggregate overhang to approximately 14.6%. Overhang percentages are based on approximately 29.1 million shares of Common Stock outstanding as of November 20, 2024.

Burn Rate
Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. The Company’s burn rate for the past three fiscal years has been as follows:

		Full Value Awards
		Restricted	Performance		Weighted Average
Fiscal Year	Options Granted	Stock/Restricted Stock Units Granted	Shares Earned*	Options + Full Value Awards*	Number of Ordinary Shares Outstanding	Burn Rate
2024	—	908,048	117,948	1,025,996	28,799,000	3.6%
2023	—	505,668	138,930	644,598	28,002,000	2.3%
2022	—	331,143	84,409	415,552	26,506,000	1.6%

Our three-year average Burn Rate, calculated on a fiscal year basis, is 2.5%.

Fiscal 2024 Proxy Statement	93

PROPOSALS
Other Information

*Performance share awards in the table above are shown based on the number of shares earned. The Company granted 344,455, 383,270 and 94,888 performance share awards at target in fiscal 2024, 2023 and 2022, respectively.

*For each of fiscal 2024, 2023 and 2022, the Company issued 440,563, 595,890 and 265,962, respectively, of both fully vested share units and other stock-based awards to certain employees in lieu of annual non-equity incentive compensation which are excluded from the table above.
Certain Features of the 2023 Plan
The following features of the 2023 Plan are designed to reinforce the alignment between the equity compensation arrangements awarded pursuant to the 2023 Plan and our stockholders’ interests:

•Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2023 Plan as described below and the Plan Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the Award Agreement or otherwise;

•No discounting of stock options or stock appreciation rights;

•No repricing or replacement of underwater stock options or stock appreciation rights without stockholder approval;

•No dividend equivalents on stock options or stock appreciation rights;

•No dividends or dividend equivalents paid on unearned awards;

•Prohibition of the recycling of shares which were not issued or delivered upon the net settlement or net exercise of an option or stock appreciation right or used to pay the purchase price or taxes with respect to an award, as well as shares repurchased by the Company on the open market with the proceeds of an option exercise;

•Annual non-employee director compensation limit, which cannot be amended without stockholder approval; and

•No liberal definition of “change in control.”
Purposes of the 2023 Plan
Equity-based compensation is a significant component of our compensation program and the 2023 Plan is intended to serve the following purposes:

•Align the interests of the Company’s stockholders and recipients of awards under the 2023 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•Advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•Motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2023 Plan, the Company may grant:

•Non-qualified stock options;

•Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);

Fiscal 2024 Proxy Statement	94

PROPOSALS

•Stock appreciation rights (“SARs”);

•Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and

•Performance awards.
Description of the 2023 Plan
The following description is qualified in its entirety by reference to the full text of the 2023 Plan and the Plan Amendment, which are attached as Appendices A-1 and A-2, respectively, and incorporated into this Proxy Statement by reference.

Administration
The 2023 Plan will be administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq stock market or such other principal exchange on which the Common Stock is then traded. Notwithstanding the above, the “Committee” will mean the Board (or a designated subcommittee of the Board) with respect to awards granted to non-employee directors.

Subject to the express provisions of the 2023 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2023 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2023 Plan and to decide questions of interpretation or application of any provision of the 2023 Plan. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding awards lapse, (3) all or a portion of any performance period applicable to any outstanding awards lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2023 Plan to the Board, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Available Shares
Subject to adjustments for changes in capitalization in accordance with the terms of the 2023 Plan, the number of shares of Common Stock available under the 2023 Plan, other than substitute awards granted in connection with a corporate transaction, was initially equal to the sum of (i) 1,600,000 shares plus (ii) any shares of Common Stock that were available for awards under the 2000 Plan as of the effective date of the 2023 Plan. If the Plan Amendment is approved by the stockholders, the maximum number of shares of Common Stock authorized for issuance under the 2023 Plan will increase by 2,195,000 shares. This amount is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. On the Record Date, the closing sales price per share of Common Stock as reported on the Nasdaq stock market was $3.03.

Fiscal 2024 Proxy Statement	95

PROPOSALS
To the extent that shares of Common Stock subject to an outstanding award granted under the 2023 Plan or the 2000 Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2023 Plan; provided, however, that shares of Common Stock subject to an award under the 2023 Plan or the 2000 Plan will not again be available for issuance under the 2023 Plan if such shares are (i) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (iii) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Change in Control
Unless otherwise provided in an award agreement or a participant’s effective employment, change in control, severance or other similar agreement in effect on the date of grant of the applicable award, in the event of a change in control of the Company in which the successor company assumes or substitutes for the applicable award, if a participant’s employment with such successor company (or the Company) or an affiliate thereof terminates within 24 months following such change in control without cause or under circumstances specified in the award agreement, then: (i) options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 36 months (but in no event beyond the regularly-scheduled term of such award); and (ii) the restrictions, limitations and other conditions applicable to performance awards or Stock Awards outstanding as of the date of such termination of employment will lapse and such awards will become fully vested (with the attainment of the performance goals determined as set forth in the award agreement or as otherwise determined by the Plan Committee).

Subject to the terms of the applicable award agreement, in the event of a change in control in which the awards are not effectively assumed or substituted as described above, then the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash, other property and shares.

Under the terms of the 2023 Plan, a change in control is generally defined as (i) certain acquisitions of 30% or more of the combined voting power of the Company’s then-outstanding securities, (ii) certain changes in the composition of a majority our Board over a 24-month period; provided, however, that the entry into the Cooperation Agreement and the appointment of directors in connection with such agreement, will not be considered changes in the composition of the Board for the purpose of this definition, (iii) the consummation of certain mergers or consolidations of the Company with any other corporation, or (iv) the approval by the Company’s stockholders of a plan of complete liquidation of the Company or the consummation of certain sales or dispositions by the Company of all or substantially all of the Company’s assets.

Fiscal 2024 Proxy Statement	96

PROPOSALS
No Repricing
The Plan Committee may not, without the approval of stockholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions.

Clawback of Awards and Detrimental Activity
The awards granted under the 2023 Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

In addition, the 2023 Plan provides that unless otherwise determined by the Plan Committee at grant, each award will provide that in the event a participant engages in certain detrimental activities prior to, or during the one-year period following, the later of such participant’s termination of employment or service or any vesting of the award, then the Plan Committee may direct (at any time within one year thereafter) that all options and SARs (whether or not vested) and all unvested awards will be immediately forfeited to the Company and that the participant will pay over to the Company an amount equal to the gain realized at the time of exercise or vesting of any awards that were vested during such one-year period.

Effective Date, Termination and Amendment
The 2023 Plan became effective as of December 14, 2023 and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after December 14, 2033, unless earlier terminated by the Board. The Board may amend the 2023 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the Nasdaq stock market, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit or the prohibition on repricing of stock options and SARs without stockholder approval under the 2023 Plan or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility
Participants in the 2023 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. As of November 20, 2024, approximately 1,298 employees, 276 consultants and 8 non-employee directors would be eligible to participate in the 2023 Plan, if selected for participation by the Plan Committee.

Non-Employee Director Compensation Limit
Under the terms of the 2023 Plan, the aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $500,000. The non-employee director compensation limit under the 2023 Plan will not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.

Fiscal 2024 Proxy Statement	97

PROPOSALS
Minimum Vesting Conditions
Notwithstanding any other provision of the 2023 Plan to the contrary, awards granted under the 2023 Plan (other than cash-based awards) will vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) additional awards the Plan Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2023 Plan (subject to adjustment under the corporate capitalization provisions under the 2023 Plan). The foregoing restriction does not apply to the Plan Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.

Stock Options and SARs
The 2023 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than 5 years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

No free-standing SAR shall be exercised later than 10 years after its date of grant, and no SAR granted in tandem with an option (a “tandem SAR”) shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Common Stock subject to such option or SAR.

Stock Awards
The 2023 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Fiscal 2024 Proxy Statement	98

PROPOSALS
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Common Stock; provided, however, that any divided or other distribution paid with respect to shares of Common Stock, including a regular cash dividend, will be deposited by the Company and will be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Common Stock, cash or a combination thereof; and (2) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to restricted stock units that are subject to vesting conditions will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a stockholder of the Company.

The Plan Committee may also grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock. Any distribution, dividend or dividend equivalents with respect to such Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards
The 2023 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting and other restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance awards which are settled in cash and are granted with a performance period of one year are designated the “annual incentive awards.” Performance awards which are settled in cash must be subject to at least one performance measure (as described below).

Fiscal 2024 Proxy Statement	99

PROPOSALS
Performance Measures
Under the 2023 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the 2023 Plan: the attainment by a share of Common Stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed herein.

Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of one or more other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

New Plan Benefit
The number of stock options or other forms of award that will be granted in the future under the 2023 Plan is not currently determinable. Information regarding awards granted in fiscal 2024 under the 2023 Plan to the Named Executive Officers is provided in the “Summary Compensation Table – Fiscal 2024” and the “Table of Grants of Plan-Based Awards – Fiscal 2024.” Information regarding awards granted in 2024 under the 2023 Plan to non-employee directors is provided in the “Table of Director Compensation for Fiscal 2024.”

Fiscal 2024 Proxy Statement	100

PROPOSALS
Historical Equity Awards Table
The following table sets forth the number of shares subject to awards granted over the lifetime of the 2023 Plan to the individuals and groups as indicated as of November 20, 2024.

Name and Position	Stock Options	Restricted Stock	Restricted Stock Units	Performance Shares(1)	Common Stock Units
John Ratigan, Chief Executive Officer	—	—	241,519	531,560	16,204
Michael Bondi, Chief Financial Officer	—	—	53,266	106,532	23,149
Donald Walther, Chief Legal Officer and Corporate Secretary	—	—	47,838	95,676	18,519
Jeffery Robertson, President, Terrestrial and Wireless Networks Segment	—	—	131,452	29,438	30,865
Maria Hedden, Former Chief Operating Officer	—	—	—	—	9,260
Ken Peterman, Former Chairman, President and CEO	—	—	—	—	—
Executive Group (5 persons)	—	—	508,471	831,998	107,256
Non-Executive Director Group (7 persons)	—	26,234	162,168	—	—
Non-Executive Officer Employee Group (407 persons)	—	—	230,392	200,380	324,047

(1) Assumes the maximum level of achievement and payout (200%) for performance-based awards.

No awards have been granted under the 2023 Plan over its lifetime to the following categories of persons: (i) our nominees for election as a director other than our current non-employee directors; (ii) any associates of our non-employee directors, executive officers or nominees; or (iii) any other person who received or who is to receive 5% of such options, warrants or rights.

Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Fiscal 2024 Proxy Statement	101

PROPOSALS
Stock Options
A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company (or, if applicable, the affiliated employer) will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs
A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards
A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to restrictions constituting a substantive risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or, if applicable, the affiliated employer) as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Fiscal 2024 Proxy Statement	102

PROPOSALS
A participant who receives shares of Common Stock that are not subject to any restrictions under the 2023 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Performance Awards
A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or, if applicable, the affiliated employer) will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT TO THE COMTECH TELECOMMUNICATIONS CORP. 2023 EQUITY AND INCENTIVE PLAN
Additional Information

A copy of our 2024 Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement to stockholders entitled to notice of and to vote at the Annual Meeting. Our annual report to stockholders is not incorporated into this Proxy Statement and will not be deemed to be solicitation material.

Our Internet website is www.comtech.com, and we make available on our website, free of charge, our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those filings. Our 2024 Annual Report on Form 10-K is also available in print to stockholders free of charge upon request. Such requests should be addressed to Comtech Telecommunications Corp., Attention: Corporate Secretary, 305 N 54th Street, Chandler, AZ 85226.

We also make announcements regarding company developments and financial and operating performance through our blog, Signals, at www.comtech.com/signals. We use our website to disseminate other material information to our investors (on the Home Page and in the “Investors” section). Among other things, we post on our website our press releases and information about our public conference calls and webcasts (including the scheduled dates, times and the methods by which investors and others can listen to those calls and webcasts), and we make available for replay webcasts of those calls and other presentations for a limited time.

We use social media channels to communicate with customers and the public about our Company, our products, services and other issues, and we use social media and the Internet to communicate with investors, including information about our stockholder meetings. Information and updates about our 2024 Annual Meeting have been and will continue to be posted on our website at www.comtech.com in the "Investors" section. The reference to our website address, blog or any other website does not constitute incorporation by reference of any other information contained therein into this Proxy Statement.
Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. Under this practice, unless we have received contrary instructions from a stockholder, we satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to the address of those stockholders. Each stockholder who participates in householding will continue to receive a separate proxy card. This procedure reduces our printing costs, postage fees, and environmental footprint.

Fiscal 2024 Proxy Statement	103

If you are currently receiving multiple copies of our proxy solicitation materials, and wish to participate in householding for future annual meetings, or are currently participating in householding and wish to receive separate copies of the proxy materials for the 2024 Annual Meeting or future annual meetings, then please contact the Corporate Secretary of the Company by writing to 305 N 54th Street, Chandler, AZ 85226 or calling (480) 333-2200.

We will promptly deliver separate copies of the proxy materials for the 2024 Annual Meeting upon receiving your request. Stockholders who hold their shares in street name should contact their broker, bank or other nominee regarding combined mailings.

Fiscal 2024 Proxy Statement	104

Forward-Looking Statements

Certain information in this proxy statement contains, and oral statements made by our representatives from time to time (including at the Annual Meeting) may contain forward-looking statements. Forward-looking statements can be identified by words such as: "anticipate," "believe," "continue," "could," "estimate," "expect," "future," "goal," "outlook," "intend," "likely," "may," "plan," "potential," "predict," "project," "seek," "should," "strategy," "target," "will," "would," and similar references to future periods. Forward-looking statements include, among others, statements regarding our expectations for the strategic alternatives process regarding our Terrestrial and Wireless Networks segment, our expectations for further portfolio-shaping opportunities, our expectations for other operational initiatives, the intended use of proceeds from the amended Credit Facility and new subordinated term loan facility, our expectations for completing further financing initiatives, our future performance and financial condition, our plans to address our ability to continue as a going concern, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the outcome and effectiveness of the aforementioned strategic alternatives process regarding our Terrestrial and Wireless Networks segment, further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; our ability to access capital and liquidity so that we are able to continue as a going concern; our ability to implement changes in our executive leadership; the possibility that the expected synergies and benefits from our strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from, and uncertainties regarding, future actions that may be taken by activist stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies and our ability to scale opportunities and deliver solutions to current and prospective customers; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facilities; risks associated with our large contracts; risks associated with supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission ("SEC"). However, these risks are not the only risks that we face. Additional risks and uncertainties, not currently known to us or that do not currently appear to be material, may also materially adversely affect our business, financial condition and/or operating results in the future. We describe risks and uncertainties that could cause actual results and events to differ materially in the "Risk Factors" (Part I, Item 1A), "Management’s Discussion and Analysis of Financial Condition and Results of Operations" (Part II, Item 7) and "Quantitative and Qualitative Disclosures about Market Risk" (Part II, Item 7A) in our Annual Report on Form 10-K filed with the SEC on October 30, 2024. We do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

Fiscal 2024 Proxy Statement	105

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Website references and links to other materials are for convenience only, and the content and information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.
Other Business and Information

A complete list of stockholders entitled to vote at the 2024 Annual Meeting will be available for inspection during ordinary business hours beginning January 2, 2025, at the Company’s headquarters located at 305 N 54th Street, Chandler, AZ 85226. The list will also be available electronically on the meeting website during the live webcast of the Annual Meeting.
Costs of the Solicitation

Proxies may be solicited by mail, email, fax, telephone, telegram, and personally by directors, officers and other employees of Comtech who will not receive incremental pay as a result of any potential solicitation. The Company has also engaged Innisfree M&A Incorporated (“Innisfree”) to assist it in connection with soliciting proxies and has agreed to pay Innisfree a solicitation fee of $30,000, plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities relating to or arising out of the engagement.

The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities. The cost of soliciting proxies will be borne by the Company.
Stockholder Proposals and Director Nominations for the Fiscal 2025 Annual Meeting

Eligible stockholders wishing to have a proposal for action by the stockholders at the Fiscal 2025 Annual Meeting included in our proxy statement pursuant to Rule 14a-8 of the SEC’s proxy rules must submit such proposal at the principal offices of Comtech, and such proposal must be received by us not later than July 30, 2025. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to Comtech Telecommunications Corp., Attention: Corporate Secretary, 305 N 54th Street, Chandler, AZ 85226.

Under our By-Laws, a stockholder nomination for election to our Board of Directors may not be made at the 2025 Annual Meeting unless notice (including all information required under Article II, Section 8 of our By- Laws) is delivered in person or mailed to Comtech and received by us not earlier than September 15, 2025 or later than October 15, 2025; provided, however, that if the 2025 Annual Meeting is not held within 30 days before or after the anniversary date of the 2024 Annual Meeting, such notice must be received not more than 90 days prior to the 2025 Annual Meeting or less than 60 days prior to the 2025 Annual Meeting.

Fiscal 2024 Proxy Statement	106

In addition, a stockholder proposal (other than a nomination for election to our Board of Directors or a stockholder proposal that may be made pursuant to Rule 14a-8) may not be made at the 2025 Annual Meeting unless notice thereof (including all information required under Article II, Section 9 of our By-Laws) is delivered in person or mailed to Comtech and received by us not earlier than October 15, 2025 or later than November 14, 2025; provided, however, that if the 2025 Annual Meeting is not held within 30 days before or after the anniversary date of the 2024 Annual Meeting, such notice must be received not more than 90 days prior to the 2025 Annual Meeting or less than 60 days prior to the 2025 Annual Meeting.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2024 Annual Meeting, which for purposes of the Fiscal 2025 Annual Meeting, is no later than November 14, 2025. However, if the date of the Fiscal 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the Fiscal 2025 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the Fiscal 2025 Annual Meeting of Stockholders is first made by the Company.

Participants in the Solicitation

Under applicable regulations of the SEC, the Company, our directors and certain of our executive officers are “participants” in connection with this proxy solicitation on behalf of the Board of Directors related to the matters to be considered at the 2024 Annual Meeting. For more information about our directors and executive officers, please see their biographical information and professional qualifications beginning on page 23 of this Proxy Statement.

Fiscal 2024 Proxy Statement	107

Appendix A-1
COMTECH TELECOMMUNICATIONS CORP.
2023 EQUITY AND INCENTIVE PLAN

I. INTRODUCTION
1.1    Purposes. The purposes of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2    Certain Definitions.
"Affiliate" shall mean each of the following: (i) any Subsidiary; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iii) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Board” shall mean the Board of Directors of the Company.
"Board Measurement Period” shall have the meaning set forth in Section 5.8(c)(2).
"Cause" shall mean, with respect to a participant's termination of service: (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a participant's commission of a fraud or a felony in connection with his or her duties as an employee of the Company or an Affiliate, willful misconduct or any act of disloyalty, dishonesty, fraud, breach of trust or confidentiality as to the Company or an Affiliate or any other act which is intended to cause or may reasonably be expected to cause economic or reputational injury to the Company or an Affiliate; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. Notwithstanding the foregoing, in the case of a participant who is a Non-Employee Director, "cause" shall mean an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
“Change in Control” shall have the meaning set forth in Section 5.8(c).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded; provided, however, the “Committee” shall mean the Board (or a designated subcommittee of the Board) with respect to awards granted to Non-Employee Directors; provided, further, that the Board may, in its discretion, serve as the Committee under the Plan.
“Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Comtech Telecommunications Corp., a corporation organized under the laws of the State of Delaware, or any successor thereto.
“Detrimental Activity” shall mean (i) the disclosure to anyone outside the Company or its affiliates, or the use in any manner other than in the furtherance of the Company's or its affiliate's business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its affiliates, acquired by a participant prior to the participant's termination of employment or service; (ii) activity while employed by, or otherwise providing services to, the Company or its affiliates that results, or if known could result, in the participant's termination of employment or service for Cause; (iii) any attempt, directly or indirectly, to solicit, induce or hire (or the identification for solicitation, inducement or hire of) any non-clerical employee of the Company or its affiliates to be employed by, or to perform services for, the participant or any person or entity with which the participant is associated (including, but not limited to, due to the participant's employment by, consultancy for, directorship with, equity interest in, or creditor relationship with such person or entity) or any person or entity from which the participant receives direct or indirect compensation or fees as a result of such solicitation, inducement or hire (or the identification for solicitation, inducement or hire) without, in all cases, written authorization from the Company; (iv) any attempt, directly or indirectly, to solicit in a competitive manner any current or prospective customer of the Company or its Affiliates with whom participant had material contact during participant’s employment with the Company or its Affiliates or about whom participant had confidential information as a result of participant’s employment with the Company or its Affiliates, in each case without prior written authorization from the Company; (v) the participant's Disparagement, or inducement of others to do so, of the Company or its affiliates or their past and present officers, directors, employees or products; (vi) without written authorization from the Company, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company or its affiliates, or which organization or business, or the rendering of services to such organization or business, is otherwise prejudicial to or in conflict with the interests of the Company or its affiliates, (vii) breach of any material agreement between the participant and the Company or an affiliate (including, without limitation, any employment agreement or non-competition or non-solicitation agreement), or (viii) a violation of the Company’s Standards of Business Conduct as adopted by the Company from time to time and as in effect on the date the award is granted. Unless otherwise determined by the Committee at grant, Detrimental Activity shall not be deemed to occur after the end of the one-year period following the participant’s termination of employment or service. Section (iv) above shall not apply (A) to any participant whose primary work location is in the state of California as set forth in in the Company’s records; and (B) to any customer or prospective customer with whom a participant had a prior business relationship to the extent the participant’s primary work location is in the state of New York as set forth in the Company’s records. For purposes of subsections (i), (iii), (iv) and (vi) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the participant with such authorization, provided that in the case of the Chief Executive Officer and the General Counsel of the Company, the Board shall have authority to provide the participant with written authorization to engage in the activities contemplated by subsections (i), (iii), (iv) and (vi) above and no other person shall have authority to provide the participant with such authorization.
“Disparagement” shall, subject to Section 5.17, mean making comments or statements to the press, the Company's or its affiliates' employees, consultants or any individual or entity with whom the Company or its affiliates has a business relationship which would adversely affect in any manner: the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects), or the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that the Company may in its discretion use the closing transaction price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding. If the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.
“Family Member” shall mean “family member” as defined in Section A1(a)(5) of the general instructions of Form S-8.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.
“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated effective as of December 15, 2022, and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.
“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.
“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.
“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.
“Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation, as amended, and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, that this limit shall not apply to distributions of previously deferred compensation under a deferred compensation plan maintained by the Company or compensation received by the director in his or her capacity as an executive officer or employee of the Company.
1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall be available for all awards under this Plan, other than Substitute Awards, shall equal the sum of (i) 3,795,000 shares of Common Stock and (ii) the number of shares of Common Stock available under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated effective as of December 15, 2022, as of the effective date of the Plan. Subject to adjustment as provided in Section 5.7, no more than 1,600,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.
To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

    The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
1.6     Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 1.5 (subject to adjustment under Section 5.7); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
    Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) any other method designated by the Committee or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
2.4    No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5    No Dividend Equivalents.    Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4    Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
IV. PERFORMANCE AWARDS
4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards, including cash incentive awards, to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee. Performance Awards which are settled in cash and are granted with a Performance Period of one year shall be designated as “Annual Incentive Awards.” Performance Awards which are settled in cash must also be subject to at least one Performance Measure.
(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
V. GENERAL
5.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2024 annual meeting of stockholders and, if approved by the Company’s stockholders, shall become effective as of the date on which the Plan was approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is issued by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability.
(a)    No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by this Section 5.4 or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by this Section 5.4, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
(b)    Notwithstanding the foregoing, the Committee may in its sole discretion permit awards (other than Incentive Stock Options) to be transferred by the holder, without consideration, subject to such rules as the Committee may adopt, to (i) any person who is a Family Member of the holder; (ii) a trust solely for the benefit of the holder or the holder’s Family Members; (iii) a partnership or limited liability company whose only partners or members are the holder and the holder’s Family Members and where such persons hold more than 50 percent of the voting interests; or (iv) any other transferee as may be approved either (A) by the Board or the Committee, or (B) as provided in the applicable Agreement (each transferee described in clause (i), (ii), (iii) or (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the holder provides the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the holder in writing that such transfer would comply with the requirements of the Plan; and provided, further, an award that is “nonqualified deferred compensation” subject to Section 409A of the Code shall not be transferred more than 30 days prior to the date such award is settled.
(c)    The terms of any award transferred in accordance with Section 5.4(b) shall apply to the Permitted Transferee, and any reference in the Plan or in any applicable Agreement to the “Participant,” “Grantee,” or similar terms shall be deemed to refer to the Permitted Transferee (including, but not limited to, the ability to exercise an award, if applicable), except that (i) no Permitted Transferee shall be entitled to transfer any award, other than by will or the laws of descent and distribution; (ii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the holder under the Plan or otherwise; (iii) the consequences of the termination of the holder under the terms of the Plan and the applicable Agreement shall continue to apply with respect to the transferred award, including, without limitation, that a Stock Option or SAR shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Agreement; and (iv) any non-competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Agreement or other agreement between the holder and the Company or any Affiliate shall continue to apply to the holder and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred award, including, without limitation, any forfeiture provisions as may be set forth in the Plan or the applicable Agreement and the terms of any recoupment or clawback policy of the Company as may be in effect from time to time.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) any other method designated by the Committee or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8    Change in Control.
(a)    Assumption or Substitution of Certain Awards. Unless otherwise provided in an Agreement or a participant's effective employment, change in control, severance or other similar agreement in effect on the date of grant of the appliable award, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for the applicable award, if a participant's employment with such successor company (or the Company) or an Affiliate thereof terminates within 24 months following such Change in Control (or such other period set forth in the Agreement, including prior thereto if applicable) without cause or under the circumstances specified in the Agreement: (i) options and SARs outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 36 months (or the period of time set forth in the applicable Agreement, but in no event beyond the end of the regularly scheduled term of such options or SARs) and (ii) the restrictions, limitations and other conditions applicable to Performance Awards or Stock Awards outstanding as of the date of such termination of employment shall lapse and such Awards shall become free of all restrictions, limitations and conditions and become fully vested (with the attainment of the performance goals determined as set forth in the Agreement or as otherwise determined by the Committee). For the purposes of this Section, an award shall be considered assumed or substituted for, if following the Change in Control the award confers the right to purchase or receive, for each share of Common Stock subject to the award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an award, for each share of Common Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee (as in effect prior to the Change in Control) in its sole discretion and its determination shall be conclusive and binding.

(b)    Awards Not Assumed or Substituted. Subject to the terms of the applicable Agreements, in the event of a “Change in Control” in which the awards are not effectively assumed or substituted in accordance with Section 5.8(a), the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(1); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash or other property pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
(c)    For purposes of this Plan, a “Change in Control” shall be deemed to have occurred:
(1) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;
(2) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (1), (3), or (4) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or
(4) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale;
provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Affiliate or affect in any manner the right of the Company or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.
5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.15    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Affiliates operates or has employees.
5.16    Detrimental Activity. Unless otherwise determined by the Committee at grant, each Award shall provide that in the event the participant engages in Detrimental Activity prior to, or during the one year period following, the later of the participant’s termination of employment or service or any vesting of the Award, the Committee may direct (at any time within one year thereafter) that all Options and SARs (whether or not vested) and all unvested Awards shall be immediately forfeited to the Company and that the participant shall pay over to the Company an amount equal to the gain realized at the time of exercise or vesting of any Awards that were exercised or vested during such one-year period.
5.17    Protected Rights. Nothing contained in this Plan is intended to limit the participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
5.18    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Common Stock is listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

Appendix A-2

AMENDMENT TO THE COMTECH TELECOMMUNICATIONS CORP. 2023 EQUITY AND INCENTIVE PLAN

WHEREAS, Comtech Telecommunications Corp. (the “Company”) has previously adopted the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “Plan”) which was approved by stockholders effective as of December 14, 2023 at the Company’s Fiscal 2023 Annual Meeting of Stockholders; and

WHEREAS, the Company wishes to amend the Plan to increase the number of shares of common stock of the Company, par value $0.10 per share, available for issuance under the Plan by 2,195,000; and

NOW, THEREFORE, the Plan shall be amended, effective as of the date on which the stockholders approve such amendment at the Company’s Fiscal 2024 Annual Meeting of Stockholders, as follows:

1.The first sentence of Section 1.5 is deleted and replaced with the following:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall be available for all awards under this Plan, other than Substitute Awards, shall equal the sum of (i) 3,795,000 shares of Common Stock and (ii) the number of shares of Common Stock available under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended and restated effective as of December 15, 2022, as of the effective date of the Plan.

2.Except as modified herein, the remaining terms of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned officer of the Company, acting pursuant to the authority granted to him by the Board of Directors of the Company, has executed this instrument on this 27 day of November, 2024.

COMTECH TELECOMMUNICATIONS CORP.

By:
Name: Donald E. Walther
Title: Chief Legal Officer and Corporate Secretary

Proxy Card